Exhibit 10.1

EXECUTION VERSION

AMENDED & RESTATED REAL ESTATE SALE AGREEMENT

TABLE OF CONTENTS

1. PURCHASE AND SALE	2

2. PURCHASE PRICE	4

2.1 Earnest Money	5
2.2 Cash Consideration at Closing	6
2.3 Purchaser Holdco Class A Units at Closing	6
2.4 Assumed Debt	6
2.5 Pro Rata Share	8
2.6 No Excluded Assets	8
2.7 Property Allocation	11

3. EVIDENCE OF TITLE	11

3.1 Title Insurance	11
3.2 Survey	15

4. CLOSING	15

4.1 Closing Date	15
4.2 Seller’s Closing Deliveries	15
4.3 Purchaser’s Closing Deliveries	18
4.4 Closing Prorations and Adjustments	20
4.5 Transaction Costs	24
4.6 Possession	25

5. CASUALTY LOSS AND CONDEMNATION	25

5.1 Notice	25
5.2 Casualty and Condemnation Proceeds	25

6. BROKERAGE	26

7. DEFAULT AND REMEDIES; FAILURE OF CONDITIONS TO CLOSING	26

7.1 Sellers’ Pre-Closing Default; Failure to Satisfy Purchaser Closing Conditions	26
7.2 Purchaser’s Pre-Closing Defaults; Failure to Satisfy Sellers’ Closing Conditions	27
7.3 Purchaser’s Pre-Closing Knowledge	28
7.4 Post-Closing Remedies	29

8. DILIGENCE; CONDITIONS PRECEDENT	30

8.1 Diligence and Inspection	30
8.2 Conditions to Closing	31
8.3 Additional Provisions Regarding Assumed Debt and Replacement Debt	34

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9. REPRESENTATIONS AND WARRANTIES	34

9.1 Sellers’ Representations and Warranties	34
9.2 Seller’s Knowledge	41
9.3 Survival of Sellers’ Representations and Warranties	41
9.4 Purchaser’s Representations and Warranties	42
9.5 Survival of Purchaser’s Representations and Warranties	44
9.6 Purchaser’s Additional Representations and Warranties	44

10. AS-IS; REAL ESTATE TAXES	46

10.1 AS-IS CONDITION	46
10.2 NO ADDITIONAL REPRESENTATIONS	46
10.3 RELEASE	48
10.4 Pending Litigation Indemnification	49
10.5 Real Estate Taxes.	50

11. INDEMNIFICATION; LIMITATION OF LIABILITY	54

11.1 Indemnification; Limitation of Liability	54
11.2 No Personal Liability of Sellers’ Directors and Employees	55
11.3 Cooperation of Sellers	56

12. OPERATION OF THE PROPERTY; SELLER’S COVENANTS	56

12.1 Ordinary Course of Business	56
12.2 Service Contracts	57
12.3 Property Insurance	57
12.4 Debt Assumption	57
12.5 Ground Leases	58
12.6 Litigation	58
12.7 Management Contracts	58
12.8 Replacement Franchise Agreements	58
12.9 Immediate Repairs	59
12.10 Television & Internet Service Contracts	59
12.11 Reliance Letters	59

13. PURCHASER’S COVENANTS	59

13.1 Replacement Franchise Agreements	59
13.2 Ground Lessor Consents	60
13.3 Television & Internet Service Contracts	60
13.4 Liquor Licenses	60
13.5 Debt Assumption	61
13.6 Other Debt Matters	62
13.7 Property Management	62

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14. MISCELLANEOUS	63

14.1 Indemnification Claims	63
14.2 Entire Agreement	63
14.3 Assignment	63
14.4 No Modification	64
14.5 Time of the Essence	64
14.6 Governing Law	64
14.7 Notice	64
14.8 Waiver of Trial by Jury	65
14.9 Confidentiality	65
14.10 Guest Baggage	66
14.11 Access to Property Files	66
14.12 No Memorandum of Agreement	66
14.13 No Finance Contingency	67
14.14 Counterpart Signatures	67
14.15 Designation of Escrowee as Reporting Person	67
14.16 Business Days	67
14.17 Signatures	67
14.18 Legal Representation	67
14.19 Prevailing Party Attorneys’ Fees	68
14.20 State-Specific Provisions	68
14.21 Further Assurances	72
14.22 Material Defaults	72
14.23 BP Oil Spill Settlement	72
14.24 Recitals	72

EXHIBITS AND SCHEDULES

Schedule 1A – Sellers and Properties

Schedule 1B – Purchaser and Properties

Schedule 2 – Purchase Price Allocation

Schedule 3 – Existing Mortgage and Mezzanine Financing

Schedule 4 – Loan Documents

Schedule 5 – Seller’s Knowledge Parties

Schedule 5A – Purchaser’s Knowledge Parties

Schedule 6 – Arbitration Procedures

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Schedule 7 – [Reserved]

Schedule 8 – Excluded Hotel Assets

Schedule 9 – Agreed PIP Allocations

Exhibits A-1 – A-126 – Legal Descriptions

Exhibits B-1 – B-35 – Deeds

Exhibit C – Form of Assignment and Assumption of Ground Lease

Exhibit D – Form of Supplemental Agreement

Exhibit E-1 – Form of Purchaser Holdco Operating Agreement

Exhibit E-2 – Form of Bad Boy Guaranty

Exhibit E-3 – Form of Mandatory Redemption Guaranty

Exhibit E-4 – Form of Environmental Indemnity Agreement

Exhibit E-5 – Form of Cash Management Agreement

Exhibit F – Earnest Money Escrow Instructions

Exhibit G-1 – Form of Title Affidavit

Exhibit G-2 – Form of Non-Imputation Affidavit

Exhibit H – Form of Bill of Sale

Exhibit I – Form of Tenant Notice Letter

Exhibit J –	Form of Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts

Exhibit K – Form of Assignment and Assumption of Intangibles

Exhibit L – Form of FIRPTA Certificate

Exhibit M – Management Contract Termination

Exhibit N – Ground Leases

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Exhibit O – Form of Interim Beverage Service Agreement

Exhibit P – Whitehall Guarantees

Exhibit Q – Go Forward Notice

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INDEX OF DEFINED TERMS

Page
Act	66
Action	65
Adjuster	9
Agreement	1
Allocated Amount	5
Allocated Loan Amount	10
Allocated Purchase Price	5
Appraiser	9
Assumable Service Contracts	3
Assumed Debt	6
Business Day	65
Cash Consideration	4
Cash Management Bank	18
Casualty	24
Casualty/Condemnation Threshold	9
Change of Control	61
Changeover Event	59
Claim	14
Class A Holders	4
Closing	14
Closing Date	14
Closing Statement	15
Code	36
Competitor	41
Condemnation	24
Cure	12
Debt Assumption	6
Decision	65
Deed	15
Designated Representations	27
Disclosure Letter	32
Disclosure Statement	66
Dispute	64
Division	68
DTPA	41
Due Diligence Materials	28
Earnest Money	5
Earnest Money Escrow Instructions	5
Effective Date	1
Eligible Institution	19

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Embargoed Person	43
Encumbered Hotel Assets	6
Environmental Condition	37
Environmental Laws	36
ERISA	40
Escrowee	5
Excluded Hotel Asset	4
Existing Surveys	14
FF&E	2
Final Allocation	10
Financial Statements	38
First Pool Assets	1
First Pool Offset Amount	48
First Pool Overage	49
First Pool Overage Threshold	50
First Pool Purchaser Holdco	4
First Pool Purchaser Holdco Operating Agreement	4
First Pool Real Estate Taxes	49
First Pool Underage	49
First Pool Underage Threshold	50
Franchise Agreements	34
Ground Lease Assignment	15
Ground Leases	35
Ground Lessor	23
Ground Lessor Consents	23
Guest Ledger Account	20
Hazardous Materials	45
Hazardous Substances	45
Hilton	41
Hotel Asset	3
Hotel Taxes	19
Hotels	2
Hyatt	41
IHG	41
Improvements	2
Indemnitors	7
Intangible Property	3
Inventory	3
Leases	2
Lender	23
Lien	12
Liquor Inventory	3
Liquor Licenses	58
Liquor Operations	3
Loan Documents	6
Losses	29

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Management Contracts	30
Marriott	41
Material Contract	34
Maximum First Pool Offset Amount	49
Maximum Second Pool Offset Amount	51
Natural Hazard Area	66
Natural Hazard Expert	66
NJ Bulk Sales Tax Escrowee	68
NJ Claim	68
NJ Deficiency	68
NJ Tax Escrow	68
NLRB	38
Objectionable Title Matter	13
OFAC List	37
Original Agreement	1
Original Purchaser	1
Owner’s Policies	11
Pending Litigation	47
Permits	34
Permitted Assignee	61
Permitted Exceptions	11
Personal Property	2
Portfolio Material Adverse Effect	14
Pro Rata Share	7
Property	3
Property Material Adverse Effect	13
Property Representations	27
Purchase Price	4
Purchaser	1
Purchaser Closing Condition Remedies	26
Purchaser Closing Conditions	29
Purchaser Holdco	4
Purchaser Holdco Class A Units	4
Purchaser Holdco Operating Agreement	4
Purchaser Indemnified Person	47
Purchaser Notice Date	27
Purchaser Parent	18
Purchaser REIT	18
Purchaser’s Casualty/Condemnation Notice	8
Purchaser’s Consultants	64
Purchaser’s Period	22
Real Estate Taxes	48
Real Property	1
Replacement Debt	7
Replacement Franchise Agreements	23
Report	66

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Required Cure Matters	12
Reservation Deposit	3
Reservations	3
Restored	9
Retained Baggage	64
Second Pool Assets	1
Second Pool Offset Amount	50
Second Pool Overage	51
Second Pool Overage Threshold	51
Second Pool Purchaser Holdco	4
Second Pool Purchaser Holdco Operating Agreement	4
Second Pool Real Estate Taxes	51
Second Pool Underage	51
Second Pool Underage Threshold	51
Section 1542	66
Seller	1
Seller Closing Conditions	30
Seller Loan Guarantors	59
Seller Released Parties	46
Seller’s Knowledge	39
Sellers’ Notice	1
Sellers’ Period	22
Service Contracts	2
Special Members	18
Supplemental Agreement	7
Tax Appeals	22
Tax Consultant	48
Tax Notification	68
Television & Internet Service Contracts	15
Tenants	2
Title Commitments	10
Title Insurer	10
Unapplied First Pool Underage	49
Unapplied Second Pool Underage	51
Union	39
Updated Survey	14
Updated Title Commitments	10
WARN Act	60
WARN Act Obligations	60
Whitehall	7
Whitehall Guarantees	7

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AMENDED & RESTATED REAL ESTATE SALE AGREEMENT

THIS AMENDED & RESTATED REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 11th day of November, 2014 (the “Restatement Date”), by and between the sellers listed on Schedule 1A attached hereto (each, a “Seller” and collectively, “Sellers”), American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (“Original Purchaser”), and each of the purchasers listed on Schedule 1B attached hereto (together with Original Purchaser, individually or collectively as the context may require, “Purchaser”).

RECITALS

A. WHEREAS, each Seller is the owner of fee or ground leasehold interests in the parcel or parcels of real estate (each such parcel, other than those that constitute Excluded Hotel Assets, a “Real Property” and collectively, the “Real Properties”) on which one hundred and twenty-six (126) Hotels and other Improvements incidental thereto are located, which such Hotels owned by each Seller are set forth opposite its name on Schedule 1A and which parcels of Real Property are each more particularly described in attached Exhibits A-1 through A-126 (the Real Properties described in Exhibits A-1 through A-106, other than those that constitute Excluded Hotel Assets, the “First Pool Assets”, and the Real Properties described in Exhibits A-107 through A-126, other than those that constitute Excluded Hotel Assets, the “Second Pool Assets”); and

B. WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Property, each in accordance with and subject to the terms and conditions set forth in this Agreement; and

C. WHEREAS, on May 23, 2014 (the “Effective Date”), Sellers and Original Purchaser entered into that certain Real Estate Sale Agreement, which Real Estate Sale Agreement was amended by that certain First Amendment to Real Estate Sale Agreement dated June 9, 2014, further amended by that certain Second Amendment to Real Estate Sale Agreement dated July 21, 2014 and supplemented by those letter agreements dated (i) July 11, 2014, (ii) August 4, 2014, (iii) August 14, 2014, (iv) August 22, 2014, (v) September 12, 2014, (vi) October 14, 2014, and (vii) October 30, 2014 (such Real Estate Sale Agreement, as so amended and supplemented, the “Original Agreement”); and

D. WHEREAS, immediately prior to the execution of this Agreement, Purchaser has elected to exclude the Excluded Hotel Assets (as defined herein) from the sale transaction described herein pursuant to the Original Agreement; and

E. WHEREAS, Sellers and Purchaser now desire to amend and restate the Original Agreement to reflect all previous amendments and supplements thereto (other than the letter agreement regarding financial statements, dated as of September 18, 2014, which shall not be considered part of the Original Agreement), the foregoing exclusion of the Excluded Hotel Assets and the additional amendments to the Original Agreement as have been agreed between Sellers and Purchaser, in each case as set forth in this Agreement; and

F. WHEREAS, on November 7, 2014, Sellers delivered to Purchaser a written notice purporting to terminate the Original Agreement (the “Sellers’ Notice”), and pursuant to the terms of this Agreement, Sellers have withdrawn the Sellers’ Notice, and Sellers and Purchaser have agreed that the Sellers’ Notice has been withdrawn as if it were never issued and the Original Agreement was not terminated.

NOW, THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers agree to amend, restate and supersede in its entirety the Original Agreement as follows:

1. PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Sellers and Sellers shall sell to Purchaser the Real Properties, together with: (i) all buildings and improvements owned by Sellers and located on the Real Properties (the “Improvements”, and the portions thereof comprising the hotel(s) on each individual Real Property, are collectively referred to as the “Hotels”) and any and all of Sellers’ rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) all of Sellers’ right, title and interest, if any, in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Real Properties or any of them, and any other rights-of-way, strips and gores of land to the extent such land is appurtenant to any of the Real Properties; (iii) all of Sellers’ right, title and interest in and to the leases, licenses, occupancy agreements and other agreements demising space in or providing for the use or occupancy of the Real Properties or any part thereof described in the Disclosure Letter (the “Leases”; provided, however, that the Leases shall not include arrangements or agreements providing for the transient use of guest rooms, banquet rooms, conference rooms or similar facilities by any Hotel’s guests or patrons), and all refundable deposits, security or otherwise, made by tenants or other users or occupants of the Improvements or the Real Properties under the Leases (collectively, “Tenants”; provided, however, that the Tenants shall not include transient users of guest rooms, banquet rooms, conference rooms or similar facilities at any Hotel); (iv) any and all machinery, equipment, appliances, tools, furniture, furnishings, fittings, fixtures and other articles of durable personal property of every kind and nature, including all spare parts and reserve stock, which are owned or leased by or for the account of Sellers and are physically located at the Hotels and used in the operation of any Hotel, including, without limitation, and subject to depletion and replacement in the ordinary course of business and not in violation of the express provisions hereof: (A) office furniture and equipment, (B) room furnishings, (C) art work and other decorative items, (D) televisions, radios, VCRs and other consumer electronic equipment, (E) telecommunications equipment (other than the systems and/or software that are owned or provided by the franchisors in connection with the operation of the Hotels, and used at the Hotels subject to the terms of the applicable Franchise Agreements), (F) computer equipment (other than computer equipment owned or provided by franchisors in connection with the operation of the Hotels, and is used at the Hotels subject to the terms of the applicable Franchise Agreements), (G) automobiles, vans, trucks, machinery and other vehicles, (H) blankets, pillows, linens, towels, sheets and other bed clothing, (I) kitchen appliances, cookware and other cooking utensils and (J) all keys, access cards, combinations to locks and other security devices or other incidents of ownership; but excluding the personal property, in each case, owned by Hotel tenants, concessionaires or other third parties, or Hotel guests (collectively, “FF&E”), Inventory and other tangible property (collectively, the “Personal Property”) owned by Sellers, located on any of the Real Properties or the Improvements or used solely in connection with the Real Properties and/or the Improvements; (v) except as otherwise provided herein, all right, title and interest of Sellers under any and all of the maintenance, service, advertising, utility, television, internet and other like contracts and agreements with respect to the ownership and operation of the Property set forth in the Disclosure Letter (the “Service Contracts”); all if and to the extent transferable without third-party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (collectively, the “Assumable Service Contracts”; provided that Assumable Service Contracts shall not include any Franchise Agreements, Leases, Ground Leases, Television & Internet Service Contracts or Management Contracts); (vi) all of Sellers’ right, title and interest in and to all intangible personal property relating to any of the Real Properties and the Improvements (including, without limitation, all permits, licenses and approvals; warranties, indemnities, claims and guarantees with respect to work performed at the Real Properties and the Improvements; architectural drawings, plans and specifications, surveys and as-built drawings for the Real Properties and the Improvements; engineering reports; advertising material, telephone exchange numbers; the Guest Ledger Accounts; intellectual property used in or held for use in the operation of the Hotels, but excluding any employee training manuals or employee benefit manuals in use at the Hotels that are the property of franchisors or managers and excluding all service marks, copyrights, trade names, trademarks, symbols, logos, and all other intellectual property rights, marks or characteristics associated with a brand name of franchisors or managers; reservations, commitments and other agreements for the use of guest rooms, conference rooms, dining rooms or other facilities in any Hotel (collectively, the “Reservations”; and each deposit or advance payment received by any Seller in connection with any Reservation, a “Reservation Deposit”), excluding, however, appraisals, internal valuations and projections, attorney-client communications and other reports, records and files that customarily would be considered confidential or privileged; all if and to the extent transferable without third-party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (collectively, the “Intangible Property”); (vii) all of Sellers’ right, title and interest in and to (A) all retail goods physically located at the Property and held by or on behalf of any Seller for sale to Hotel guests and others (excluding food and beverages served on-site at any Hotel), (B) the stock of supplies and other consumables physically located at the Property and used in the operation and maintenance of the Hotels in the ordinary course of business, and (C) all liquor, wine, beer and other alcoholic beverages physically located at the Property and held for sale to Hotel guests and others or otherwise used in the operation of any Hotel, in each case, by or on behalf of Seller, including, without limitation, the contents of any in-room servi-bars and mini-bars (“Liquor Inventory”), but excluding the Liquor Inventory if applicable alcoholic beverage control laws require a separate sale and transfer of the sale and/or service of any Liquor Inventory (such sale and service is referred to herein as “Liquor Operations”) (collectively, the “Inventory”); and (viii) all of Sellers’ rights, title and interest in and to all books and records and files related to operation of the Real Properties to the extent in their possession or under their control, including, but not limited to plans, specifications, drawings, blueprints, surveys and environmental reports; excluding, however, appraisals, internal valuations and projections, attorney-client communications and other reports, records and files that customarily would be considered confidential or privileged, the Improvements and/or the other items listed in items (i) through (vii) above (items (i) through (viii) above, together with the Real Properties, are collectively referred to in this Agreement as the “Property”). For the avoidance of doubt, all of the foregoing expressly excludes all property owned by Tenants of the Real Properties, guests of the Hotels, and franchisors or managers of the Hotels. As used herein, the term “Hotel Asset” means a particular Hotel, together with all portions of the Property exclusively related or incidental thereto or exclusively used in or held for use in the operation thereof. For the avoidance of doubt the Property shall not include, and Sellers shall not convey to Purchaser, any real property, improvements, leases, personal property, intangible property, inventory or other assets or property of any kind comprising of or related to the hotels listed on Schedule 8 hereto (each, an “Excluded Hotel Asset”), unless and until an applicable Excluded Hotel Asset is substituted for a Hotel Asset in accordance with the express terms of Section 2.6 hereof.

2. PURCHASE PRICE. The total consideration to be paid by Purchaser to or on behalf of Sellers for the Property is $1,808,113,685.00 (subject to adjustment pursuant to the terms hereof), consisting of (i) $1,384,498,749.00 in cash (the “Cash Consideration”), (ii) $347,298,021.00 in Class A Units in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (“First Pool Purchaser Holdco”), the indirect owner of 100% of the beneficial and ownership interests in the applicable Purchasers that will hold record title to the First Pool Assets after Closing, which such units shall be issued pursuant to that certain Limited Liability Company Agreement of entered into at the Closing (in the form attached hereto as Exhibit E-1) (the “First Pool Purchaser Holdco Operating Agreement”), (iii) $76,317,185.00 in Class A Units in ARC Hospitality Portfolio II Holdco, LLC, a Delaware limited liability company (“Second Pool Purchaser Holdco” and, collectively with First Pool Purchaser Holdco, “Purchaser Holdco”), the indirect owner of 100% of the beneficial and ownership interests in the applicable Purchasers that will hold record title to the Second Pool Assets after Closing, which such units shall be issued pursuant to that certain Limited Liability Company Agreement of Second Pool Purchaser Holdco entered into at the Closing (in the form attached hereto as Exhibit E-1) (the “Second Pool Purchaser Holdco Operating Agreement” and, collectively with the First Pool Purchaser Holdco Operating Agreement, the “Purchaser Holdco Operating Agreement”), which units, subject to certain adjustments, will entitle the direct or indirect equity holders in Sellers identified by Sellers prior to Closing (the “Class A Holders”) to receive, in the aggregate, a monthly distribution equal to 7.50% per annum for the first 18 months following Closing and 8.00% per annum thereafter, in each case, on the outstanding balance of such units as further described in the Purchaser Holdco Operating Agreement (such units the “Purchaser Holdco Class A Units”, and together with the Cash Consideration, the “Purchase Price”). Each individual entity comprising Purchaser shall be jointly and severally liable to Sellers for the payment in full of the Purchase Price and the performance of the obligations of any Purchaser hereunder. Subject to adjustment as set forth herein, the aggregate Purchaser Holdco Class A Units issued shall be $423,615,206.00. In the event that the ratio of (a) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of First Pool Purchaser Holdco or any of its subsidiaries, to (b) the Purchase Price for the First Pool Assets exceeds 62.50%, then the dollar amount of such excess shall (1) increase the Cash Consideration payable to the First Pool Sellers on a dollar-for-dollar basis and (2) decrease the amount of the Purchaser Holdco Class A Units distributed in respect of the First Pool Assets on the same dollar-for-dollar basis (with such decrease allocated amongst such Purchaser Holdco Class A Units on a pro-rata basis). In the event that the ratio of (x) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of Second Pool Purchaser Holdco or any of its subsidiaries, to (y) the Purchase Price for the Second Pool Assets exceeds 62.50%, then the dollar amount of such excess shall (A) increase the Cash Consideration payable to the Second Pool Sellers on a dollar-for-dollar basis and (B) decrease the amount of the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on the same dollar-for-dollar basis (with such decrease allocated amongst such Purchaser Holdco Class A Units on a pro-rata basis). In the event that Purchaser and its affiliates have each used their respective diligent efforts during the period between the Effective Date and the Closing to raise the required equity investment to fund the Cash Consideration but have been unable to raise an aggregate amount sufficient to fund such amount, then the dollar amount of such shortfall, but in any event an amount no greater than $23,481,995.00, shall, at the request of Purchaser, (I) decrease the Cash Consideration payable to the Second Pool Sellers on a dollar-for-dollar basis and (II) increase the amount of the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on the same dollar-for-dollar basis (with such increase allocated amongst the Purchaser Holdco Class A Units distributed in respect of the Second Pool Assets on a pro-rata basis) (for the avoidance of doubt, the inability of Purchaser or its affiliates to raise any capital shall not excuse any of Purchaser’s obligations under this Agreement). A portion of the Purchase Price (including the Purchaser Holdco Class A Units) shall be allocated to each of the Real Properties (and the other Property related to such Real Property) as mutually agreed to by Seller and Purchaser as set forth on Schedule 2, including a separate designation of the Purchaser Holdco Class A Units allocated to each Real Property, which separate designation shall serve as the “Allocated Amount” for such Hotel Asset in the Purchaser Holdco Operating Agreement, which allocations are based on Purchaser’s independent valuation of the Property (with respect to each Real Property, such allocation, the “Allocated Purchase Price”), and the sum of all Allocated Purchase Prices equals the Purchase Price. Any adjustment to the Purchase Price provided for herein shall be allocated between the Cash Consideration and the Purchaser Holdco Class A Units such that the Purchaser Holdco Class A Units represent five-eights (5/8ths) of the total of (i) the Purchase Price, as adjusted by this sentence, minus (ii) if the Debt Assumption is consummated, the principal amount thereof assumed, minus (iii) the aggregate amount of any financing obtained and/or assumed at Closing by Purchaser and any of its parents, subsidiaries or affiliates, which financing encumbers any assets of Purchaser Holdco or any of its subsidiaries. Any increase to the Purchase Price provided for herein that results in a Purchase Price greater than $1,808,113,685.00 shall be added solely to the Cash Consideration. The Purchase Price shall be paid as follows:

2.1 Earnest Money.

2.1.1 Sellers, Original Purchaser and a duly authorized representative of Chicago Title Insurance Company (“Escrowee”) have previously executed the Earnest Money Escrow Instructions attached hereto as Exhibit F (the “Earnest Money Escrow Instructions”). On May 27, 2014, Purchaser delivered to Escrowee earnest money in the sum of Fifty Million and No/100ths Dollars ($50,000,000.00), and on September 19, 2014, Purchaser delivered to Escrowee supplemental earnest money in the sum of Twenty-Five Million and No/100ths Dollars ($25,000,000.00), each in accordance with the terms of the Original Agreement (together with any interest earned thereon net of investment costs, the “Earnest Money”). The Earnest Money shall be invested as Purchaser shall direct from time to time in accordance with the terms of the Earnest Money Escrow Instructions (and the risk of loss of the Earnest Money shall be borne by Purchaser). Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number as set forth on the form W-9 required by Escrowee prior to investment of the Earnest Money.

2.1.2 If the transaction closes in accordance with the terms of this Agreement, at the Closing, all of the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price in accordance with Section 4.1 below. If the transaction fails to close due to a material default on the part of Purchaser or the failure of any Seller Closing Condition, Sellers shall have the remedy options provided for in Section 7.2.1 or Section 7.2.2 below, as applicable. If the transaction fails to close due to a material default on the part of Sellers or the failure of any Purchaser Closing Condition, Purchaser shall have the remedy options provided for in Section 7.1.1 or Section 7.1.2 below, as applicable.

2.2 Cash Consideration at Closing. At Closing, Purchaser shall pay to Sellers, with current federal funds wire-transferred to an account designated by Escrowee in writing, an amount equal to the Cash Consideration minus the Earnest Money which Sellers receive at the Closing from the Escrowee in accordance with Section 4.1, and plus or minus, as the case may require, the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement and which Sellers have elected to allocate to the Cash Consideration (including, without limitation, as set forth in Sections 2.4, 2.6, 4.4, 5, 7.1.1, 12.1 and 12.4 below).

2.3 Purchaser Holdco Class A Units at Closing. Subject to Section 13.6.2 and the satisfaction of the Purchaser Closing Conditions and the Seller Closing Conditions, and in accordance with the Purchaser Holdco Operating Agreement, at Closing, each Class A Holder shall be admitted to Purchaser Holdco as a member and such Class A Holder shall be issued its share of the Purchaser Holdco Class A Units (as determined pursuant to Section 2.5), as such share of the Purchaser Holdco Class A Units may be adjusted based on the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement and which Sellers have elected to allocate to the Purchaser Holdco Class A Units (including, without limitation, as set forth in Sections 2.4, 2.6, 4.4, 5, 8.2, 7.1.1, 12.1 and 12.4 below).

2.4 Assumed Debt.

2.4.1 As further described herein, Purchaser will use its diligent best efforts (1) to cause Purchaser or a Permitted Assignee to purchase the First Pool Assets subject to the existing mortgage and mezzanine financing described on Schedule 3 (the “Assumed Debt”; and each of the documents, agreements and instruments now or hereafter evidencing, securing or delivered in connection with any of the Assumed Debt (as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time as required by the terms thereof or otherwise with the consent of Purchaser), including, without limitation, those documents, agreements and instruments listed on Schedule 4, the “Loan Documents”), and (2) to assume the Assumed Debt at Closing, in each case, in accordance with the terms and conditions set forth herein, including Section 13.5 (the “Debt Assumption”). For the avoidance of doubt, “diligent best efforts” does not include filing suit against Lender to cause Lender to approve the Debt Assumption. In the event that Purchaser or a Permitted Assignee consummates the Debt Assumption at Closing, the Cash Consideration due to the Sellers of the First Pool Assets which are encumbered by the Lien of the Assumed Debt at Closing (the “Encumbered Hotel Assets”) will be decreased by an amount equal to all outstanding principal under the Assumed Debt encumbering the Encumbered Hotel Assets transferred at Closing as of the Closing Date, where such amounts are assumed by Purchaser or a Permitted Assignee in connection with the Debt Assumption, and, notwithstanding anything herein (or in any other document delivered pursuant to this Agreement), the Encumbered Hotel Assets will be conveyed subject to the Liens of the Assumed Debt and such Liens shall be Permitted Exceptions for all purposes hereunder.

2.4.2 Prior to 5:00 P.M. Eastern Standard Time on November 26, 2014, Purchaser shall have the opportunity to determine to its satisfaction whether to consummate the Debt Assumption or otherwise obtain other or alternative financing to replace the Assumed Debt (the “Replacement Debt”) in order to enable it to consummate the acquisition of the Property. This Agreement shall automatically (and without any further action of any party) terminate at 5:00 P.M., Eastern Standard Time, on November 26, 2014, unless, prior to such time, Purchaser has delivered a written notice to Sellers in the exact form of Exhibit Q attached hereto (without any modification, except to insert a date of the notice prior to November 26, 2014) (such written notice, the “Go Forward Notice”) electing to proceed with such acquisition. If Purchaser delivers a purported Go Forward Notice that is modified in any way from the form of Go Forward Notice attached hereto as Exhibit Q (other than modifying the date to a date earlier than November 26, 2014), such purported Go Forward Notice shall not be effective or constitute a “Go Forward Notice” and this Agreement shall automatically terminate in accordance with the preceding sentence at 5:00 P.M. Eastern Standard Time on November 26, 2014, unless Purchaser delivers a valid and effective Go Forward Notice prior to such time. In the event that this Agreement is terminated pursuant to the immediately preceding sentences, Purchaser shall receive a return of the Earnest Money, unless Purchaser is otherwise in default hereunder and Seller is exercising its remedies under Section 7.2.1 hereof. Following such automatic termination, Purchaser and Sellers shall cease to have any rights or obligations hereunder except for those that expressly survive the termination hereof. If Purchaser timely delivers the Go Forward Notice, the Earnest Money shall no longer be refundable to Purchaser except as expressly set forth in the balance of this Agreement and Purchaser shall be obligated to proceed to Closing in accordance with the terms hereof.

2.4.3 In connection with the foregoing, subject to the other terms and conditions of this Agreement, Sellers shall cause Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 (the latter two entities, together, “Whitehall”) to provide new guarantees and indemnities in respect of the Assumed Debt in substantially the same form as attached hereto as Exhibit P (collectively, the “Whitehall Guarantees”) and Purchaser shall cause the Supplemental Agreement in the form attached hereto as Exhibit D (the “Supplemental Agreement”) to be executed and delivered to each of Whitehall and the Sellers at Closing by Purchaser REIT, Purchaser Parent, Purchaser and each of the individuals listed therein as parties thereto (such individuals, the “Indemnitors”) and cause each of the Indemnitors to join and deliver to the Sellers at Closing each of the agreements attached hereto as

Exhibit E-2, Exhibit E-3 and Exhibit E-4. For the avoidance of doubt, each of Purchaser Parent and Purchaser REIT shall also be required to provide guarantees and indemnities under the Assumed Debt and each of the agreements attached hereto as Exhibit E-2, Exhibit E-3 and Exhibit E-4, in each case, as contemplated in this Agreement.

2.5 Pro Rata Share. Each Seller shall receive its pro rata share of the Cash Consideration (taking into account any decrease to the Cash Consideration payable to such Seller in accordance with Section 2.4.1) and be deemed to have received its pro rata share of the Purchaser Holdco Class A Units based upon the proportion that the Allocated Purchase Price of each of the Hotel Assets owned by such Seller bears to the sum of all Allocated Purchase Prices (such Seller’s “Pro Rata Share”). Prior to Closing, notwithstanding the deemed distribution of Purchaser Holdco Class A Units for purposes of calculating each Seller’s Pro Rata Share, Sellers will provide a notice to Purchaser specifying the amount of Purchaser Holdco Class A Units to be issued to each Class A Holder. Purchaser and Sellers each agree that they shall file all tax returns (including, but not limited to, Internal Revenue Service Form 8594 and any local and state transfer tax forms) in a manner which allocates the Purchase Price in accordance with Section 2. This Section 2.5 shall survive the Closing.

2.6 No Excluded Assets. Purchaser shall not have the right to exclude any Hotel Assets or other portions of the Property from the transactions contemplated herein for any reason whatsoever other than as expressly set forth in the balance of this Section 2.6; provided that, notwithstanding anything in this Section 2.6 to the contrary, (i) under no circumstances will Purchaser be permitted to exclude the Hotel Assets described in Exhibits A-25 (Hampton Inn Chattanooga, TN), A-30 (Hampton Inn Columbus, GA) and A-35 (Hampton Inn Fayetteville, NC) from the Property, (ii) after giving effect to any permitted substitutions of Hotel Assets under this Section 2.6, under no circumstances may the Excluded Hotel Assets that are First Pool Assets have aggregate Allocated Loan Amounts that exceed ten percent (10%) of the aggregate Allocated Loan Amounts of all Individual Properties (as such terms are defined in the Loan Agreement) unless Purchaser has obtained a waiver in writing from Lender of the application of Section 2.5.2(iii)(a) of the Loan Agreement to the exclusion of such Excluded Hotel Assets, and (iii) under no circumstances may the total number of Excluded Hotel Assets at any time exceed ten (10). The Hotel Assets which each individual Purchaser will acquire (along with all other portions of the Property related thereto) are set forth on Schedule 1B.

2.6.1 If any Hotel Asset suffers a Condemnation or a Casualty prior to January 22, 2015, then Sellers shall promptly after learning thereof provide Purchaser with notice thereof, and the damages, in the case of a Condemnation, or the cost to repair, in the case of a Casualty, when added to damages and costs to repair, as applicable, of all prior Condemnations and/or Casualties to such Hotel Asset occurring on or after the Effective Date (and which have not been previously Restored) exceed the Casualty/Condemnation Threshold, then Purchaser shall have the option, exercisable by written notice (such notice, the “Purchaser’s Casualty/Condemnation Notice”) thereof to Sellers within five (5) Business Days after Purchaser receives written notice from Sellers of a Condemnation or Casualty together with Appraiser’s or Adjuster’s determination of resulting damages or cost of repair, as applicable, but in no event later than January 22, 2015, to either (A) waive such Casualty or Condemnation and proceed to Closing without any further right with respect to the same (other than as expressly set forth in Section 5.2)

or (B) substitute such Hotel Asset suffering a Condemnation or Casualty that has not been Restored by the time the Purchaser’s Casualty/Condemnation Notice is delivered to Sellers for an Excluded Hotel Asset and have a corresponding adjustment made to the Purchase Price, calculated by adding or subtracting to or from the Purchase Price, as the case may be, the amount that the Allocated Purchase Price for the substituted Hotel Asset is either greater than or less than the allocated purchase price for the Excluded Hotel Asset being substituted as indicated on Schedule 8. Any failure by Purchaser to timely make the foregoing election shall be irrevocably deemed to be an election by Purchaser to proceed under the foregoing clause (A). In the event that Purchaser timely elects to substitute a Hotel Asset suffering a Casualty or Condemnation in accordance with this Section 2.6.1, all Condemnation awards or Casualty insurance proceeds paid or payable in connection with the Hotel Asset being substituted shall be the sole and exclusive property of Sellers, and Purchaser shall have no rights or claims to any portion thereof. If any Hotel Asset suffers a Condemnation or Casualty on or after January 22, 2015, Sellers shall promptly after learning thereof provide Purchaser with notice thereof, but Purchaser shall be obligated to proceed to Closing for the Property and shall have no right to substitute the affected Hotel Asset for an Excluded Hotel Asset or to terminate this Agreement, and Purchaser’s only remedies with respect to such Hotel Asset shall be the remedies set forth in Section 5.2. As used herein, the term “Casualty/Condemnation Threshold” with respect to any Hotel Asset means an amount equal to fifteen percent (15%) of the Allocated Purchase Price of such Hotel Asset, and the phrase “Restored” means that the Hotel Asset in question has been repaired or restored after a casualty or condemnation occurring after the Effective Date to a condition reasonably similar to the condition such Hotel Asset was immediately prior to such casualty or condemnation. For purposes of this Agreement, the damages caused by a Condemnation shall be determined by an MAI certified appraiser selected by Sellers and reasonably approved by Purchaser (the “Appraiser”) and the cost to repair a Casualty shall be determined by the third-party insurance adjuster designated by the applicable Seller’s insurance company (the “Adjuster”); provided that in the event that Purchaser (x) does not approve the Appraiser (acting reasonably), or (y) is not satisfied with the Appraiser’s damage estimate or the Adjuster’s cost estimate, or such estimates have not been obtained, in each case on or prior to January 22, 2015, Purchaser, in either case, may elect by written notice delivered no later than January 22, 2015 to either (i) substitute the affected Hotel Asset for an Excluded Hotel Asset in accordance with this Section 2.6.1, or (ii) proceed to Closing on such affected Hotel Asset and receive an assignment of any Condemnation awards or Casualty insurance proceeds paid or payable in respect of such Hotel Asset in accordance with Section 5.2.

2.6.2 In the event that a Ground Lease Assignment sought under Section 13.2 for the applicable Ground Lessor has not been delivered to Sellers by January 28, 2015, Purchaser may elect by written notice to Sellers delivered on or prior to January 28, 2015 to substitute the Hotel Asset in respect of which a Ground Lease Assignment was not received for an Excluded Hotel Asset. If a Ground Lease Assignment is not received and Purchaser does not deliver such written notice, in each case, on or prior to January 28, 2015, Sellers shall have the right to select an Excluded Hotel Asset to substitute for the Hotel Asset in respect of which a Ground Lease Assignment was not received. In the case of a substitution of an Excluded Hotel Asset pursuant to this Section 2.6.2, the

Purchase Price shall be adjusted by adding or subtracting to or from the Purchase Price, as the case may be, the amount that the Allocated Purchase Price for the substituted Hotel Asset(s) is either greater than or less than the allocated purchase price(s) for the Excluded Hotel Asset(s) being substituted as indicated on Schedule 8.

2.6.3 In the event of a Property Material Adverse Effect under Section 3.1.2 or Section 3.1.3 hereof on or prior to January 22, 2015, if Purchaser is provided in such Sections with the option to exercise the rights set forth in this Section 2.6.3, Purchaser may elect by written notice to Sellers delivered on or prior to January 22, 2015 to substitute the affected Hotel Asset for an Excluded Hotel Asset, and in the case of any such substitution, the Purchase Price shall be adjusted by adding or subtracting to or from the Purchase Price, as the case may be, the amount that the Allocated Purchase Price for the substituted Hotel Asset(s) is either greater than or less than the allocated purchase price(s) for the Excluded Hotel Asset(s) being substituted as indicated on Schedule 8. After January 22, 2015, Purchaser shall have no right to substitute a Hotel Asset suffering a Property Material Adverse Effect under Section 3.1.2 or Section 3.1.3 and shall proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price, unless such matters constitute a Portfolio Material Adverse Effect, in which case Purchaser shall have the remedies set forth in Section 3.1.2 or Section 3.1.3 with respect to same, as applicable.

2.6.4 In the event that Purchaser, acting reasonably, does not approve insurance or endorsement over by Title Insurer of a Required Cure Matter under Section 3.1.2, Purchaser may elect by written notice to Sellers by the earlier of within five (5) Business Days after such insurance or endorsement is presented to Purchaser, or January 22, 2015, to substitute the Hotel Asset in respect of which such insurance or endorsement over has been proposed for an Excluded Hotel Asset, and in the case of any such substitution, the Purchase Price shall be adjusted by adding or subtracting to or from the Purchase Price, as the case may be, the amount that the Allocated Purchase Price for the substituted Hotel Asset(s) is either greater than or less than the allocated purchase price(s) for the Excluded Hotel Asset(s) being substituted as indicated on Schedule 8. After January 22, 2015, Purchaser shall have no right to substitute a Hotel Asset due to non-approval of insurance or endorsement over by Title Insurer of a Required Cure Matter under Section 3.1.2 and shall accept Seller’s proposed Cure of insurance or endorsement over by Title Insurer of a Required Cure Matter and proceed to Closing subject to such Cure.

2.6.5 In the case of the substitution of any Excluded Hotel Asset for a Hotel Asset in accordance with Section 2.6.1, Section 2.6.2, Section 2.6.3 or Section 2.6.4 hereof, after such substitution, the applicable Hotel Asset for which an Excluded Hotel Asset is being substituted shall no longer be considered a part of the Property for any purpose hereof and shall thereafter be considered an Excluded Hotel Asset for all purposes hereof (other than Section 2.6.1, Section 2.6.2, Section 2.6.3 or Section 2.6.4), and the applicable Excluded Hotel Asset that is substituted for the affected Hotel Asset shall thereafter be considered a Hotel Asset and a part of the Property for all purposes hereof. At Closing, Seller’s Closing Deliveries and Purchaser’s Closing Deliveries shall include all documents and countersignatures necessary to convey any Hotel Asset that was previously an Excluded Hotel Asset, and shall omit all documents and countersignatures that were previously necessary to convey any Hotel Asset that has become an Excluded Hotel Asset in accordance with this Section 2.6. In no event shall Purchaser have any right whatsoever to substitute an Excluded Hotel Asset for a Hotel Asset for any reason after January 22, 2015, after which date Purchaser shall be obligated to acquire from Seller all of the Property without any further modifications to the composition thereof.

2.7 Property Allocation. Seller and Purchaser agree that, prior to Closing, the Allocated Purchase Price and the Allocated Loan Amount (as such term is defined in the Loan Agreement) of the Assumed Debt for each individual Hotel Asset shall be allocated for federal, state and local tax purposes among the applicable portion of (i) the Real Property, (ii) the Improvements, and (iii) the Personal Property as may be determined by agreement of Seller and Purchaser in accordance with Section 1060 of the Code. The Allocated Purchase Price (and any other items that are required for federal income tax purposes to be treated as part of each Allocated Purchase Price) as agreed between Sellers and Purchaser is set forth on Schedule 2 hereto (the “Final Allocation”). Purchaser and Seller shall (i) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Code) with respect to such Final Allocation, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Purchase Price, and (ii) shall file all federal, state and local tax returns and related tax documents consistent with such Final Allocation, as the same may be adjusted pursuant to any provisions of this Agreement.

3. EVIDENCE OF TITLE.

3.1 Title Insurance. Sellers have delivered to Purchaser current commitments for ALTA Owner’s Title Insurance Policies and/or commitments for ALTA Lender’s Title Insurance Policies (collectively, the “Title Commitments”) for each of the Real Properties, issued by Stewart Title Guaranty Company, Fidelity National Title Insurance Company or First American Title Insurance Company (collectively, “Title Insurer”). Prior to Closing, Purchaser may receive updated Title Commitments or new commitments (“Updated Title Commitments”), and Purchaser may request that Title Insurer issue, but Sellers shall have no obligation to pay for or to cause Title Insurer to issue, any available endorsements to the Owner’s Policies. “Owner’s Policies” shall mean the most recent form of ALTA Owner’s Policies of Title Insurance for the applicable jurisdiction, issued to Purchaser at Closing, insuring, as applicable, fee simple title to, or a ground leasehold interest in, the applicable Real Property and the Improvements subject only to the Permitted Exceptions dated as of the date of, and insuring Purchaser from and after, the Closing Date.

3.1.1 Upon issuance, the Owner’s Policies will except from coverage only the Permitted Exceptions. “Permitted Exceptions” means, with respect to the applicable Real Property, (i) those matters identified in the Title Commitments and the Existing Surveys (other than Required Cure Items), (ii) those matters (other than Required Cure Items) that either are (x) not objected to in writing within the time periods provided in Section 3.1.3, or (y) if objected to in writing by the Purchaser within such time period, are those that Sellers have elected by notice to Purchaser within the time periods provided in Section 3.1.3 not to remove or cure, or have been unable to remove or cure within the time periods provided in Section 3.1.3, and subject to which, in the case of this clause (y), Purchaser is required to or has elected to accept the conveyance of the applicable Real Property in accordance with Section 3.1.3, (iii) such matters as the Title Insurers are willing to omit as exceptions to coverage or, subject to the reasonable approval of Purchaser, affirmatively insure over (other than with respect to monetary Liens), (iv) all standard Title Insurer exceptions and exclusions from coverage set forth in the “title jacket” (except those that would be customarily omitted, including, without limitation, mechanics liens, pursuant to a title affidavit in the form attached hereto as Exhibit G-1 to be delivered by the Sellers at Closing), (v) the general exceptions which can be deleted only by delivery of an Updated Survey (unless Purchaser delivers, as to the applicable Real Property, an Updated Survey acceptable to the Title Insurer, in which case, the general survey exceptions will be deleted and the state of facts set forth in such Updated Survey will be “read into” the applicable Owner’s Policy and become Permitted Exceptions), (vi) exceptions resulting from acts of Purchaser, and those claiming by, through and under Purchaser, (vii) unpaid personal property, real estate, excise, general and special taxes and assessments not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein), (viii) rights of Tenants, as tenants only, under Leases previously delivered to Purchaser or otherwise set forth on the Rent Roll delivered pursuant to Section 4.2, (ix) local, state and federal zoning, health and safety, building and other governmental and quasi-governmental laws, ordinances, codes and regulations, and (x) until immediately prior to Closing and, if the Debt Assumption is consummated, at Closing, the Liens securing the Assumed Debt.

3.1.2 Except as permitted under this Agreement, no additional Liens may be created or caused by any Seller on the Property after the Effective Date that would constitute exceptions to the Owner’s Policy or bind the Real Property or Improvements after Closing without the prior consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion. Notwithstanding the foregoing, Sellers shall (x) Cure (i) mortgage Liens other than those associated with the Assumed Debt (provided, however, if the Debt Assumption is not consummated at Closing, the Liens associated with the Assumed Debt shall be Cured by the applicable Sellers at Closing) and, if caused by such Seller, mechanics’ Liens and all other monetary Liens on the Real Property or Improvements, in each case, of an ascertainable amount and which is curable by the payment or escrow of a liquidated sum of money and (ii) any mechanics’ Liens and all other monetary Liens on the Real Property or Improvements (excluding, for the avoidance of doubt, those Liens associated with the Assumed Debt) up to a maximum of Thirty Million and No/100ths Dollars ($30,000,000.00) in the aggregate for all Real Properties and Improvements, in each case which is curable by the payment or escrow of a liquidated sum of money, and (y) terminate the affiliated Ground Lease for the Hotel Asset identified on Exhibit A-109 (TownPlace Suites Savannah, GA) (the matters described in the foregoing clauses (x) and (y), collectively, “Required Cure Matters”), which shall be discharged by the applicable Seller or omitted from or insured over on the Owner’s Policy by Title Insurer prior to or at Closing (each, a “Cure”), it being acknowledged and understood by Purchaser that Sellers may contest any such mechanics’ Liens so long as Sellers Cure the same at or prior to Closing; provided, however, if any Required Cure Matter is insured or endorsed over by Title Insurer, such insurance or endorsement shall be subject to the consent of Purchaser acting reasonably (provided that if the Required Cure Matter is monetary in nature, then Purchaser’s withholding of consent to having the applicable Required Cure Matter insured or endorsed over shall be deemed reasonable). In the event that there are monetary Liens not caused by Sellers affecting the Real Property or Improvements (excluding, for the avoidance of doubt, those Liens associated with the Assumed Debt), which Sellers are not obligated to Cure hereunder and which Sellers elect not to Cure (or do not Cure) prior to the Closing (provided, however, if Sellers elect to Cure such matter, such Cure may be accomplished in the same manner as a Cure of a Required Cure Matter), then Purchaser shall proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price unless (1) the amount of such monetary Liens constitutes a Property Material Adverse Effect, in which case Purchaser’s sole remedy, if any, shall be the procedure set forth in Section 2.6.3, or (2) the aggregate amount of all such monetary Liens constitutes a Portfolio Material Adverse Effect, in which case, as its sole remedy, unless Sellers are in willful material default hereunder, in which case Purchaser shall have the rights set forth in Section 7.1.1 hereof, Purchaser may terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination. “Lien” shall mean any mortgage, security interest, encumbrance, charge, deed of trust or other consensual lien, mechanic’s or any materialman’s lien, judgment lien, special improvement bond or bonded indebtedness, lien for delinquent property taxes or assessments, other tax and statutory lien (other than the lien for non-delinquent property taxes and assessments or the Permitted Exceptions).

3.1.3 If any Updated Survey or any Updated Title Commitment as to a Real Property discloses any Objectionable Title Matter as to which Purchaser objects, then, no later than seven (7) Business Days after Purchaser’s receipt of the Updated Survey or Updated Title Commitment, Purchaser shall have the right to notify Sellers in writing of the Objectionable Title Matter. The applicable Seller, within seven (7) Business Days after receipt of such notice from Purchaser (but in any event prior to Closing) shall elect, by written notice to Purchaser, to either (i) Cure such Objectionable Title Matter or (ii) not Cure such Objectionable Title Matter. If Sellers elect not to Cure such Objectionable Title Matter, then Purchaser shall proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price; provided that (A) if such Objectionable Title Matters in the aggregate with respect to a single Hotel Asset constitute a Property Material Adverse Effect with respect to such Hotel Asset, Purchaser’s sole remedy, if any, shall be the procedure set forth in Section 2.6.3, or (B) if such Objectionable Title Matters in the aggregate constitute a Portfolio Material Adverse Effect, as Purchaser’s sole remedy, Purchaser may elect to terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, to receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination. If Sellers elect to Cure such Objectionable Title Matter and if Sellers fail to Cure the Objectionable Title Matter by Closing (provided, that, notwithstanding anything to the contrary herein, Sellers may, at their option, extend the Closing for the period required to effect such Cure, but not in excess of thirty (30) days), then Purchaser’s sole remedy, exercisable no later than Closing (as may be extended as provided herein) shall be to (i) proceed to Closing subject to such matter or matters, which shall, in such case, be Permitted Exceptions, without any abatement of the Purchase Price, or (ii) (x) if such Objectionable Title Matters in the aggregate with respect to a single Hotel Asset constitute a Property Material Adverse Effect with respect to such Hotel Asset, Purchaser’s sole remedy, if any, shall be the procedure set forth in Section 2.6.3, or (y) if such Objectionable Title Matters in the aggregate constitute a Portfolio Material Adverse Effect, as Purchaser’s sole remedy, Purchaser may elect to terminate this Agreement in its entirety by written notice to Sellers delivered prior to Closing and, so long as Sellers have not delivered written notice of a material default hereunder to Purchaser and Sellers are theretofore exercising their available remedies to terminate this Agreement and retain the Earnest Money, receive a return of the Earnest Money, in which case the parties hereto shall have no further rights or obligations hereunder except those that expressly survive termination; provided, however, that in the event Purchaser does not give notice to Sellers of any Objectionable Title Matter on or before the date which is seven (7) Business Days prior to the Closing Date, whether or not Purchaser has received any Updated Title Commitment or Updated Survey, then Purchaser shall be deemed to have waived all Objectionable Title Matters and accepted all other matters affecting title to the applicable Real Property (it being understood that this proviso shall not limit Sellers’ obligations under Section 3.1.2). “Objectionable Title Matter” means any Lien, encumbrance, exception or defect of title which is not a Required Cure Matter or a Permitted Exception and of which notice is delivered by Purchaser to Seller on or after the Effective Date and which is first noted by the Title Insurer on or after the Effective Date in an Updated Title Commitment or any written title report or update produced on or after the Effective Date and delivered to Purchaser and Sellers. “Property Material Adverse Effect” shall mean, with respect to any individual Hotel Asset, any one or more events or conditions with respect to such Hotel Asset, the cumulative effect of which, in the aggregate when combined with all other such events or conditions with respect to such Hotel Asset, results in an adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of such Hotel Asset (including Claims that Purchaser would suffer or incur if it were to acquire such Hotel Asset at its Allocated Purchase Price) or is reasonably likely to result in a claim or claims, taken as a whole, which in each case exceeds ten percent (10%) of the Allocated Purchase Price for such Hotel Asset. “Portfolio Material Adverse Effect” shall mean, with respect to the Property taken as a whole, any one or more occurrences of a breach of or failure to fulfill on the part of Sellers any of the representations, warranties, covenants or agreements, as applicable, set forth in this Agreement, the cumulative effect of which, in the aggregate when combined with all other such occurrences, results in an adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of the Property (including Claims that Purchaser would suffer or incur if it were to acquire the Property at the Purchase Price) or is reasonably likely to result in a claim or claims, taken as a whole, which exceeds Thirty Million and No/100ths Dollars ($30,000,000.00). “Claim” means any claim, demand, liability, legal action or proceeding, investigation, fine or other penalty, and any damages or losses related thereto (including, without limitation, any loss of property, revenues or business or any loss in value (but not purely speculative losses), damages, mechanics’ liens, liabilities, costs and expenses, reasonable attorneys’ and experts’ fees, court costs, costs of investigation and remediation and charges and disbursements actually and reasonably incurred, as well as the cost of in-house counsel and appeals, but excluding any exemplary or punitive damages).

3.2 Survey. Sellers have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of each Real Property (the “Existing Surveys”) in Sellers’ possession or control. Purchaser may obtain, at Purchaser’s sole option, election and expense, an updated or new as-built survey of any Real Property (the “Updated Survey”), in which event Purchaser shall deliver or cause to be delivered the Updated Survey to Seller and Title Insurer promptly upon receipt thereof.

4. CLOSING

4.1 Closing Date. The closing of the transaction (that is, the payment of the Purchase Price pursuant to a so-called “New York style” closing, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement with respect to the Property) (the “Closing”) shall occur through escrow at 4:00 p.m. (New York time) on February 27, 2015, or at such later date as the Closing may be adjourned or extended in accordance with the express terms of this Agreement (the “Closing Date”) at the New York, New York office of Goodwin Procter LLP, or such other place as Sellers and Purchaser shall agree in writing. Notwithstanding anything herein to the contrary, in no event shall the Closing Date be adjourned or extended to a date later than February 27, 2015 without the consent of Sellers. For the avoidance of doubt, the provisions of Section 7.1 and 7.2 shall apply if the Closing does not occur on or prior to any then-scheduled Closing Date and such date is not properly and timely extended in accordance with the terms hereof. Sellers may elect, by written notice to Purchaser and without the consent of Purchaser, to defer the Closing pursuant to Sellers’ rights set forth in Section 3.1.3, Section 7.1.1, Section 7.1.2, and Section 7.3.

4.2 Seller’s Closing Deliveries. At the Closing, each Seller shall execute and deliver to Purchaser or Escrowee, with respect to itself and the applicable Property owned by such Seller, the following:

4.2.1 a deed for the Real Property owned by it in the form for the applicable state attached hereto in the applicable Exhibits B-1 through B-35 (as applicable, a “Deed”);

4.2.2 a ground lease assignment for each Real Property owned by such Seller subject to a Ground Lease assigning such Seller’s ground leasehold interest to the applicable Purchaser in the form attached hereto as Exhibit C (as applicable, a “Ground Lease Assignment”);

4.2.3 a bill of sale in the form attached hereto as Exhibit H;

4.2.4 a letter advising Tenants under the Leases, if any, of the change in ownership of the Property in the form attached hereto as Exhibit I;

4.2.5 an Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts in the form attached hereto as Exhibit J, and any additional documentation necessary to (i) assign the Material Contracts and Assumable Service Contracts in accordance with Section 8.2.1(e), and (ii) assign each of Sellers’ Service Contracts for the provision of television and internet services at each of the Hotel Assets to Purchaser (the “Television & Internet Service Contracts”) to the extent such Television & Internet Service Contracts are assignable;

4.2.6 an Assignment and Assumption of Intangibles in the form attached hereto as Exhibit K;

4.2.7 an affidavit in the form attached hereto as Exhibit L;

4.2.8 such customary evidence of such Seller’s power and authority as Title Insurer may reasonably require;

4.2.9 a closing statement (the “Closing Statement”), as required by Section 4.4 below, setting forth the prorations, credits and adjustments to the Purchase Price;

4.2.10 subject to the provisions of Sections 7.3 and 8.2.1(a), a certificate, executed by such Seller, remaking such Seller’s representations and warranties set forth in Section 9.1 as if made on the Closing Date;

4.2.11 written terminations, as of the Closing Date, of all existing Management Contracts;

4.2.12 if there are Tenants under any Leases at the applicable Real Property, a Rent Roll dated no earlier than ten (10) days prior to the Closing Date;

4.2.13 a title affidavit in the form attached hereto as Exhibit G-1;

4.2.14 a title affidavit in the form attached hereto as Exhibit G-2 (for jurisdictions where a non-imputation endorsement for the Owner’s Policies is available);

4.2.15 the items required to be delivered pursuant to Section 5.2, if any;

4.2.16 original counterpart signature pages of each Class A Holder to the Purchaser Holdco Operating Agreement;

4.2.17 completed and executed transfer tax forms and all other instruments as are customarily executed by sellers in the states where the Property is located to effectuate the conveyance of property similar to the Property (including those expressly described in Section 14.20.4 and 14.20.6) and, subject to Section 4.5, as are reasonably acceptable to such Purchaser;

4.2.18 original letters of credit from tenants, if any, and documentation required by any issuing party necessary to assign such letters of credit to Purchaser;

4.2.19 evidence reasonably satisfactory to Purchaser that each of Purchaser’s Closing Conditions in Section 8.2.1(e) have been satisfied (it being understood that the delivery of any written terminations or assignments delivered in accordance with the terms of such agreements shall constitute evidence satisfactory to Purchaser that the Purchaser’s Closing Conditions in Section 8.2.1(e) have been satisfied as to the contracts covered by such written terminations or assignments, as applicable);

4.2.20 evidence reasonably satisfactory to Purchaser that Purchaser’s Closing Conditions in Section 8.2.1(a) with respect to required consents and/or approvals have been satisfied to the extent applicable;

4.2.21 to the extent applicable, original counterparts of each document required by Lender to be executed by Seller with respect to the Debt Assumption;

4.2.22 if Purchaser is electing to assume any rate cap held by any Seller or Sellers with respect to the Assumed Debt, an original executed assignment of any rate cap held by any Seller or Sellers with respect to the Assumed Debt (and, in consideration therefore, Purchaser shall increase the Purchase Price payable to Sellers by a proportionate amount of the price paid by Sellers for such rate cap(s), calculated by dividing the number of months remaining on such rate cap(s) by the number of months in the term of such rate cap(s)) (for the avoidance of doubt, in the event Purchaser does not elect to assume any such rate cap, any proceeds payable in respect of the termination or sale of any such Seller’s rate cap shall belong solely to such Seller);

4.2.23 an original certificate signed by an authorized senior officer of each Class A Holder attaching a true, complete and correct copy of the resolutions of such Class A Holder authorizing the execution by such Class A Holder of the applicable Purchaser Holdco Operating Agreement;

4.2.24 a counterpart original of the Supplemental Agreement, duly executed by Sellers and Whitehall;

4.2.25 counterpart originals of each of the Whitehall Guarantees duly executed by Whitehall for delivery to the Lender; and

4.2.26 (i) the customary documents referred to in Section 7.1(a)(vi) of the Loan Agreement, (ii) one or more opinions of counsel referred to in clauses (B)-(E) of Section 7.1(a)(ix) of the Loan Agreement, (iii) the searches referred to in clauses (A) and (B) of Section 7.1(a)(x), in each of the cases of clauses (i), (ii) and (iii), (x) to the extent required by Lender, (y) as such documents, opinions or searches relate to Whitehall in its capacity as a Replacement Guarantor or continuing “Guarantor” under the Assumed Debt and (z) subject to the express standards set forth in Section 7.1(a) of the Loan Agreement governing the form, content or delivery of such documents, opinions or searches, as applicable.

4.3 Purchaser’s Closing Deliveries. At the Closing, Purchaser shall execute and deliver to Sellers or Escrowee (or, as applicable, to a particular Seller with respect to the applicable Property owned by such Seller or to Class A Holders), the following:

4.3.1 the funds required pursuant to Section 2.2 above to be delivered by Purchaser at the Closing;

4.3.2 a counterpart original of the Closing Statement referenced in Section 4.2.9 above;

4.3.3 a counterpart original of each Ground Lease Assignment, referenced in Section 4.2.2 above;

4.3.4 a counterpart original of the Assignment and Assumption of Leases, Security Deposits, Advance Booking Deposits, Guest Ledger Accounts and Service Contracts, in the form attached hereto as Exhibit J, referenced in Section 4.2.5 above;

4.3.5 a counterpart original of the Assignment and Assumption of Intangibles, in the form attached hereto as Exhibit K, referenced in Section 4.2.6 above;

4.3.6 such customary evidence of Purchaser’s power and authority as Title Insurer may reasonably require;

4.3.7 subject to the provisions of Sections 7.3, 8.2.2(a) and 9.5, a certificate remaking Purchaser’s representations and warranties as if made on the Closing Date;

4.3.8(a) the Purchaser Holdco Operating Agreement and each other agreement contemplated therein to be executed on the Effective Date (e.g. the Bad Boy Guaranty, Mandatory Redemption Guaranty, Environmental Indemnity and Cash Management Agreement, in the applicable form attached hereto as one of Exhibits E-2 through E-5) duly executed by American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“Purchaser Parent”), American Realty Capital Hospitality Trust, Inc., a Maryland corporation (“Purchaser REIT”), each Indemnitor, Purchaser, the Special Members (as such term is defined in the Purchaser Holdco Operating Agreement) and/or Cash Management Bank (as such term is defined in the Cash Management Agreement), as applicable, and (b) the Supplemental Agreement duly executed by each of Purchaser, Purchaser Parent, Purchaser REIT and each Indemnitor;

4.3.9 to the extent applicable, original counterparts of each document executed by Purchaser or its affiliates with respect to the Debt Assumption, and copies of all documents executed in connection with indebtedness encumbering any of the Real Properties at Closing, including any “mezzanine loans”, to the extent not already in Sellers’ possession;

4.3.10 to the extent applicable, documentation required by any issuing party of a tenant letter of credit necessary to assign such letters of credit to Purchaser;

4.3.11 evidence reasonably satisfactory to Sellers that each of the Seller Closing Conditions in Section 8.2.2(d) have been satisfied;

4.3.12 a certificate of good standing of Purchaser Holdco issued by the Secretary of State of the State of Delaware;

4.3.13 an original certificate signed by an authorized senior officer of Purchaser REIT authorizing Purchaser REIT, Purchaser Parent and Purchaser to execute and deliver this Agreement and each and every document listed in this Section 4.3 (other than the Purchaser Holdco Operating Agreement), as applicable;

4.3.14 an original certificate signed by an authorized senior officer of Purchaser Parent or Purchaser REIT, as applicable, attaching a true, complete and correct copy of the resolutions of Purchaser Parent or Purchaser REIT, as applicable, authorizing the execution by American Realty Capital Hospitality Member LLC of the Purchaser Holdco Operating Agreement, and true, complete and correct copies of its organization and formation documents (including of any subsidiary that owns an interest in Purchaser);

4.3.15 a legal opinion or legal opinions from outside counsel, addressed to Class A Member (as defined in the Purchaser Holdco Operating Agreement), in form and substance reasonably acceptable to Sellers as to such matters relating to the Purchaser Holdco Operating Agreement, the Supplemental Agreement, Purchaser Parent, Purchaser REIT, Indemnitors, American Realty Capital Hospitality Member LLC and/or Purchaser Holdco reasonably requested by Sellers (including, without limitation, due authorization, formation, execution, and delivery, enforceability, no violation of organizational documents, regulatory consents and approvals, choice of law, existence, valid issuance, admission, no further payments, no personal liability, bankruptcy remoteness and non-consolidation, provided that any non-consolidation opinion shall be deemed approved by Sellers if it is in the same form as the non-consolidation opinion approved by Lender;

4.3.16 completed and executed transfer tax forms and all other instruments as are customarily executed by purchasers in the states where the Property is located to effectuate the conveyance of property similar to the Property and, subject to Section 4.6, as are reasonably acceptable to Seller;

4.3.17 customary evidence that (i) the “Special Members” contemplated by the Purchaser Holdco Operating Agreement have been duly appointed and meet the requirements of the Purchaser Holdco Operating Agreement, (ii) the Cash Management Bank under the Cash Management Agreement is an “Eligible Institution” (as such term is defined in the Cash Management Agreement), and (iii) that Purchaser has taken (or caused to be taken) all other actions necessary to effectuate the terms contemplated by the Purchaser Holdco Operating Agreement to be in place as of the Closing Date; and

4.3.18 to the extent not satisfied by Purchaser’s delivery pursuant to Section 4.3.4, additional documentation reasonably satisfactory to Sellers and Purchaser evidencing that each of the Television & Internet Service Contracts are being assumed by Purchaser at the Closing, to the extent such Television & Internet Service Contracts are assignable.

4.4 Closing Prorations and Adjustments. Sellers shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit it to Purchaser at least three (3) Business Days prior to the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate), it being understood that for purposes of prorations and adjustments, the applicable Seller shall be deemed to be the owner of the applicable portion of the Property prior to but not including the Closing Date and the applicable Purchaser shall be deemed to be the owner of the applicable portion of the Property on and following the Closing Date:

4.4.1 real estate and personal property taxes and assessments, in each case, with the applicable Seller responsible for taxes attributable to the portion of the tax year which is prior to the Closing Date and the applicable Purchaser responsible for taxes attributable to the remainder of the tax year (which prorations shall be calculated on the basis of the most recent available tax bill if the current bill is not then available);

4.4.2 sales, occupancy, room, telecommunications, beverage and similar taxes to which the operations of any Hotel is subject (the taxes in this Section 4.4.2, “Hotel Taxes”), in each case, with the applicable Seller responsible for taxes attributable to the portion of the tax period which is prior to the Closing Date and the applicable Purchaser responsible for taxes attributable to the portion of the tax period after the Closing Date;

4.4.3 monthly rents and other fixed periodic payments under the Leases; provided that no proration shall be made of any rent or other revenue item which is overdue as of the Closing Date until such rent or other revenue item is actually received, at which time it shall be prorated and paid to the applicable Purchaser or the applicable Seller in accordance with the terms of this Agreement. To the extent the applicable Purchaser receives rents (including operating expense, tax and insurance charges payable by tenants) on or after the Closing Date, such payments shall be applied first toward the payment in full of all rents and other amounts due to such Purchaser with respect to periods following Closing, then allocated for the month of Closing and thereafter the balance applied to delinquent rents or other amounts due to Sellers, with Sellers’ share thereof being delivered to Seller within five (5) days after such Purchaser’s receipt of such amounts;

4.4.4 if the Debt Assumption is consummated, interest and other charges (other than principal) under the Assumed Debt that have accrued with respect to periods prior to the Closing Date shall be the responsibility of the applicable Sellers of the Encumbered Hotel Assets, and interest and other charges under the Assumed Debt in respect of any period after and including the Closing Date shall be the responsibility of the applicable Purchaser;

4.4.5 water, electric, telephone and all other utility and fuel charges (on the basis of the number of days in each applicable bill occurring prior to, and on or after, the Closing Date) and fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of the applicable Seller and shall not be prorated or credited;

4.4.6 amounts due and payable by the applicable Seller under the Assumed Service Contracts and any unamortized portion of any lump sum or up-front payments paid by such Seller under Assumed Service Contracts;

4.4.7 assignable license and permit fees;

4.4.8 rents and other periodic charges under Ground Leases;

4.4.9 accrued and unpaid tour and travel agent commissions;

4.4.10 the balance (less any contested charges) of the open and unpaid account (“Guest Ledger Account”) for each person who is a guest at a Hotel on the day immediately preceding the Closing Date shall be assigned to the applicable Purchaser and prorated between the applicable Seller and the applicable Purchaser as follows:

(a) all room revenue posted for all days preceding the Closing Date shall belong to the applicable Seller (but shall be paid over to such Seller only as and when actually collected (less reasonable administrative and collection costs), except for the day immediately preceding the Closing Date, which shall be allocated one-half to the applicable Purchaser and one-half to the applicable Seller. The applicable Seller shall be responsible for all taxes and franchise fees for all guest charges preceding the Closing Date, except for the day immediately preceding the Closing Date, which shall be allocated one-half to the applicable Purchaser and one-half to the applicable Seller; and

(b) all room revenue posted for all days on and after the Closing Date shall be allocated to the applicable Purchaser;

4.4.11 any accounts receivable outstanding as of Closing shall be assigned to the applicable Purchaser, and the amount of the same increasing the Purchase Price payable to the Seller to which such accounts receivable relate; provided, however, that the increase in the Purchase Price with respect to accounts receivable which are (a) outstanding for thirty (30) days or less at Closing shall be one hundred percent (100%) of such receivables, (b) outstanding for a period between thirty-one (31) to sixty (60) days at Closing shall be ninety percent (90%) of such receivables; and (c) outstanding for a period between sixty-one (61) to ninety (90) days at Closing shall be seventy-five percent (75%) of such receivables; and there shall be no increase in the Purchase Price for any accounts receivable which are more than ninety (90) days outstanding at Closing;

4.4.12 any outstanding deposits or advance payments received and retained by or on behalf of any Seller in connection with any reservation at a Hotel, in the form of a credit against the Purchase Price payable to such Seller;

4.4.13 any gift certificate or other writing (other than trade agreements and food and beverage discount coupons) issued by any Seller or manager of a Hotel which entitles the holder or bearer to a credit (whether in a specified dollar amount or for a specified item, such as a room night or meal) to be applied against the usual charge for rooms, meals and/or other goods or services at any Hotel, in the form of a credit against the Purchase Price to such Seller;

4.4.14 the outstanding balance of all security deposits under the Leases;

4.4.15 all cash on hand at each Hotel, with such cash retained by the applicable Purchaser and the amount of the same increasing the Purchase Price payable to the Seller that owns the applicable Hotel (Sellers shall perform, or cause to be performed, an accounting of cash on hand at the Property (i.e., in house banks, petty cash, including till money and, to the extent the same are the property of Sellers, vending machines and pay telephones) in the presence of a representative of Purchaser);

4.4.16 if the Debt Assumption is consummated, all cash and cash equivalents held in respect of the Assumed Debt and not released to the Sellers owning the Encumbered Hotel Assets at or prior to the Closing (such as escrows and reserves for taxes, insurance, FF&E reserves, etc.) (but the rights with respect to which are assigned to the applicable Purchaser) and the amount of the same increasing the Purchase Price payable to the applicable Sellers owning the Encumbered Hotel Assets; and

4.4.17 The Purchase Price shall be further adjusted at the Closing in respect of property improvement plans required in connection with the Replacement Franchise Agreements as follows:

(a) In the event that no Excluded Hotel Asset has been substituted for a Hotel Asset in accordance with the express terms of Section 2.6 hereof, the Purchase Price shall be reduced by Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00).

(b) If one or more Excluded Hotel Assets (collectively, the “Substitute Properties”) have been substituted for one or more Hotel Assets (collectively, the “Removed Properties”) in accordance with the express terms of Section 2.6 hereof, the Purchase Price shall be reduced by an amount equal to (i) Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00), plus (ii) (A) fifty-percent (50%) of (B) the figure that is equal to (x) the total of the Agreed PIP Allocation for each of the Substitute Properties less (y) the total of the Agreed PIP Allocation for each of the Removed Properties (such amount determined by clauses (i) and (ii), the “PIP Adjustment”) (for the avoidance of doubt, if the PIP Adjustment is a negative number, the Purchase Price shall not be reduced); provided, however, that if the PIP Adjustment is a positive number, the total reduction of the Purchase Price under this Section 4.4.17(b) shall under no circumstances exceed Fifteen Million and No/100ths Dollars ($15,000,000), regardless of the Agreed PIP Allocation of the Substituted Properties.

(c) The adjustments described in Sections 4.4.17(a) and 4.4.17(b) shall reduce the portion of the Purchase Price consisting of the Cash Consideration and be spread ratably across the Allocated Purchase Prices for each Hotel Asset set forth on Schedule 2 (or, in the case of any Excluded Hotel Asset that has been substituted in accordance with Section 2.6, Schedule 8).

(d) The “Agreed PIP Allocation” for each Hotel Asset and Excluded Hotel Asset shall mean, the figure set forth as the “Agreed PIP Allocation” for such Hotel Asset and Excluded Hotel Asset on Schedule 9 attached hereto.

Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills), any proration which must be estimated at the Closing shall be reprorated and finally adjusted on the date that is ninety (90) days after the Closing Date; otherwise, all prorations shall be final. No later than eighty-five (85) days after the Closing Date, Purchaser shall prepare and deliver to Sellers a final Closing Statement; provided that if Purchaser shall fail to deliver such final Closing Statement within such eighty-five (85) day period, Sellers may prepare and deliver such statement to Purchaser (and Purchaser shall cooperate fully with Sellers’ efforts to do the same). Within ten (10) days of the delivery of the final Closing Statement to either Sellers or Purchaser, as applicable, Sellers and Purchaser shall agree on the amount of final prorations and such amount shall be paid over to Purchaser or Sellers, as applicable, within three (3) Business Days thereof.

As of the Effective Date, Sellers may be seeking adjustments to real estate, ad valorem and/or personal property rates imposed upon and/or assessed values ascribed to the Real Properties (any such actions being collectively referred to as “Tax Appeals”). Sellers retain the right to commence additional Tax Appeals with respect only to periods occurring entirely prior to the Closing Date (other than the tax year in which the Closing occurs) (such period, the “Sellers’ Period”); provided, however, that with respect to any such Tax Appeals undertaken after the Effective Date, Seller shall provide Purchaser with prior written notice thereof. Seller reserves the right to meet with government officials and to contest any assessment or reassessment governing or affecting the Real Properties’ real estate ad valorem and/or personal property taxes solely for any Sellers’ Period and to attempt to obtain a refund for any taxes previously paid (and, if the applicable taxing authority issues any credit to Purchaser on such tax bills in connection therewith, Purchaser shall pay over any such amounts to the applicable Sellers within three (3) Business Days of Purchaser’s receipt of such amounts). Purchaser shall have the exclusive right to commence Tax Appeals with respect to periods after the Closing Date and with respect to periods in which the Closing Date occurs (such periods, the “Purchaser’s Period”), but shall promptly pay over to Sellers the portion of any such tax refund applicable to the Sellers’ Period. From and after the Closing Date, subject to the foregoing qualifications, (a) Purchaser will take all actions and execute and deliver all documents Sellers reasonably request in order to enable Sellers to continue to pursue the Tax Appeals solely with respect to the Sellers’ Period at no out of pocket expense to Purchaser, and (b) Sellers will take all such actions and execute and deliver all documents Purchaser reasonably requests in order to enable Purchaser to pursue any

Tax Appeal solely with respect to the Purchaser’s Period at no out-of-pocket expense to Sellers. Subject to the foregoing qualifications, Purchaser and Sellers hereby agree to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any Tax Appeal proceeding commenced by Sellers or Purchaser, as applicable, in accordance with this paragraph and collecting the amount of any tax refund with respect thereto.

This Section 4.4 shall survive the Closing.

4.5 Transaction Costs. Purchaser shall pay, or reimburse Sellers for, as applicable, (i) all of the premiums for the Owner’s Policies and any extended coverages thereunder or endorsements thereto and all title search, survey, and closing fees and costs with respect thereto (including, without limitation any the Updated Surveys or Updated Title Commitments), in each case, obtained by Purchaser, (ii) all recording charges for instruments of conveyance, (iii) all mortgage taxes, documentary stamps or similar charges imposed on any financing obtained by Purchaser in connection with the transactions contemplated hereby, (iv) all costs and expenses of the Debt Assumption (including, without limitation, (a) any costs, fees or charges of the lender(s) of the Assumed Debt from time to time (as applicable, the “Lender”), (b) mortgage taxes, documentary stamp or similar charges, and (c) any assumption fee, rating agency fees, servicer fees or attorneys’ fees for the rating agencies and the servicer), regardless of whether the Debt Assumption is actually consummated (for the avoidance of doubt, Purchaser shall not be reasonable for any costs or expenses incurred by Sellers in connection with the Debt Assumption, whether or not the Debt Assumption is consummated), (v) all costs and expenses of obtaining new Franchise Agreements for each Hotel Asset, including any franchise application fees, attorneys’ fees of the applicable franchisors and any property improvement plan costs (the “Replacement Franchise Agreements”), whether or not the same are actually obtained, (vi) all costs of third-party reports ordered by Purchaser and the costs of obtaining reliance by Purchaser on any third party-reports obtained by Sellers or Lender in connection with the Assumed Debt, regardless of whether the Debt Assumption is consummated, (vii) all costs of Purchaser’s broker, if any, (viii) one-half (1/2) of any transfer taxes, documentary stamps, bulk sales tax or similar charges imposed upon the transfer of the Real Properties or Personal Property, and (ix) one-half (1/2) of Escrowee’s escrow fees. Each Seller shall pay (a) one-half (1/2) of any transfer taxes, documentary stamps, bulk sales tax or similar charges imposed upon the transfer of its Real Properties or Personal Property, (b) its Pro Rata Share of one-half (1/2) of Escrowee’s escrow fees, (d) any breakage or spread maintenance costs under any debt encumbering its Hotel Assets, (e) all of the costs and expenses incurred by the ground lessor (“Ground Lessor”) in granting its consent to the Ground Lease Assignment (the “Ground Lessor Consents”) of such Seller’s Ground Lease(s) and any costs or expenses associated with any fee, concession or modification of any of the Ground Leases required by the Ground Lessor thereunder as a condition to granting its consent up to a maximum of $25,000.00 per Ground Lease (it being understood that Purchaser shall not be obligated to pay any excess) and (f) all costs of Seller’s broker, if any. Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys and Purchaser shall be responsible for all costs related to its due diligence and inspection of the Property. This Section 4.5 shall survive the Closing and any termination of this Agreement.

4.6 Possession. On the Closing Date, possession of the applicable Property shall be delivered to the applicable Purchaser, subject only to such matters as are expressly permitted by or pursuant to this Agreement. In connection therewith, each Seller shall use commercially reasonable efforts to deliver the following to the applicable Purchaser either at the Closing or at the respective Hotel Assets (but solely as such items relate to such Seller’s portion of the Property):

4.6.1 a certificate or registration of title for any owned motor vehicle or other Personal Property which requires such certification or registration, conveying such vehicle or such other Personal Property to Purchaser; provided that all such vehicles and other Personal Property shall be free from any lien, pledge, sale agreement, lease, encumbrance or other charge;

4.6.2 all key codes, access codes and combinations to locks to the extent known by, or in the possession of, Seller or its property manager; and

4.6.3 to the extent not previously delivered to Purchaser, all originals (or copies if originals are not available), of the Leases, books and records, permits, written employment contracts and hotel contracts in the Seller’s possession or control and required to be conveyed hereunder.

If any such Seller, despite using its commercially reasonable efforts, is unable to deliver any of the foregoing items at the Closing, the same shall not be a default or a failure of a Purchaser Closing Condition, nor shall it affect the transfer of title to the same, and such Seller shall instead cause the delivery of such items reasonably promptly after Closing (in accordance with Section 14.21). The foregoing covenant shall survive the Closing.

5. CASUALTY LOSS AND CONDEMNATION.

5.1 Notice. If, prior to the Closing, any Hotel Asset or any part thereof shall be condemned (a “Condemnation”), or destroyed or damaged by fire or other casualty (a “Casualty”), upon gaining knowledge thereof, Sellers shall promptly notify Purchaser.

5.2 Casualty and Condemnation Proceeds. Subject to Section 2.6, Purchaser shall be obligated to proceed to the Closing for the Property in accordance with the terms hereof but shall be entitled to receive the following on the Closing Date with respect to any Hotel Asset included in the Property which has suffered a Condemnation or Casualty after the Effective Date which has not been Restored by the Closing Date: (i) with respect to a Condemnation, an assignment of all of the applicable Seller’s right, title and interest in and to the Condemnation proceeds to be awarded to such Seller as a result of such Condemnation, and (ii) with respect to a Casualty, (A) an assignment of the insurance proceeds payable on account of such Casualty (less such Seller’s reasonable cost to secure the same and less repair and restoration costs incurred by Seller to the extent that such repair and restoration costs were approved by Purchaser (unless such repair or restoration was required by the terms of the Loan Documents or the loan documents of any mortgage indebtedness encumbering the applicable Second Pool Asset(s), in which case Purchaser’s approval shall not be required); provided that the portion of the Purchase Price payable to such Seller shall be further reduced by the amount of any insurance proceeds previously paid to such Seller on account of such casualty and not already expended towards its cost of securing the same or repairing or restoring such Hotel Asset) and (B) the Purchase Price shall be reduced by the amount of any applicable insurance deductible with respect to any damage due to such Casualty. In addition, in the event of the foregoing and after appropriate credit and other items are provided to Purchaser as required by the terms of this Section 5, Purchaser shall deliver to the applicable Seller(s) at Closing a release in form reasonably satisfactory to such Sellers whereby Purchaser releases such Sellers from all ongoing liability and/or claims by Purchaser or its affiliates, together with their respective successors and assigns, arising from such condemnation or casualty, but subject to the applicable Seller’s other obligations and liabilities set forth in this Agreement. Subject to Section 2.6, in the event that a Hotel Asset suffers a Condemnation or a Casualty and Purchaser has elected to waive such Casualty or Condemnation and proceed to Closing, the applicable Seller shall not expend any insurance proceeds for repairs or restoration unless it has received Purchaser’s consent as to any plans or contracts for such repairs or restoration, and such Seller shall keep Purchaser informed as to the progress of any such repairs or restoration; provided that such consent shall not be required if such repair or restoration is required by the terms of the Loan Documents or any the loan documents of any mortgage indebtedness encumbering the applicable Second Pool Asset(s). Nothing herein shall obligate any Seller to cause any Hotel Asset to be Restored.

6. BROKERAGE. Purchaser agrees to pay at Closing all brokerage commissions due to any broker due a commission as a result of this transaction due to Purchaser’s dealings with Sellers pursuant to separate agreements entered into by Purchaser or Purchaser’s affiliates for services rendered in connection with the sale and purchase of the Property. Sellers agree to pay at Closing all brokerage commissions due to any broker due a commission as a result of this transaction due to Sellers’ dealings with Purchaser pursuant to separate agreements entered into by Sellers or Sellers’ affiliates for services rendered in connection with the sale and purchase of the Property. Sellers acknowledge that prior to the Effective Date, their majority beneficial owner engaged Deutsche Bank Securities Inc. and Goldman, Sachs & Co. on Sellers’ behalf as financial advisor to Sellers and agree that Sellers shall pay in accordance with the terms of such engagements all fees and other amounts due to such advisors as a result of this transaction. Sellers and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or the transactions contemplated herein, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive any Closing and any termination of this Agreement.

7. DEFAULT AND REMEDIES; FAILURE OF CONDITIONS TO CLOSING.

7.1 Sellers’ Pre-Closing Default; Failure to Satisfy Purchaser Closing Conditions.

7.1.1 Sellers’ Pre-Closing Default; Purchaser’s Pre-Closing Remedies. Notwithstanding anything to the contrary contained in this Agreement, if a Seller breaches its obligations under this Agreement prior to the Closing in any material respect and such breach has not been cured within thirty (30) days after written notice thereof from Purchaser (provided that the parties agree and acknowledge that if such thirty (30)

day period would exceed the Closing Date, at their option, Sellers may extend such Closing Date for the period required to effect such cure, but not beyond the date which is thirty (30) days after Purchaser’s foregoing written notice), then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, Purchaser may, upon notice to Seller, given not more than fifteen (15) Business Days after the expiration of such cure period, and provided an action is filed within thirty (30) days thereafter (a) terminate this Agreement by giving Sellers written notice of such election prior to or at Closing, and (i) subject to Section 14.22, to receive the Earnest Money, and (ii) only in the event that Purchaser has not sought specific performance, to recover from the applicable Seller all of Purchaser’s reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, its reasonable legal fees and diligence costs, which reimbursement in the aggregate amongst all Sellers shall not exceed $2,000,000; (b) waive the default and proceed to Closing; or (c) seek specific performance of this Agreement against Sellers by filing an action therefore within thirty (30) days after the originally scheduled Closing Date. Notwithstanding anything to the contrary contained herein, if any Seller willfully breaches this Agreement and sells its portion of the Property to someone other than Purchaser while the Agreement is in effect, then Purchaser shall be entitled to bring an action against such Seller to recover all of its damages and costs relating to such breach, including, but not limited to, actual and compensatory damages.

7.1.2 Failure to Satisfy Purchaser Closing Conditions. If on the Closing Date any of the Purchaser Closing Conditions are not satisfied (other than as a result of a material default by Purchaser hereunder), then Purchaser may elect, at Purchaser’s option and as Purchaser’s sole remedy, to either (i) waive such condition and proceed to Closing or (ii) elect to terminate this Agreement, in which case (A) if the only Purchaser Closing Condition that is unsatisfied is the Purchaser Closing Condition set forth in Section 8.2.1(f), receive a return of $50,000,000 of the Earnest Money, with the remaining $25,000,000 of the Earnest Money retained by Sellers as compensation for Sellers’ time and expense incurred in connection with this Agreement and for having the Property subject to the terms of this Agreement from the Effective Date to the termination date, or (B) if the foregoing clause (A) is not applicable, Purchaser shall receive a return of the Earnest Money (the “Purchaser Closing Condition Remedies”); provided, however, that in the event that Purchaser elects to terminate this Agreement pursuant to clause (ii), Sellers shall have the right, at their option, to extend the scheduled Closing Date for a period necessary to cause the applicable Purchaser Closing Conditions to be satisfied, such period not to exceed thirty (30) days (and, if the applicable Purchaser Closing Condition is satisfied by Sellers during such thirty (30) day period, then Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section 7.1.2 with respect to such Purchaser Closing Condition).

7.2 Purchaser’s Pre-Closing Defaults; Failure to Satisfy Sellers’ Closing Conditions.

7.2.1 Purchaser’s Pre-Closing Default; Sellers’ Pre-Closing Remedies. If Purchaser fails to perform its obligations in accordance with the terms of this Agreement prior to Closing in any material respect and such failure has not been cured within thirty (30) days of written notice thereof from Sellers (but in any event, no later than the Closing Date), then, as Sellers’ sole and exclusive remedy hereunder, Sellers shall have the right to terminate this Agreement at any time by delivering written notice to Purchaser, whereupon the Earnest Money shall be forfeited to Sellers as liquidated damages (to be allocated amongst them in the same manner as the Purchase Price would have been allocated if the Closing had occurred), it being agreed between the parties hereto that the actual damages to Sellers in such event are impractical to ascertain and the amount of the forfeited Earnest Money is a reasonable estimate thereof and shall be and constitute valid liquidated damages. If Sellers terminate this Agreement pursuant to this Section 7.2.1, this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement (other than rights and obligations which expressly survive the termination of this Agreement) and Sellers shall be entitled to retain the entire Earnest Money on deposit with Escrowee.

SELLERS’ INITIALS

PURCHASER’S INITIALS

7.2.2 Failure to Satisfy Sellers’ Closing Conditions. If on the Closing Date, any of the Seller Closing Conditions are not satisfied, then Sellers may elect, at Sellers’ option and as Sellers’ sole remedy, to either (i) waive such condition and proceed to Closing or (ii) elect to terminate this Agreement, in which case (A) if the unsatisfied Seller Closing Conditions do not include any of the Seller Closing Conditions set forth in Section 8.2.2(d) or Section 8.3, the Earnest Money shall be returned to Purchaser (unless Purchaser is in material default hereunder, but subject to Section 14.22), (B) if any of the Seller Closing Conditions that are unsatisfied include any of the Seller Closing Conditions set forth in Section 8.2.2(d), the same shall constitute a material default by Purchaser hereunder and Sellers shall retain the Earnest Money, or (C) if any of the Seller Closing Conditions that are unsatisfied include the Seller Closing Condition set forth in Section 8.3, Purchaser shall receive a return of $50,000,000 of the Earnest Money, with the remaining $25,000,000 of the Earnest Money retained by Sellers as compensation for Sellers’ time and expense incurred in connection with this Agreement and for having the Property subject to the terms of this Agreement from the Effective Date to the termination date (provided that this clause (C) shall not limit any of Sellers’ remedies if Purchaser is otherwise in material default hereunder).

SELLERS’ INITIALS

PURCHASER’S INITIALS

7.3 Purchaser’s Pre-Closing Knowledge. If at any time after the Effective Date, either Purchaser or any Seller are or become aware of any fact or information which makes a representation or warranty of Sellers contained in Section 9.1.1 through 9.1.29 hereof (collectively, the “Designated Representations”) untrue in any material manner, said party shall promptly disclose such fact in writing to the other parties hereto. If the Seller making such representation has taken no willful act which is prohibited under this Agreement to cause the representation to become untrue, such Seller shall not be in default under this Agreement and the sole remedy of Purchaser shall be to (i) proceed to Closing, in which case Purchaser shall be deemed to have waived its rights with respect to any such breach of representation or warranty, or (ii) solely in the event that Seller fails to cure such breach within thirty (30) days after written notice thereof from Purchaser (provided that the parties agree and acknowledge that if such thirty (30) day period would exceed the Closing Date, at their option, Sellers may extend such Closing Date for the period required to effect such cure, but not beyond the date which is thirty (30) days from Purchaser’s foregoing written notice), and (A) if such breach of representation or warranty would cause a Purchaser Closing Condition to be unsatisfied, terminate this Agreement by written notice to Sellers within five (5) Business Days after the expiration of such cure period (the “Purchaser Notice Date”) or (B) if such breach of representation or warranty would not cause a Purchaser Closing Condition to be unsatisfied, proceed to Closing without waiving its rights with respect to such breach of representation or warranty (but subject in all respect to the other express limitations of this Agreement, including without limitation Sections 11.1 and 11.2). Notwithstanding the foregoing, Purchaser shall not be entitled to exercise the foregoing rights in the event that the Designated Representations of any Seller contained in Sections 9.1.3, 9.1.5, 9.1.6, 9.1.7, 9.1.8, 9.1.9, 9.1.13, 9.1.14, 9.1.15, 9.1.19, 9.1.20, and 9.1.29 (collectively, the “Property Representations”) have become untrue under this Agreement by reason of either (x) changed facts or circumstances which, pursuant to the terms of this Agreement, are not prohibited from occurring, or (y) changes in conditions (including changes in law or generally accepted accounting principles) affecting the hospitality or real estate industries generally, or the United States of America or global economy, the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the United States of America, earthquakes, hurricanes, or other natural disasters or acts of God (subject to the provisions of this Agreement with respect to casualty). If clause (A) of clause (ii) of the second sentence of this Section 7.3 is applicable and Purchaser fails to deliver the required notice to Sellers on or before the Purchaser Notice Date, then Purchaser shall conclusively be deemed to have elected to proceed under clause (ii)(A) of the second sentence of this Section 7.3. Notwithstanding anything to the contrary set forth in this Agreement and without limitation of anything contained in this Section 7.3, Purchaser is prohibited from making any claims against any Seller after the Closing with respect to any breaches of such Seller’s representations and warranties contained in this Agreement resulting from or based upon a condition, state of facts or other matter of which Purchaser has actual knowledge of prior to the Closing Date (regardless of whether Sellers gave the required notice to Purchaser required under this Section 7.3), other than in the circumstances described in clause (ii)(B) of the second sentence of this Section 7.3. The actual knowledge of Purchaser for the purposes of this Agreement shall mean the actual (and not imputed, implied or constructive) knowledge of the individuals set forth on Schedule 5A. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability whatsoever with respect to any matters set forth in this Agreement.

7.4 Post-Closing Remedies. From and after the Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement, including, without limitation, the terms of Section 7.3 above and Section 11.1 below, have such rights and remedies as are available at law or in equity, except that neither Sellers nor Purchaser shall be entitled to recover from the other consequential, incidental, indirect, punitive or special damages.

8. DILIGENCE; CONDITIONS PRECEDENT.

8.1 Diligence and Inspection.

8.1.1 The applicable Seller shall deliver to Purchaser, or make available to Purchaser in an electronic data room (a) due diligence materials regarding the Property as are typically provided by Sellers, and (b) the Loan Documents (collectively, the “Due Diligence Materials”). Except as expressly set forth in Section 9 below, no Seller, nor any other Seller Released Party is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any Due Diligence Materials provided, including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials. Up until the Closing Date, Sellers agree to deliver to Purchaser, or make available in such electronic data room, any additional and/or updated materials related to the Property reasonably requested by Purchaser in writing, to the extent in Sellers’ possession or control, and Sellers shall deliver such items within a reasonable time following such request, provided such request is not inconsistent with a provision of this Agreement, the Management Contracts or the Franchise Agreements. Up until the Closing Date, Purchaser shall keep the applicable Seller reasonably advised of the status of all negotiations and material communications with franchisors, managers under Management Contracts, Ground Lessors and Lender (including any servicer) (including their respective advisors and representatives).

8.1.2 Before entering upon any Real Property, Purchaser shall furnish to Sellers certificates of insurance for such Real Property evidencing: (a) commercial general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence and Ten Million and No/100ths Dollars ($10,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Real Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where such Real Property is located and employer’s liability insurance of not less than One Million and No/100ths Dollars ($1,000,000.00) per accident. With respect to the coverages required by clauses (a) and (b) immediately preceding, Sellers and their agents and affiliates of which Sellers have provided Purchaser notice shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where such Real Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Sellers shall be excess and non-contributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims with respect any potential claim by Sellers against Purchaser. The insurance certificates required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Sellers. No inspection shall be undertaken without reasonable prior notice to Sellers. Sellers shall have the right to be present at any or all inspections. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Sellers in their sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Sellers) and hold Sellers and each of the other past, present and future Seller Released Parties, harmless from and against any and all losses, claims, damages, demands, actions, suits, costs, expenses, judgments, proceedings, injuries and liabilities (including, without limitation, reasonable out-of-pocket attorneys’ fees and costs incurred in connection therewith) (“Losses”) arising out of or resulting from Purchaser’s exercise of its rights of inspection as provided for in this Section 8. Notwithstanding the foregoing, Purchaser’s indemnification obligations hereunder shall not include any obligation or duty whatsoever with respect to any such claims (including claims that the Real Property has declined in value) to the extent arising out of or resulting from (a) the mere discovery or presence of any pre-existing Hazardous Substances, or (b) the results or findings of any tests or analyses of Purchaser’s inspection of the Property conducted in accordance with this Section 8.1.2, or (c) Seller’s, or/and Seller Released Party’s acts or omissions. The indemnification obligation of Purchaser in this Section 8.1.2 shall survive termination of this Agreement and the Closing.

8.2 Conditions to Closing.

8.2.1 Purchaser Conditions. Purchaser’s obligation to consummate the transactions contemplated hereunder at the Closing are conditioned upon the satisfaction (or waiver, as evidenced in writing from Purchaser in its sole and absolute discretion) of each of the following conditions with respect to the Property (the “Purchaser Closing Conditions”):

(a) Sellers’ representations and warranties contained herein being true and correct as of the Closing Date and Sellers’ having obtained (or received a waiver in writing of) any required consents or approvals disclosed in the Disclosure Letter pursuant to Section 9.1.3 except to the extent that, in the aggregate for the entire Property, any representations and warranties that were untrue when made or became untrue after the Effective Date and the failure to obtain any such required consents or approvals, taken together, do not constitute a Portfolio Material Adverse Effect on the Property, provided that this condition shall not be deemed to have failed if the representations or warranties are not true as of the Closing Date with respect to the Property Representations by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, are not expressly prohibited from occurring.

(b) As of the Closing Date, Sellers shall have performed in all material respects all of their obligations and covenants under this Agreement.

(c) Sellers shall have delivered each of Sellers’ Closing deliveries under Section 4.2.

(d) There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby.

(e) On or prior to the Closing Date, (i) (A) all service and other operational contracts relating to the Property to be sold to Purchaser, in each case (x) that Purchaser has requested Seller in writing to terminate on or prior to January 22, 2015 (which are terminable by their respective terms) or (y) that cannot be assigned to Purchaser by its terms (and for which Purchaser has otherwise been unable to obtain the consent of the relevant counterparty to Purchaser’s assumption of same) and (B) all hotel property management contracts (“Management Contracts”), which Purchaser requested Seller in writing to terminate in the notice delivered on October 29, 2014, shall be terminated, (ii) all Material Contracts that are assignable by their terms and which Purchaser requested Seller in writing to assume in the notice delivered on October 29, 2014 shall be assigned to Purchaser (assuming that Purchaser has executed and delivered the required assignment documentation), and (iii) all Assumable Service Contracts which Purchaser requested Seller in writing to assume in the notice delivered on October 29, 2014 shall be assigned to Purchaser (assuming that Purchaser has executed and delivered the required assignment documentation).

(f) Provided that Purchaser is (i) assuming the Assumed Debt, and (ii) has complied in all respects with its obligations under Section 13.5, Lender shall have executed and delivered all documents necessary to consummate the Debt Assumption on the terms set forth in the Loan Agreement and any such conditional consent letter.

8.2.2 Seller’s Conditions. The obligation of Sellers to consummate the transaction contemplated hereunder at the Closing are conditioned upon the satisfaction of each of the following conditions (including the condition set forth in Section 8.3, the “Seller Closing Conditions”):

(a) Each of Purchaser’s representations and warranties contained herein being true and correct in all material respects as of the Closing Date; provided, however, that with respect to any breach of the representations and warranties in Section 9.6 hereof, this Seller Closing Condition shall be deemed satisfied in the event that, notwithstanding such breach, Purchaser is consummating the Debt Assumption at Closing in accordance with the terms hereof or is closing on Replacement Debt concurrently with the Closing.

(b) As of the Closing Date, Purchaser shall have delivered the Purchase Price and shall have performed in all material respects all of its other respective obligations and covenants under this Agreement.

(c) Purchaser shall have delivered (or caused to be delivered by Purchaser Parent, Purchaser REIT, the Indemnitors or its other affiliates, as applicable) each of Purchaser’s Closing deliveries under Section 4.3.

(d) (i) Sellers shall have received at or prior to Closing satisfactory evidence that Purchaser has executed Replacement Franchise Agreements for all Hotel Assets with the existing franchisor as of the Effective Date, and (ii) Sellers shall have received at or prior to Closing reasonably satisfactory evidence that terminations of all of the Franchise Agreements were executed effective as of the Closing Date without any liquidated damages, termination fees, or similar payment (unless borne by Purchaser) and releasing Sellers and guarantors of Sellers’ obligations under the Franchise Agreements from liability and obligations thereunder to the extent customary for the applicable Franchisor in connection with terminations of its franchise agreements in connection with agreed replacement franchise agreements; provided, however, that in the event that Purchaser has not executed a Replacement Franchise Agreement with the existing franchisor as of the Effective Date for any Hotel Asset, the Seller Closing Condition set forth in this Section 8.2.2(d) may be satisfied if Purchaser has either (x) executed a Replacement Franchise Agreement with a new franchisor in accordance with the terms of the Loan Agreement (or a valid waiver of the terms thereof by Lender), or, if Replacement Debt is being obtained in a manner that does not result in Purchaser’s inability to obtain the Replacement Debt, or (y) complied with all necessary requirements of the Loan Agreement and received the written consent of Lender to accept a conveyance of such Hotel Asset with no Replacement Franchise Agreement in place at Closing or, if Replacement Debt is being obtained, to accept a conveyance of such Hotel Asset with no Replacement Franchise Agreement, which does not result in Purchaser’s inability to obtain the Replacement Debt. In the event that Purchaser intends to accept the conveyance of any Hotel Asset with no Replacement Franchise Agreement under the foregoing clause (y), Sellers shall cooperate with Purchaser, at the sole cost and expense of Purchaser, to complete the de-identification of any such Hotel Asset in connection with the termination of the applicable Franchise Agreement, provided that Purchaser bears the full cost of such de-identification and any liquidated damages, termination fees, or similar payment required in connection with such de-identification, and Purchaser indemnifies and holds Seller harmless from any liability or obligation under any Franchise Agreement terminated pursuant to such clause (y).

(e) The terms of each of (i) any new debt obtained by Purchaser or any of its affiliates (other than the Assumed Debt, but including any amendments to the Loan Documents or modifications to the Assumed Debt) that will encumber the Property or any direct or indirect ownership interest in Purchaser after Closing (other than direct or indirect interests in Purchaser Holdco) and (ii) any other agreement that will be binding upon Purchaser or any other direct or indirect subsidiary of Purchaser Holdco after Closing, in either case, which (x) restricts the transfer, assignment, pledge, encumbrance, hypothecation, participation or disposition of the Purchaser Holdco Class A Units (or any direct or indirect interest therein) in any manner inconsistent with the provisions of the Purchaser Holdco Operating Agreement or more restrictive than the provisions set forth in the Assumed Debt as of the Effective Date, and/or (y) limits the exercise by any Class A Holder of any of its rights under the Purchaser Holdco Operating Agreement in any manner, in each case, shall be satisfactory to Sellers in their sole discretion.

(f) There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby.

(g) Each of the organizational documents of the direct or indirect subsidiaries of Purchaser Holdco shall provide that such subsidiary shall not be permitted or authorized to take any action or refrain from taking any action (or to cause or permit any of its subsidiaries to take any action or refrain from taking any actions) which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to Whitehall under any of the Whitehall Guarantees.

8.3 Additional Provisions Regarding Assumed Debt and Replacement Debt. Notwithstanding anything to the contrary herein, (a) unless Purchaser notifies Sellers in writing on or before January 22, 2015 that Purchaser intends to put in place Replacement Debt in lieu of assuming the Assumed Debt, it will be conclusively presumed that Purchaser intends to assume the Assumed Debt and it will be a condition to Sellers’ obligation to close that the Lender shall have executed and delivered all documents necessary to consummate the Debt Assumption on the terms set forth in the Loan Agreement and any conditional consent letter issued by Lender, and (b) if Purchaser so notifies Sellers in writing pursuant to clause (a) that Purchaser intends to put in place Replacement Debt in lieu of assuming the Assumed Debt, the condition in Section 8.2.1(f) shall no longer be applicable and will be deemed to be waived by Purchaser.

9. REPRESENTATIONS AND WARRANTIES.

9.1 Sellers’ Representations and Warranties. Subject to the exceptions and qualifications set forth in the disclosure letter delivered to Purchaser (together with all documents provided in connection therewith) on June 2, 2014, as supplemented by that certain supplemental disclosure letter delivered to Purchaser on June 5, 2014 (collectively, the “Disclosure Letter”), each Seller hereby represents and warrants, severally and not jointly, to Purchaser that, as to itself only and, where applicable, as to the portion of the individual Hotel Asset(s) owned by such Seller, (i) as of the Effective Date (other than with respect to Sections 9.1.2, 9.1.3 and 9.1.4), (ii) in the case of Sections 9.1.1, 9.1.2, 9.1.3, 9.1.4 and 9.1.7, made or remade, as applicable, as of the Restatement Date, and (iii) as of the Effective Date and, subject to the terms of this Agreement, remade as of the Closing Date (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date):

9.1.1 Such Seller is either a limited partnership, limited liability company, corporation or real estate investment trust, duly organized, validly existing and in good standing under the laws of the state of its formation, as indicated on Schedule 1.

9.1.2 Such Seller has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Seller have been duly and properly authorized by proper limited liability company, partnership, corporate or trust action, as applicable, in accordance with applicable law and with the organizational documents of such Seller. No further limited liability company, partnership, corporate or trust proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the purchase and sale of the individual Hotel Asset(s) owned by such Seller in accordance with the terms hereof. This Agreement has been duly and validly executed and delivered by such Seller. This Agreement, when executed and delivered by Sellers and Purchaser, will constitute the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

9.1.3 Except as set forth in the Disclosure Letter, no consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by such Seller from, and no notice or filing is required to be given by such Seller to or made by such Seller with, any governmental authority or other person (other than under any Loan Document, Franchise Agreement or Ground Lease) in connection with the execution, delivery and performance by such Seller of this Agreement (excluding from this representation the performance by such Seller of its specific covenants arising under Sections 12.4, 12.5 and 12.8) other than certain property-level licenses and permits (which are not material to the Property as a whole) that require consent, approval or notice to a government authority to effectuate a transfer of such items, which consent, approval or notice the applicable Seller shall not be required to obtain prior to Closing so long as the applicable Seller uses diligent efforts to assist Purchaser with the transfer of such items prior to and after Closing; provided that Seller’s obligation under this Section 9.1.3 shall survive Closing.

9.1.4 Subject to receipt of the consent and approvals referred to in Section 9.1.3 above, the execution, delivery and performance of this Agreement and the consummation of the purchase and sale of such Seller’s portion of the Property by such Seller will not (a) violate or conflict with or constitute a default under any organizational document of such Seller, (b) violate, conflict with or constitute a default under any contract or agreement to which such Seller is a party, where the underlying obligation or default would survive the closing of the consummation of the purchase and sale of the individual Hotel Asset(s) owned by such Seller in accordance with the terms and conditions of this Agreement or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to such Seller.

9.1.5 The Disclosure Letter accurately identifies each contract that is material to the business, operations or maintenance of such Seller’s Hotel Assets, other than, to the extent applicable to such Seller’s Hotel Assets, Loan Documents, the Ground Leases, the Management Contracts, the Franchise Agreements and the Leases (each such material contract, excluding for the avoidance of doubt documents evidencing the Assumed Debt, the Ground Leases, the Management Contracts, the Television & Internet Service Contracts, the Franchise Agreements and the Leases, a “Material Contract”). Except as set forth in the Disclosure Letter, such Seller has not received notice in writing of a default by Seller under any Material Contract that has not been cured or delivered a notice in writing of a default to a counterparty under a Material Contract that has not been cured, and, to such Seller’s Knowledge, no event of default exists under any such Material Contract on the part of such Seller or the counterparty thereunder. True, complete and correct copies of each of its Material Contracts have been delivered or made available to Purchaser prior to the Effective Date. Notwithstanding anything in this Agreement to the contrary, such Seller does not covenant or represent that any particular Material Contract will be in force or effect as of the Closing Date or that the parties to the Material Contracts will not be in default under its Material Contracts, and the existence of any default by any party under any Material Contract shall not affect the obligations of Purchaser hereunder. For purposes of this Section 9.1.5, a contract shall be “material” to the business, operations or maintenance of such Seller’s portion of the Property only if such contract (i) extends beyond one year (unless cancelable on sixty (60) days’ or less notice without requiring the payment of termination fees or payments of any kind) and (ii) requires the payment of more than Fifty Thousand and No/100ths Dollars ($50,000.00) in any calendar year with respect to such Seller’s portion of the Property.

9.1.6 Except as set forth in the Disclosure Letter, such Seller has not received from any governmental authority having the power of eminent domain any written notice of any condemnation of any individual Hotel Asset owned by such Seller nor are there any pending condemnation proceedings with respect thereto.

9.1.7 Except as set forth in the Disclosure Letter, (a) such Seller has not received any written notice of any pending litigation initiated against such Seller or its Hotel Assets, nor is there any pending litigation with respect thereto, and (b) such Seller has not received written notice of any threatened litigation against such Seller or its Hotel Assets which would, in any such case, have a Property Material Adverse Effect.

9.1.8 Except as set forth in the Disclosure Letter, such Seller has not received written notice of any violation of any building, environmental, fire or health code or any other statute applicable to its Hotel Assets which would have a Property Material Adverse Effect.

9.1.9 To such Seller’s Knowledge, except as set forth in the Disclosure Letter, such Seller’s Hotel Assets are in compliance in all material respects with the terms and conditions of each permit, certificate or license issued by a governmental authority (to the extent held by such Seller) and legally required for the operation and use of such Hotel(s) (“Permits”).

9.1.10 The Disclosure Letter sets forth a true and complete list of the Hotels that are subject to a franchise, license or similar agreement providing the right to utilize a brand name or other rights of a hotel chain or system (together with all such agreements for each other Seller and any amendment, guarantees and any ancillary documents and agreements related thereto, collectively, “Franchise Agreements” and each, a “Franchise Agreement”) or in respect of which such Seller is otherwise bound and the date of such Franchise Agreement, and any capital expenditures or improvements planned for any Hotel Asset and required pursuant to the Franchise Agreement for such Hotel Asset during calendar year 2014. As of the Effective Date, Seller has made available to Purchaser a correct and complete copy of any outstanding so-called property improvement plans required to be completed for any Hotel Asset. As of the Effective Date, except as set forth in the Disclosure Letter, Seller has neither given nor received any written notice of any material breach or default under any Franchise Agreement.

9.1.11 Other than as set forth in the Disclosure Letter, such Seller owns (or will, prior to the Closing, own) good and marketable title to the Personal Property included within its Hotels, excluding the related Intangible Property and the personal property of Tenants, employees, agents and guests. As of the Closing, such Personal Property will be free and clear of all Liens other than Permitted Exceptions and any Liens filed against equipment pursuant to equipment leases.

9.1.12 Such Seller has delivered or made available to Purchaser a true and complete copy of each survey with respect to such Seller’s Real Property that has been delivered to such Seller within the two (2) years preceding the Effective Date and was within such Seller’s possession or control on the Effective Date.

9.1.13 Other than as set forth in the Disclosure Letter, such Seller has not received written notice of any pending or proposed change in the zoning or any special use permit of any of its Real Property.

9.1.14 Except as set forth in the Disclosure Letter, each of the ground leases set forth on Exhibit N hereto (the “Ground Leases”) constituting all or a portion of such Seller’s Real Property is in full force and effect. Except as set forth in the Disclosure Letter, such Seller has not breached in any material respect and is not in default under its Ground Leases (other than such breaches or defaults that have been cured). The Disclosure Letter accurately identifies all of the documentation constituting such Seller’s Ground Leases, as presently in effect, including all of the agreements, amendments or supplements which evidence or govern such Ground Leases, and, except as set forth in the Disclosure Letter, true, complete and correct copies of all such documentation have been delivered or made available to Purchaser. The foregoing representations shall not be made at the Closing Date with respect to any Ground Lease not assumed by Purchaser at Closing.

9.1.15 Except as identified in the Disclosure Letter, no Lease or other arrangement for use of space within any of such Seller’s Hotels other than transient use of guest rooms, banquet rooms, conference rooms or similar facilities by such Hotel’s guests or patrons encumbers such Seller’s Hotel Assets. True, complete and correct copies of such Seller’s Leases, including all of the agreements, amendments and supplements thereto which evidence or govern such Leases, have been delivered or made available to Purchaser prior to the Effective Date. Except as set forth in the Disclosure Letter, such Seller has neither given nor received any written notice of any breach or default under any of the Leases which has not been cured and, to such Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by the Seller or the lessee thereunder. The Disclosure Letter lists all security or other deposits made by any lessee under the Leases, and except as set forth in such the Disclosure Letter, no security or other deposit made by any lessee under the Leases has been applied towards the obligations of such party in accordance with the Leases. Except as set forth in the Disclosure Letter, no security or other deposit securing a Tenant’s obligation under a Lease is in the form of a letter of credit or any other form other than cash. Except as set forth in the Disclosure Letter, no rent has been paid by any tenant under a Lease more than one month in advance.

9.1.16 The following representation is made only by W2007 Equity Inns Realty, LLC and W2007 Equity Inns Realty, L.P.: the Disclosure Letter contains a true, complete and correct list of all documents related to the Assumed Debt and true, complete and correct copies of all documentation relating to the Assumed Debt, as in effect as of the Effective Date, have been delivered or made available to Purchaser. Seller has not received written notice of a default by Seller under the Assumed Debt nor has Seller delivered Lender any written notice of default by Lender under the Assumed Debt, and, to such Seller’s Knowledge, there is no existing event of default under any of the Assumed Debt.

9.1.17 Such Seller has not filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

9.1.18 Such Seller (or if such Seller is disregarded as separate from its owner for tax purposes, such Seller’s owner for tax purposes) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

9.1.19 Such Seller has delivered to Purchaser true and complete copies of any Phase I environmental reports relating to its Hotel Assets that have been received by such Seller within the two (2) years preceding the Effective Date and were in the possession or control of such Seller on the Effective Date. Other than as set forth in the Disclosure Letter or in such environmental reports, to such Seller’s Knowledge, (a) such Seller is not currently the subject of any enforcement or investigatory actions by any governmental authority regarding an Environmental Condition with respect to such Seller’s Real Property or the related Improvements and (b) neither such Seller nor its Real Property is subject to any order, decree, injunction or other proceeding with any governmental authority relating to obligations or liability under any Environmental Law. “Environmental Laws” means all applicable federal, state and local statutes or laws, judgments, orders, regulations, licenses, permits, requirements of any governmental authority, rules and ordinances regulating Hazardous Substances or pollution or protection of human health or the environment, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (42 U.S.C. § 300f et seq.), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601(f) et seq.), environmental provisions of the Occupational Safety and Health Act, (29 U.S.C. § 651 et seq.), and other similar state and local statutes, in effect as of the date hereof. “Environmental Condition” means any actual or alleged violation or liability subject to any Environmental Law including the presence or release into the environment of any Hazardous Substance as a result of which any Seller (i) is or could reasonably be expected to become liable to any person, (ii) is in violation of any Environmental Law, (iii) is or could reasonably be expected to incur response costs for investigation or remediation, or (iv) by reason of which any Hotel Assets or other assets of any Seller, could reasonably be expected to be subject to diminution in value or any lien relating to Environmental Laws.

9.1.20 Except as set forth in the Disclosure Letter, neither such Seller nor any property manager under a Management Contract currently employs any employees which (other than arising out of Purchaser’s WARN Act Obligations) Purchaser would be obligated to retain after Closing or be responsible for benefits with respect thereto.

9.1.21 Other than as described in the Management Contracts, no person or entity provides any management services to any of such Seller’s Hotels. On the Closing Date, there will be no hotel management contracts in effect with any party for the management of any such Hotel (other than agreements entered into by Purchaser or Management Contracts which Purchaser is assuming pursuant to the terms hereof) and any such existing Management Contract shall be terminated, effective on or prior to the Closing, by the parties thereto without cost to Purchaser. All Management Contracts are terminable without any premium or penalty that would be paid by Purchaser upon (i) a sale of the applicable Hotel Asset and/or (ii) as specified for each Management Contract on Exhibit M hereto, and Seller has not received, or given, any written notices of default under Management Contracts which remain outstanding (provided, however, that this representation will not be remade on the Closing Date with respect to any Management Contract not assumed by Purchaser at Closing). Seller will bear all costs and liabilities, including, but not limited to, any termination fee, associated with the termination of any Management Contract not assumed by Purchaser at Closing (other than with respect to Purchaser’s WARN Act Obligations).

9.1.22 Such Seller is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign

Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

9.1.23 Seller has not granted any purchase options, rights of first offer, rights of first refusal or any other similar rights in favor of any third party with respect to its portion of the Property which are currently in effect.

9.1.24 If such Seller owns a Hotel Asset located in Minnesota, to such Seller’s Knowledge with respect to such Hotel Asset, (a) no “wells” within the meaning of Minn. Stat. § 103I (this representation is intended to satisfy the requirements of that statute) are located on such Hotel Asset, (b) no private “sewage treatment system” within the meaning of Minn. Stat. § 115.55 (this representation is intended to satisfy the requirements of that statute) is located in or about such Hotel Asset or has been located under, in or about such Hotel Asset and has subsequently been removed or filled, (c) no methamphetamine production has occurred on such Hotel Asset, and (d) no underground or above ground storage tank is currently located upon such Hotel Asset, and no underground or above ground storage tank formerly located on such Hotel Asset had a release for which no corrective action was taken. Such Seller has filed or will file all required affidavits pursuant to Minn. Stat. § 116.48(6) with respect to any Hotel Asset located in Minnesota.

9.1.25 Except as set forth in the Disclosure Letter, there are no currently pending appeals or abatement proceedings with respect to the real estate taxes assessed on the Real Property.

9.1.26 Except as set forth on the Disclosure Letter, all Hotel operations with respect to an individual Hotel Asset are conducted at the applicable Real Property, and the individual Hotel Asset does not rely on the use of off-site facilities or property for any of its operations or to satisfy any Legal Requirement.

9.1.27 Except in connection with dispositions of hotels or salvage undertakings, no Seller has sold or engaged in the sale of substantial portion of Personal Property (except for food and beverage and other Personal Property subject to applicable ongoing operational permits) in excess of one (1) time in any consecutive twelve (12) month period during the tenure of any Seller’s ownership of an individual Hotel Asset.

9.1.28 The annual income and expense statements for the Property provided to Purchaser for calendar years 2011, 2012 and 2013, and “year-to-date” through March 31, 2014 with respect to the Property (the “Financial Statements”), are correct and complete copies of the financial statements prepared by Seller or property manager of a Hotel Asset and have been prepared in accordance with US Generally Accepted Accounting Principles, except for the inclusion of FF&E reserves, and present fairly, in all material respects, the operating results of the Property for the periods covered by such statements, subject to standard year-end adjustments for the March 31, 2014 “year-to-date” statement.

9.1.29 Except as set forth in the Disclosure Letter, no Union is the collective bargaining agent for any employees relating to the Hotel Assets. None of the property managers managing such Seller’s Hotel Assets nor any affiliate thereof has been ordered by the National Labor Relations Board (“NLRB”) or any court to recognize, or lost a representational election certifying, any union, labor organization or other person (“Union”), as the exclusive representative of any employee of a Seller or any property manager or their affiliates for purposes of collective bargaining and no Union has, in writing, claimed or demanded to represent, and there are no organizational campaigns in progress with respect to, or NLRB representational election scheduled with respect to, any such employee, in each case relating to the Hotel Assets. None of Seller, any property manager managing such Seller’s Hotel Assets, or any affiliate of any such property manager made any representation, express or implied, concerning the terms or conditions on which Purchaser or its manager may offer to employ any employee of Seller, any property manager managing such Seller’s Hotel Assets, or any affiliate of any such property manager (other than in connection with Purchaser’s WARN Act Obligations).

9.2 Seller’s Knowledge. When used in this Agreement, the term “to such Seller’s Knowledge” shall mean and be limited to the actual (and not imputed, implied or constructive) knowledge, of the individuals set forth on Schedule 5 for such Seller; provided that Sellers represent that, promptly after the Effective Date, Sellers made reasonable inquiry of the applicable property manager for each Hotel Asset with respect to the representations or warranties contained in the Property Representations as to such Hotel Asset and Excluded Hotel Asset and included appropriate disclosures in the Disclosure Letter for any representations which Sellers believed to be untrue as a result of such inquiry or other knowledge of Sellers; provided, further, however, that the knowledge of any manager shall not be imputed to Sellers or to the individuals set forth on Schedule 5 in any manner other than to the extent to which a disclosure is made. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals or the property managers shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Sellers’ representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

9.3 Survival of Sellers’ Representations and Warranties. Subject to the provisions of Section 7.3, the representations and warranties of each Seller set forth in Section 9.1 shall be updated by the applicable Seller as of the Closing Date in accordance with Section 4.2.10 above (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date). The representations and warranties set forth in Sections 9.1.1 through 9.1.4, 9.1.17, 9.1.18 and 9.1.22 shall survive indefinitely and all other representations and warranties in Section 9.1 shall survive the Closing for a period of nine (9) months (other than those representations or warranties which, by their express terms, do not survive the Closing). Written notice of any claim as to a breach of any representation or warranty must be made to the applicable Seller in accordance with this Agreement prior to the date which is thirty (30) days after the expiration of such applicable survival period or it shall be deemed a waiver of Purchaser’s right to assert such claim (including under the first sentence of Section 11.1).

9.4 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to each of the Sellers that, (i) as of the Effective Date (other than in the case of Sections 9.4.2, 9.4.3 and 9.4.4), (ii) in the case of Sections 9.4.1, 9.4.2, 9.4.3, 9.4.4 and 9.4.11, made or remade, as applicable, as of the Restatement Date, and (iii) subject to the terms of this Agreement, remade as of the Closing Date:

9.4.1 Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

9.4.2 Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized in accordance with applicable law and with the organizational documents of Purchaser. No further consents on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions described herein. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement, when executed and delivered by Sellers and Purchaser, will constitute the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

9.4.3 No consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by Purchaser from, and no notice or filing is required to be given by Purchaser to or made by Purchaser with, any governmental authority or other person in connection with the execution, delivery and performance by Purchaser of this Agreement (excluding from this representation the performance by Purchaser of its specific covenants arising under Section 13).

9.4.4 The execution, delivery and performance of this Agreement and the consummation of the transactions described herein will not (a) violate or conflict with or constitute a default under or create in any party a right to terminate, amend or cancel any organizational document of Purchaser, (b) violate, conflict with or result in the breach of, or a termination of, or constitute a default under, or create in any party a right to modify or cancel, or accelerate or permit the acceleration of the performance required by, any contract, or agreement, or any order, judgment or decree, to which Purchaser is a party or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to Purchaser.

9.4.5 Purchaser is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.

9.4.6 Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Code.

9.4.7 Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

9.4.8 Purchaser is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Purchaser to acquire the Property do not constitute, in full or in part, “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101).

9.4.9 As of the Effective Date, Purchaser has not received any written notice of any pending litigation initiated against Purchaser and Purchaser has not received written notice of any threatened litigation against Purchaser the adverse determination of which would affect Purchaser’s ability to consummate the transaction contemplated hereby.

9.4.10 None of Purchaser or its affiliates or their respective principals or any person or entity that possesses, directly or indirectly, the power to direct or cause the direction of Purchaser or its affiliates (a) is a “Competitor” as such term is defined in the current forms of franchise agreements for each of (including, without limitation, each of the subsidiaries of) Marriott International, Inc. (“Marriott”), InterContinental Hotels Group PLC (“IHG”), Hyatt Hotels Corporation (“Hyatt”) and Hilton Worldwide, Inc. (“Hilton”), where such franchise agreements are a part of such franchisor’s current Franchise Disclosure Document, (b) has to Purchaser’s knowledge ever had an application for a franchise agreement denied by Marriott, IHG, Hyatt or Hilton, (c) has ever breached a franchise agreement with Marriott, IHG, Hyatt or Hilton, which breach resulted in termination for cause thereunder by the applicable franchisor and (d) to Purchaser’s knowledge is not in good standing under any current franchise agreement to which it is a party with any of Marriott, IHG, Hyatt or Hilton.

9.4.11 With respect to Property located in Texas: (A) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) PURCHASER IS REPRESENTED BY LEGAL COUNSEL, AND (C) PURCHASER IS SEEKING TO ACQUIRE THE PROPERTY, WHICH WILL NOT BE USED AS A FAMILY RESIDENCE, FOR A CONSIDERATION THAT EXCEEDS $500,000, OR (D) (i) PURCHASER IS A BUSINESS ENTITY THAT EITHER HAS ASSETS OF $25,000,000 OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25,000,000 OR MORE, OR (ii) PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE

“DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE SELLERS UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.

9.5 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Sections 9.4.1 through 9.4.8, Section 9.4.11 and Section 9.6 shall be updated by Purchaser as of the Closing Date (other than representations and warranties made specifically as to a certain date, in which case such representations and warranties shall be remade as of such certain date) in accordance with Section 4.3.7 above and shall survive indefinitely.

9.6 Purchaser’s Additional Representations and Warranties. Purchaser hereby represents and warrants to each of the Sellers that, as of the Effective Date and, subject to the terms of this Agreement, remade as of the Closing Date:

9.6.1 Purchaser Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

9.6.2 As of the Closing, no further proceedings on the part of Purchaser Parent are necessary to authorize its participation in the transactions described herein in the manner described herein.

9.6.3 As of the Closing no consent, approval, order, waiver, authorization, registration or declaration is required to be obtained by Purchaser Parent from, and no notice or filing is required to be given by Purchaser Parent to or made by Purchaser Parent with, any governmental authority or other person in connection with its taking of the actions contemplated under Section 13.5.

9.6.4 Purchaser Parent’s participation in the transactions described herein in the manner described herein will not (a) violate or conflict with or constitute a default under or create in any party a right to terminate, amend or cancel any organizational document of such entity, (b) violate, conflict with or result in the breach of, or a termination of, or constitute a default under, or create in any party a right to modify or cancel, or accelerate or permit the acceleration of the performance required by, any contract, agreement, order, judgment or decree to which such entity is a party or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree of any governmental authority applicable to such entity.

9.6.5 Purchaser Parent is not (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. In furtherance of the foregoing:

(a) none of the funds or other assets of such entity constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under United States law, including, but not limited to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption or any other Loan Party (in each case, whether directly or indirectly), is prohibited by law or the Assumed Debt (following the Debt Assumption) would be in violation of law (“Embargoed Person”);

(b) none of the funds or other assets of such entity constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person;

(c) no Embargoed Person has any interest of any nature whatsoever in in such entity with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption (in each case, whether directly or indirectly) is prohibited by law or the Loan is in violation of law; and

(d) none of the funds of such entity have been derived from or are the proceeds of any unlawful activity with the result that the investment in such entity or Purchaser or the consummation of the transactions described herein or the Debt Assumption (in each case, whether directly or indirectly) is prohibited by law or would make the Assumed Debt (after the Debt Assumption) in violation of law.

9.6.6 There is no pending material litigation initiated against Purchaser Parent and Purchaser Parent has not received written notice of any threatened material litigation against Purchaser Parent.

9.6.7 There is no material unsatisfied judgment or order pending or filed against Purchaser Parent.

9.6.8 There are no material liens on any of the assets of Purchaser Parent that arose in connection with any failure (or alleged failure) to pay any federal, state, local or foreign taxes, assessments or other governmental charges, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, in each case whether disputed or not and including any transferee or secondary liability in respect of any tax (whether by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

9.6.9 Purchaser Parent has a direct or indirect interest in, and controls (within the meaning of the Loan Agreement), the Purchaser and none of such interests or any direct or indirect interest of any subsidiary of Purchaser Parent in Purchaser is subject to any lien, claim or other encumbrance of any nature.

9.6.10 No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened in writing against Purchaser Parent or have been pending at any time in the seven (7) year period preceding the Effective Date (other than, in the case of an involuntary proceeding, as may have been dismissed).

9.6.11 As of the Closing Date, true and complete copies of the formation and organizational documents of Purchaser Parent and each of the entities in which Purchaser Parent has a direct or indirect interest where such entities have a direct or indirect interest in Purchaser have been delivered to Sellers at least five (5) Business Days prior to the Closing Date and, from and after such delivery, each of the foregoing remains in full force and effect and has not been amended or modified in any manner (or, to the extent that any such documents will not be executed until the Closing Date, final unsigned drafts of such documents with executed versions of such documents in the form provided delivered on the Closing Date). The organizational chart of Purchaser delivered to Sellers on or prior to the Guarantor Identification Date (as may be updated by Purchaser from time to time prior to the Closing Date) is true, complete and accurate in all respects.

10. AS-IS; REAL ESTATE TAXES.

10.1 AS-IS CONDITION. SUBJECT TO, AND WITHOUT IN ANY WAY LIMITING, THE REPRESENTATIONS AND WARRANTIES OF ANY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER EXPRESS OBLIGATION OF SELLERS PURSUANT TO THE TERMS HEREOF, AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO PURCHASE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY ANY SELLER, ANY SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT ANY SELLER, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN SECTION 9.1 OF THIS AGREEMENT. IN PURCHASING THE PROPERTY OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

10.2 NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED BY SELLERS AT CLOSING, SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS,

AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, (H) THE MARKETABILITY OF THE PROPERTY OR THE ABILITY TO LEASE OR SELL UNITS THEREIN, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, (K) THE ASSUMABILITY OF THE ASSUMED DEBT, (L) THE ASSIGNABILITY OF SELLERS’ GROUND LEASEHOLD INTERESTS UNDER THE GROUND LEASES, AND (M) WHETHER PURCHASER WILL BE ABLE TO ENTER INTO REPLACEMENT FRANCHISE AGREEMENTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLERS, UNLESS OTHERWISE REQUIRED BY LAW, ARE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLERS.

“Hazardous Materials” or “Hazardous Substances” shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; and, for Real Properties located in the State of California, the California Water Resources Control Board; any Regional Water Quality Control Board; the California Air Resources Board; Cal/OSHA Standards Board Division of Occupational Safety and Health; the California Department of Food and Agriculture; and the California Department of Health Services, and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including, but not limited to, (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCBs), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.

10.3 RELEASE. PURCHASER, AT PURCHASER’S OPTION, MAY CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLERS WITH RESPECT THERETO, OTHER THAN SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND EXCEPT FOR ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) PURCHASER MAY HAVE AGAINST SELLERS PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE EACH SELLER AND ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, PARENTS, SUBSIDIARIES, SHAREHOLDERS, MANAGERS, BENEFICIARIES, EMPLOYEES, AGENTS, REPRESENTATIVES, CONSULTANTS AND ADVISORS (COLLECTIVELY, THE “SELLER RELEASED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLER RELEASED PARTIES.

IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES. PURCHASER’S RELEASE OF SELLER RELEASED PARTIES AS SET FORTH IN THIS SECTION 10.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLERS UNDER OTHER EXPRESS PROVISIONS OF THIS AGREEMENT.

Sellers’ Initials:

Purchaser’s Initials:

10.4 Pending Litigation Indemnification. Each Seller, on a proportionate basis in accordance with such Seller’s Pro Rata Share, shall indemnify, hold harmless and defend Purchaser, its affiliates, and each of their respective members, partners, affiliates, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, and their respective heirs, legal representatives, successors and assigns (each, a “Purchaser Indemnified Person”), from against any and all Losses that may be incurred by such person or entity in connection with or relating to (1) that certain action entitled Donald J. Roberts IRA et al. v. McNeil et al., currently pending in state court in the State of Tennessee, (2) that certain civil action captioned Johnson et al. v. W2007 Grace Acquisition I, Inc. et al., currently pending in the U.S. District Court for the Western District of Tennessee and/or (3) that certain civil action captioned Dent v. W2007 Grace Acquisition I, Inc. et al., currently pending in the Tennessee Chancery Court, Shelby County (collectively with any other similar actions in state or federal court (including, without limitation, any court-ordered or administered mediation, arbitration or other dispute-resolution process), the “Pending Litigation”). Purchaser acknowledges and agrees that each Seller’s liability for any such indemnified Losses shall be limited to such Seller’s Pro Rata Share of such indemnified Losses. W2007 Equity Inns Senior Mezz, LLC hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the First Pool Assets for any amounts owed by such Sellers under this Section 10.4. W2007 Equity Inns Partnership, L.P. hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for ninety-nine percent (99%) of any amounts owed by such Sellers under this Section 10.4. W2007 Equity Inns Trust hereby joins this Section 10.4 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for one percent (1%) of any amounts owed by such Sellers under this Section 10.4.

The provisions of this Section 10 shall survive the Closing. Purchaser and Sellers acknowledge and agree that the disclaimers, indemnifications and other agreements set forth herein are an integral part of this Agreement and that Sellers would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers, indemnifications and other agreements set forth above.

Sellers shall retain full control over the Pending Litigation and all proceedings related thereto, with full power to defend or settle the Pending Litigation or any related proceedings or claims (including those that relate to any Loss covered by Sellers’ obligations under this Section 10.4) in their sole discretion. Sellers shall keep Purchaser reasonably informed as to the status of the Pending Litigation. Purchaser Indemnified Persons shall not be entitled to separate counsel in connection with the Pending Litigation or any proceedings related thereto, except in the case of a direct conflict of interest with Sellers with respect to the Pending Litigation of which Purchaser Indemnified Person has been advised in writing by outside counsel that such conflict of interest may render Sellers’ outside counsel incapable of effectively representing the interests of Purchaser, in which case such Purchaser Indemnified Person shall be entitled to retain separate outside counsel chosen by the Purchaser Indemnified Person and reasonably approved by Sellers (provided that the reasonable fees and expenses of such counsel shall be borne by Sellers).

10.5 Real Estate Taxes.

10.5.1 Purchaser covenants and agrees that it shall, with the prior consent of Sellers (such consent not to be unreasonably withheld), commence and use diligent efforts to pursue to completion a Tax Appeal for any Hotel Asset for which real estate, ad valorem and/or personal property rates imposed upon and/or assessed values ascribed to the Real Property (“Real Estate Taxes”) would be higher than the Real Estate Taxes assessed for such Hotel Asset for the prior calendar year unless Sellers waive in writing such requirement for any Hotel Asset for any specific tax year. Notwithstanding the foregoing, Purchaser shall not be required to pursue a Tax Appeal unless the Tax Consultant is willing to accept the engagement for such Tax Appeal on a contingency fee basis plus costs. Purchaser shall engage a nationally recognized third-party consultant approved by Sellers (such approval not to be unreasonably withheld, delayed or conditioned) (“Tax Consultant”) to assist Purchaser in the Tax Appeal process and shall provide Sellers with such Tax Consultant’s analysis for every Hotel Asset promptly upon receipt. Purchaser shall keep Sellers involved in the Tax Appeal process, including providing Sellers with copies of all Real Estate Tax bills, all correspondence with real estate tax authorities, Purchaser’s internal analysis (if any) and periodic updates on the status of the Tax Appeal process.

10.5.2 If a First Pool Overage occurs in any of calendar years 2016, 2017 or 2018, Sellers shall, up to the Maximum First Pool Offset Amount, pay to Purchaser (which such payment shall be effected through First Pool Purchaser Holdco’s offset rights against amounts otherwise due to the Class A Holder during such calendar year) an amount equal to (the “First Pool Offset Amount”) (a) the First Pool Overage for such calendar year less (b) the Unapplied First Pool Underage for all previous calendar years.

If, as of April 30, 2019, the Unapplied First Pool Underage is greater than zero ($0), Purchaser shall, or shall cause First Pool Purchaser Holdco to, pay to Class A Holders an amount equal to the lesser of (i) the Unapplied First Pool Underage and (ii) the aggregate of all First Pool Offset Amounts. For the avoidance of doubt, in no event would the amount payable in the immediately preceding sentence exceed the aggregate of all First Pool Offset Amounts. Notwithstanding the foregoing, if the First Pool Offset Amount is greater than the remaining amount (if any) otherwise due or to become due to the Class A Holder under the First Pool Purchaser Holdco Operating Agreement (including, for this purpose, any redemption amount to which the Class A Holders would become entitled, even if not then due), then Whitehall shall (and hereby agrees to) pay to Purchaser any remaining First Pool Offset Amounts due and provide an annual officer’s certificate to Purchaser certifying whether Whitehall’s net worth exceeds $50,000,000; provided however, that, if at any time prior to April 30, 2019, Whitehall’s net worth is less than $50,000,000, Whitehall shall provide notice thereof to Purchaser and promptly deposit into escrow with a mutually agreeable third party escrow agent an amount equal to the Maximum First Pool Offset Amount less the aggregate of all prior First Pool Offset Amounts.

“Maximum First Pool Offset Amount” means $14,095,000.00 multiplied by a fraction, the numerator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for each of the First Pool Assets included in the Closing and the denominator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for all of the First Pool Assets (in each case based upon the budget delivered to Purchaser); provided, however, the Maximum First Pool Offset Amount shall be reduced from time to time upon the sale of a First Pool Asset by an amount equal to the then applicable Maximum First Pool Offset Amount multiplied by a fraction, the numerator of which is the Real Estate Taxes for the calendar year in which Closing occurs for such First Pool Asset sold and the denominator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for each of the First Pool Assets included in the Closing (in each case based upon the budget delivered to Purchaser). “First Pool Real Estate Taxes” means the Real Estate Taxes assessed on the First Pool Assets in the aggregate for any calendar year. “First Pool Overage” means the amount by which the First Pool Real Estate Taxes for a calendar year (reduced by any refunds of Real Estate Taxes received in such calendar year in respect of the First Pool Assets and increased by any out-of-ordinary third party costs directly related to Tax Appeals incurred in such calendar year in respect of the First Pool Assets (such as Tax Consultant contingency fees, attorney’s fees, appraisal fees and court costs)) exceeds the First Pool Overage Threshold for such calendar year. “First Pool Underage” means the amount by which the First Pool Underage Threshold for a calendar year exceeds the First Pool Real Estate Taxes for such calendar year (as such First Pool Real Estate Taxes are reduced by any refunds of Real Estate Taxes received in such calendar year in respect of the First Pool Assets and increased by any out-of-ordinary third party costs directly related to Tax Appeals incurred in such calendar year in respect of the First Pool Assets (such as Tax Consultant contingency fees, attorney’s fees, appraisal fees and court costs)). “Unapplied First Pool Underage” means, (a) if the aggregate of all First Pool Underages is greater than the aggregate of all First Pool Overages, an amount equal to the aggregate of all First Pool Underages less the aggregate of all First Pool Overages and (a) if the aggregate of all First Pool Underages is less than the aggregate of all First Pool Overages, an amount equal to zero ($0).

Calendar Year	First Pool Overage Threshold	First Pool Underage Threshold
2016	$19,057,050.00 less 110% of the Real Estate Taxes assessed for any Excluded Hotel Asset described in Exhibits A-1 through A-106	$16,500,000.00 less the Real Estate Taxes assessed for any Excluded Hotel Asset described in Exhibits A-1 through A-106

2017	103.5% of calendar year 2016 First Pool Overage Threshold less 110% of the Real Estate Taxes assessed for the most recent 12 month period for any First Pool Asset sold in 2016	103.5% of calendar year 2016 First Pool Underage Threshold less the Real Estate Taxes assessed for the most recent 12 month period for any First Pool Asset sold in 2016

2018	103.5% of calendar year 2017 First Pool Overage Threshold less 110% of the Real Estate Taxes assessed for the most recent 12 month period for any First Pool Asset sold in 2017	103.5% of calendar year 2017 First Pool Underage Threshold less the Real Estate Taxes assessed for the most recent 12 month period for any First Pool Asset sold in 2017

10.5.3 If a Second Pool Overage occurs in any of calendar years 2016, 2017, or 2018, Sellers shall, up to the Maximum Second Pool Offset Amount, pay to Purchaser (which such payment shall be effected through Second Pool Purchaser Holdco’s offset rights against amounts otherwise due to the Class A Holder during such calendar year) an amount equal to (the “Second Pool Offset Amount”) (a) the Second Pool Overage for such calendar year less (b) the Unapplied Second Pool Underage for all previous calendar years. If, as of April 30, 2019, the Unapplied Second Pool Underage is greater than zero ($0), Purchaser shall, or shall cause Second Pool Purchaser to, pay to Class A Holders an amount equal to the lesser of (i) the Unapplied Second Pool Underage and (ii) the aggregate of all Second Class Offset Amounts. For the avoidance of doubt, in no event would the amount payable in the immediately preceding sentence exceed the aggregate of all Second Class Offset Amounts. Notwithstanding the foregoing, if the Second Pool Offset Amount is greater than the remaining amount (if any) otherwise due or to become due to the Class A Holder under the Second Pool Purchaser Holdco Operating Agreement (including, for this purpose, any redemption amount to which the Class A Holders would become entitled, even if not then due), then Whitehall shall (and hereby agrees to) pay to Purchaser any remaining Second Pool Offset Amounts due and provide an annual officer’s certificate to Purchaser certifying whether Whitehall’s net worth exceeds $50,000,000; provided however, that, if at any time prior to April 30, 2019, Whitehall’s net worth is less than $50,000,000, Whitehall shall provide notice thereof to Purchaser and promptly deposit into escrow with a mutually agreeable third party escrow agent an amount equal to the Maximum Second Pool Offset Amount less the aggregate of all prior Second Pool Offset Amounts.

“Maximum Second Pool Offset Amount” means $2,905,000.000 multiplied by a fraction, the numerator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for each of the Second Pool Assets included in the Closing and the denominator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for all of the Second Pool Assets (in each case based upon the budget delivered to Purchaser); provided, however, the Maximum Second Pool Offset Amount shall be reduced from time to time upon the sale of a Second Pool Asset by an amount equal to the then applicable Maximum Second Pool Offset Amount multiplied by a fraction, the numerator of which is the Real Estate Taxes for the calendar year in which Closing occurs for such Second Pool Asset sold and the denominator of which is the aggregate Real Estate Taxes for the calendar year in which Closing occurs for each of the Second Pool Assets included in the Closing (in each case based upon the budget delivered to Purchaser). “Second Pool Real Estate Taxes” means the Real Estate Taxes assessed on the Second Pool Assets in the aggregate for any calendar year. “Second Pool Overage” means the amount by which the Second Pool Real Estate Taxes for a calendar year (reduced by any refunds of Real Estate Taxes received in such calendar year in respect of the Second Pool Assets and increased by any out-of-ordinary third party costs directly related to Tax Appeals incurred in such calendar year in respect of the Second Pool Assets (such as Tax Consultant contingency fees, attorney’s fees, appraisal fees and court costs)) exceeds the Second Pool Overage Threshold for such calendar year. “Second Pool Underage” means the amount by which the Second Pool Underage Threshold for a calendar year exceeds the Second Pool Real Estate Taxes for such calendar year (as such Second Pool Real Estate Taxes are reduced by any refunds of Real Estate Taxes received in such calendar year in respect of the Second Pool Assets and increased by any out-of-ordinary third party costs directly related to Tax Appeals incurred in such calendar year in respect of the Second Pool Assets (such as Tax Consultant contingency fees, attorney’s fees, appraisal fees and court costs)). “Unapplied Second Pool Underage” means, (a) if the aggregate of all Second Pool Underages is greater than the aggregate of all Second Pool Overages, an amount equal to the aggregate of all Second Pool Underages less the aggregate of all Second Pool Overages and (a) if the aggregate of all Second Pool Underages is less than the aggregate of all Second Pool Overages, an amount equal to zero ($0).

Calendar Year	Second Pool Overage Threshold	Second Pool Underage Threshold
2016	$3,927,000.00 less 110% of the Real Estate Taxes assessed for any Excluded Hotel Asset described in Exhibits A-107 through A-126	$3,400,000.00 less the Real Estate Taxes assessed for any Excluded Hotel Asset described in Exhibits A-107 through A-126

2017	103.5% of calendar year 2016 Second Pool Overage Threshold less 110% of the Real Estate Taxes assessed for the most recent 12 month period for any Second Pool Asset sold in 2016	103.5% of calendar year 2016 Second Pool Underage Threshold less the Real Estate Taxes assessed for the most recent 12 month period for any Second Pool Asset sold in 2016

2018	103.5% of calendar year 2017 Second Pool Overage Threshold less 110% of the Real Estate Taxes assessed for the most recent 12 month period for any Second Pool Asset sold in 2017	103.5% of calendar year 2017 Second Pool Underage Threshold less the Real Estate Taxes assessed for the most recent 12 month period for any Second Pool Asset sold in 2017

10.5.4 Purchaser shall deliver to Sellers calculations of Real Estate Taxes for each calendar year for each of the First Pool Assets and the Second Pool Assets on or before April 30th of the year following such calendar year. Each of parties hereto agrees to provide information in its possession to the other party to allow the calculations in this Section 10.5 to be made. Whenever Sellers owe money to Purchaser (or vise-versa) under this Section 10.5, such party will make such payment within ten (10) Business Days after determination that such payment is due.

10.5.5 This Section 10.5 shall survive the Closing until April 30, 2019, and any payment obligation that accrued prior to that day shall survive until such payment is made.

11. INDEMNIFICATION; LIMITATION OF LIABILITY.

11.1 Indemnification; Limitation of Liability. Each Seller hereby agrees, subject to the provisions of this Section 11.1, to save, protect, defend indemnify and hold harmless Purchaser and Purchaser’s affiliates from and against any and all Losses or Claims incurred by Purchaser or its affiliates by reason of (i) any breach of any of the representations and warranties or covenants made by such Seller in this Agreement (subject, however, to any limitations on liability with respect to the same set forth herein, including in this Section 11.1 and, in the case of any breach of any representation or warranty by a Seller, as further described in Section 9.3, no Seller shall have any obligation with respect thereto to the extent any claim under this Section 11.1 is made by Purchaser after the expiration of the applicable survival and claim period with respect to such representation or warranty) and (ii) any action or inaction of such Seller or such Seller’s property managers (but not for matters arising after the Closing in the case of property managers that Purchaser retains or with respect to Purchaser’s WARN Act Obligations) for such Seller’s Hotel Assets with respect to employment matters, including, but not limited to, employment-related taxes, policies, benefit plans and practices. Notwithstanding anything to the contrary contained herein, if the Closing occurs (and Purchaser shall not have, in writing, expressly waived, relinquished or released any applicable rights in further limitation), the liability of each Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of such Seller under this Agreement (or any document executed or delivered in connection herewith, other than the Purchaser Holdco Operating Agreement) shall not, in the aggregate, exceed an amount equal to (a) such Seller’s Pro Rata Share multiplied by (b) $30,000,000.00. No Seller shall be liable to Purchaser in respect of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of such Seller under this Agreement (or any document executed or delivered in connection herewith, other than the Purchaser Holdco Operating Agreement to the extent provided therein, if at all) unless and until the aggregate sum of such obligations of all of the Sellers exceeds $10,000,000.00, at which point such Seller shall be liable for the full amount of its obligations, subject, however, to the limit set forth in the previous sentence. The indemnity obligations of the Sellers with respect to the Pending Litigation contained in Section 10.4 shall not be subject to the foregoing limitations of liability and shall not be included in the calculations made pursuant to this Section 11.1. W2007 Equity Inns Senior Mezz, LLC hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the First Pool Assets for any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 11.1). W2007 Equity Inns Partnership, L.P. hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for ninety-nine percent (99%) of any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 12.1). W2007 Equity Inns Trust hereby joins this Section 11.1 solely for the purpose of sharing liability, on a joint and several basis, with the Sellers of the Second Pool Assets for one percent (1%) of any amounts owed by such Sellers under this Section 11.1, as determined by a final (i.e., non-appealable) order of a court of competent jurisdiction (subject to the same limitations of liability set forth above in this Section 12.1). The provisions of this Section 11.1 shall survive the Closing or any termination of this Agreement. Nothing herein shall be construed to modify or limit any offset rights with respect to breach of obligations by Sellers hereunder expressly set forth in the Purchaser Holdco Operating Agreement.

11.2 No Personal Liability of Sellers’ Directors and Employees. Except as expressly set forth in (i) Section 11.1 with respect to W2007 Equity Inns Senior Mezz, LLC, W2007 Equity Inns Partnership, L.P., and W2007 Equity Inns Trust or (ii) the Purchaser Holdco Operating Agreement, no direct or indirect principals, directors, officers, employees, shareholders, partners, members, trustees, agents, beneficiaries, representatives or advisors of any of the Sellers or any affiliate of any Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the Sellers’ assets (and the proceeds thereof, including their respective interests in Purchaser Holdco) for the payment of any claim or for any performance hereunder, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any partner or member in a Seller (or in any other shareholder, beneficiary, partner or member of a Seller), nor any obligation of any partner or member in a Seller (or in any other shareholder, beneficiary, partner or member of a Seller) to restore a negative capital account or to contribute capital to a Seller (or to any other shareholder, beneficiary, partner or member of a Seller), shall at any time be deemed to be the property or an asset of a Seller or any such other shareholder, beneficiary, partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a partner’s or member’s obligations to restore or contribute). The provisions of this Section 11.2 shall survive the Closing or any termination of this Agreement.

11.3 Cooperation of Sellers. Wherever in this Agreement Sellers have agreed to cooperate with Purchaser, such agreement to cooperate shall not require any Seller to incur any actual or potential additional liability.

12. OPERATION OF THE PROPERTY; SELLER’S COVENANTS. From and after the Effective Date until the Closing or earlier termination of this Agreement:

12.1 Ordinary Course of Business. Each Seller shall operate and maintain its portion of the Property in its ordinary course of business (provided that, except as expressly set forth below, such obligation shall not include incurring any capital expenditures, except to the extent that the Property is unable to operate in the ordinary course without such expenditure and shall not sell, further pledge, or otherwise transfer, remove or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are consumed or disposed of and replaced in the ordinary course of business or Excluded Hotel Assets), subject to the provisions of Section 5 above.

12.1.1 For the period from the Effective Date through the Closing Date, the applicable Sellers shall spend Twenty Four Million Nine Hundred Two Thousand Three Hundred and Ninety Four and No/100ths Dollars ($24,902,394.00) for capital expenditures at its Hotels, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Sections 12.1.2 through 12.1.4.

12.1.2 From and after the Effective Date and prior to the Closing Date, the applicable Sellers shall spend Two Million Three Hundred Three Thousand Nine Hundred Eleven and No/100ths Dollars ($2,303,911.00) for capital expenditures at the First Pool Assets to complete repairs identified in the property condition reports completed in connection with the Assumed Debt, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Section 12.1.1, 12.1.3 or 12.1.4.

12.1.3 From and after the Effective Date and prior to the Closing Date, the applicable Sellers shall spend Three Million and No/100ths Dollars ($3,000,000.00), for the costs of additional repairs and/or remediation for First Pool Assets identified by Purchaser due to its review of the existing property condition reports or in new property condition or environmental reports commissioned by Purchaser, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Section 12.1.1, 12.1.2 or 12.1.4.

12.1.4 From and after the Effective Date and prior to the Closing Date, the applicable Sellers shall spend Two Million and No/100ths Dollars ($2,000,000.00), for the costs of additional repairs and/or remediation for Second Pool Assets identified by Purchaser due to its review of the existing property condition reports or in new property condition or environmental reports commissioned by Purchaser, and shall provide Purchaser with reasonable evidence of such expenditures on an ongoing basis prior to Closing. In the event any Seller spends less than the amount required by the previous sentence, such Seller shall provide the Purchaser with a credit against the Purchase Price by the amount of the deficiency. For the avoidance of doubt, such expenditures shall not be included in the capital expenditures required pursuant to Sections 12.1.1 through 12.1.3.

12.1.5 Sellers’ reasonable evidence of expenditures made pursuant to Sections 12.1.1 through 12.1.4 shall include, but not be limited to, copies of bills and invoices from the parties completing the applicable work, as well as copies of cancelled checks. In the event that Purchaser disputes Sellers’ expenditures pursuant to this Section 12.1, Sellers and Purchaser shall use good faith efforts to come to agreement with respect to such expenditure, but if Sellers and Purchaser cannot come to agreement, such dispute shall be settled through “baseball style” arbitration, as set forth in Schedule 6.

For the avoidance of doubt, other than as set forth in this Section 12.1, in no event shall any Seller be required to bear the cost of any capital expenditures incurred or made after Closing.

12.2 Service Contracts. No Seller shall amend, modify or terminate any existing Service Contract or enter into any new Service Contract with respect to the Property that will be binding on Purchaser and will not be cancelable by Purchaser without penalty upon no greater than sixty (60) days’ notice, without the prior written consent of Purchaser. Each Seller agrees not to terminate, amend or modify any Assumable Service Contract prior to Closing, in each case, without the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed.

12.3 Property Insurance. Each Seller shall maintain in full force and effect property and liability insurance on its portion of the Property in all material respects at the levels required under the terms of any loan documents encumbering its Hotel Assets or otherwise as maintained by such Seller on the Effective Date. The Disclosure Letter lists the current property and liability insurance summaries with respect to the Property.

12.4 Debt Assumption. The Sellers who own the Encumbered Hotel Assets each shall, at Purchaser’s sole cost and expense, cooperate with Purchaser with respect to the consummation of the Debt Assumption. Purchaser shall reimburse Sellers for any costs for which Purchaser is explicitly responsible pursuant to Section 4.5, but for which Sellers have expended any amounts; provided, however, that Purchaser shall not be responsible for any of Sellers’ costs in connection with the Debt Assumption. In furtherance of the foregoing, without the prior written consent of Purchaser, Sellers shall not amend or modify any Loan Documents in any material respect, except for any amendments or modifications that are expressly required pursuant to the terms thereof (including, without limitation, in connection with the securitization of the Assumed Debt) or required in order to obtain the release of the Lien of the Assumed Debt for any Excluded Hotel Asset listed on Schedule 8 after January 22, 2015 (or any Hotel Asset substituted for an Excluded Hotel Asset in accordance with Section 2.6), unless Purchaser has previously irrevocably notified Sellers in writing that (without limiting Purchaser’s obligations hereunder) Purchaser does not intend to consummate the Debt Assumption and the loan related thereto will be repaid by Sellers on or prior to the Closing. For the avoidance of doubt, no Seller shall be obligated to incur any liability, obligation or unreimbursed expense in connection with its obligations under this Section 12.4, except for costs required in order to obtain the release of the Lien of the Assumed Debt from any Excluded Hotel Asset, unless Purchaser has previously irrevocably notified Sellers in writing that (without limiting Purchaser’s obligations hereunder) Purchaser does not intend to consummate the Debt Assumption and the loan related thereto will be repaid by Sellers on or prior to the Closing.

12.5 Ground Leases. Sellers shall cooperate with Purchaser with respect to Purchaser obtaining a consent to the Ground Lease Assignment from each of the Ground Lessors.

12.6 Litigation. Each Seller shall promptly notify Purchaser of any pending or threatened litigation or governmental proceeding filed after the Effective Date (i) that could reasonably be expected to (x) materially and adversely affect any Seller’s ability to perform its obligations hereunder or (y) materially and adversely affect the Property after Closing, or (ii) affecting the Property, in each case to the extent such Seller has knowledge of such matters and has received written notice thereof.

12.7 Management Contracts. With respect to each Management Contract, the Seller(s) party to such Management Contract have delivered a termination notice to the property manager under such Management Contract and all such Management Contracts shall be terminated as of the Closing in accordance with the written request of Purchaser delivered to Sellers on October 29, 2014. Sellers shall cooperate with Purchaser to enter into new property management contracts with the property managers under any Management Contracts, including after Sellers send a termination notice with respect to such Management Contract pursuant to the previous sentence, but Sellers shall have no obligation to incur any costs or expenses as a result of such cooperation, and the entering into of any such new property management contract shall not be a condition to Closing. Each Seller shall remain responsible for all amounts due or to become due under any Management Contract in respect of its Hotel Assets (including, without limitation, any costs or liabilities arising out of the termination of any Management Contract, but excluding Purchaser’s WARN Act Obligations and matters arising out of events occurring after Closing with respect to Management Contracts assumed by Purchaser). In the event that any item required to be conveyed to Purchaser pursuant to this Agreement is owned or controlled or held by any such manager, the applicable Seller shall direct and cause such manager to convey the same to Purchaser at Closing. This Section 12.7 shall survive the Closing.

12.8 Replacement Franchise Agreements. Sellers shall cooperate with Purchaser with respect to Purchaser obtaining a Replacement Franchise Agreement for each Hotel Asset effective as of the Closing.

12.9 Immediate Repairs. Sellers shall fully repair or remediate the conditions necessitating immediate repairs or remediation, as applicable, at the Hotel Assets described in Exhibits A-15 (Fairfield Inn & Suites Atlanta Vinings, GA), A-25 (Hampton Inn Chattanooga, TN), A-49 (Holiday Inn Charleston, SC), and A-51 (Homewood Suites Boston Peabody, MA), and shall bring the affected rooms and public spaces at such Hotel Assets back in service prior to Closing, provided that Purchaser’s inspector shall have the right to inspect any required work, and Seller shall provide Purchaser with reasonable evidence of expenditures for such required work no later than December 15, 2014. In the event that Purchaser disputes Sellers’ full remediation for any such Hotel Asset, Sellers and Purchaser shall use good faith efforts to come to agreement with respect to such remediation, but if Sellers and Purchaser cannot come to agreement, such dispute shall be settled through “baseball style” arbitration, as set forth in Schedule 6. If Purchaser does not initiate the arbitration process set forth on Schedule 6 to dispute the full remediation of the conditions at any Hotel Asset on or prior to January 22, 2015, such Hotel Asset shall be deemed to be fully remediated for purposes of this Section 12.9 and Sellers shall no longer have any obligation to make any other repairs or perform any remediation to such Hotel Asset pursuant to this Section 12.9. For the avoidance of doubt, the expenditures required to remediate the conditions at the Hotel Asset described in Exhibit A-49 (Holiday Inn Charleston, SC) shall not be included in the capital expenditures required pursuant to Sections 12.1.1 through 12.1.4.

12.10 Television & Internet Service Contracts. Sellers shall cooperate with Purchaser in effectuating the assignment of each of the Television & Internet Service Contracts to Purchaser at Closing, to the extent such Television & Internet Service Contracts are assignable.

12.11 Reliance Letters. Sellers shall use good faith efforts at the cost and expense of Purchaser to obtain reliance letters in favor of Purchaser in respect of any third-party reports obtained by Sellers or Lender in connection with the Assumed Debt.

13. PURCHASER’S COVENANTS.

13.1 Replacement Franchise Agreements. Purchaser shall use its diligent efforts to obtain a Replacement Franchise Agreement for each Hotel Asset effective as of the Closing. Prior to Closing, Purchaser may request any franchisor to disclose the terms of any existing Franchise Agreement with Sellers, and Sellers shall deliver to Purchaser any Franchise Agreement for which it receives the written consent of the applicable franchisor to disclose to Purchaser (provided, however, that, although they will not object to any such consent, Sellers shall have no obligation to pursue the same). Purchaser shall keep the applicable Seller reasonably informed of the status of all negotiations and material communications with franchisors (including their respective advisors and representatives) Purchaser shall submit all franchise agreement applications and pay all application or other fees in connection therewith as soon as reasonably practicable after Purchaser’s initial meeting with the applicable franchisor, and shall thereafter diligently pursue obtaining Replacement Franchise Agreements. Purchaser shall immediately cease and refrain from engaging in any discussions or negotiations with franchisors regarding any Hotel Asset that is an Excluded Hotel Asset; provided, however, that in the event that Purchaser has the right to exercise its rights under Section 2.6 to substitute any Hotel Asset for an Excluded Hotel Asset, Purchaser may reengage with franchisors to discuss the potential terms of a Replacement Franchise Agreement for any potential substituted Excluded Hotel Asset, and once an Excluded Hotel Asset has been substituted in accordance with Section 2.6 to negotiate a Replacement Franchise Agreement for any such substituted Excluded Hotel Asset, so long as Purchaser immediately ceases all discussions or negotiations with franchisors in regards to the substituted Hotel Asset which is then deemed an Excluded Hotel Asset for all purposes hereunder. Without limitation of Section 14.9, only for so long as this Agreement is in effect, Purchaser and Sellers shall keep the arrangements regarding Agreed PIP Allocations and credits in respect of property improvement plans required in connection with the Replacement Franchise Agreements strictly confidential, and shall not share such information with franchisors or any other third parties.

13.2 Ground Lessor Consents. Purchaser, with the active good faith cooperation of Sellers, shall use its diligent best efforts to obtain a consent to the Ground Lease Assignment from each of the Ground Lessors under the applicable Ground Leases as set forth in Exhibit N following Sellers’ establishment of initial contact on behalf of Purchaser with each Ground Lessor, and Purchaser shall keep Sellers reasonably informed of the status of its negotiations with Ground Lessors; provided, however, that in the event that any Ground Lessor informs Purchaser that it may not be, or is not, willing to consent to the applicable Ground Lease Assignment, Purchaser shall promptly (and in no event later than five (5) Business Days after becoming aware of such Ground Lessor’s position) notify Sellers in writing of such fact and Sellers shall thereafter have the right to engage directly with such Ground Lessor to attempt to negotiate for the applicable consent to the Ground Lease Assignment (provided that Sellers shall keep Purchaser involved in such negotiations). In the event that (i) a Ground Lessor has consented to the applicable Ground Lease Assignment, (ii) any Seller or any affiliate of a Seller has provided a guaranty or any indemnification to a Ground Lessor of any obligations under the corresponding Ground Lease and (iii) the obligations of such Seller or its affiliate under such guaranty are not released concurrently with the Ground Lease Assignment notwithstanding Purchaser’s diligent best efforts to obtain such release, then Purchaser shall cause Purchaser Parent to provide a back-to-back indemnity to the applicable Seller or affiliate of Seller (in a form to be agreed between Purchaser and such Seller) for any obligations of such Seller or affiliate of such Seller under such guaranty or indemnity based on facts or events occurring from and after the effective date of the Ground Lease Assignment. Without limiting the foregoing, Purchaser Parent shall (i) to the extent required by the Ground Lessor under any Ground Lease, deliver evidence of its net worth, and (ii) to the extent required by the Ground Lessor under any Ground Lease, where (x) the terms of such Ground Lease afford such Ground Lessor a right to withhold its consent to the Ground Lease Assignment based on the financial wherewithal or creditworthiness of the assignee and/or (y) a guaranty by Seller or an affiliate of Seller is currently in place with respect to such Ground Lease, provide a guaranty of the assignee’s obligations under such Ground Lease in form and substance reasonably satisfactory to Purchaser.

13.3 Television & Internet Service Contracts. Purchasers shall, with the cooperation of Sellers and to the extent they are assignable, effectuate the assignment and assumption of all Television & Internet Service Contracts at Closing.

13.4 Liquor Licenses. Purchaser shall, at its sole cost and expense, prepare, file and prosecute all applications before governmental authorities for the transfer or reissuance of the liquor licenses (“Liquor Licenses”) at the Hotels to Purchaser. Sellers shall cooperate with

Purchaser (and, to the extent applicable, cause any subsidiary liquor licensee to cooperate fully) in any manner reasonably requested by Purchaser as required to successfully transfer the existing Liquor Licenses or effectuate the issuance of new Liquor Licenses to Purchaser, including, without limitation, providing and/or executing any and all forms, certificates, agreements or other documents in the form required by the relevant liquor board or licensing authority to (i) transfer and/or surrender current Liquor Licenses, (ii) issue new Liquor Licenses to Purchaser and (iii) transfer closed Liquor Inventory where lawfully permitted and in compliance with the applicable Liquor License (provided, however, without limiting the other provisions of this Agreement, Sellers and their subsidiaries shall not be required to incur any costs or expenses in the course of such cooperation and Purchaser shall reimburse Sellers and/or their subsidiaries for any costs or expenses incurred in connection with the transfer of any Liquor Licenses). If despite the exercise of such efforts by Purchaser, Purchaser is unable to obtain a transfer of a Liquor License or a new Liquor License on or before the Closing Date, then the applicable Seller will, to the extent required and to the extent legally permissible: (i) where a Seller or an affiliate is the sole licensee under the applicable Liquor License, enter into or cause such affiliate to enter into a customary form interim beverage services agreement or lease with Purchaser in the form attached hereto as Exhibit O (or in a form as close to Exhibit O as is feasible in light of the requirements of local law and custom), or (ii) where a Seller is not the sole licensee under the applicable Liquor License, exercise diligent efforts to obtain from the licensee an agreement as similar to Exhibit O as is feasible.

13.5 Debt Assumption.

13.5.1 Beginning on the Effective Date, Purchaser shall use its diligent best efforts to consummate the Debt Assumption prior to the Closing in accordance with (a) Section 7.1(a) of the Loan Agreement (as defined on Schedule 3), (b) all other Loan Documents, and (c) the requirements of any conditional consent letter issued by Lender to Purchaser on or before November 26, 2014 in respect of the Debt Assumption. Without limitation of its foregoing obligations, Purchaser shall (and shall cause Purchaser Parent and Purchaser REIT to) comply with or satisfy, as applicable, any specific financial covenants relating to Purchaser, Purchaser Parent or Purchaser REIT contained in any Loan Document or any conditional consent letter issued by Lender to Purchaser on or before November 26, 2014 in respect of the Debt Assumption, including, but not limited to, any net worth or liquidity requirements and any representation or covenant that none of Purchaser, Purchaser Parent or Purchaser REIT has suffered any material adverse change since the issuance of any such conditional consent letter. Purchaser acknowledges that it (i) has received copies of the Loan Documents, (ii) has reviewed the Loan Documents with outside counsel, and (iii) understands the requirements of the Loan Documents with respect to the consummation of the Debt Assumption. Purchaser shall keep the applicable Seller reasonably informed of all negotiations and material communications with Lender (including any servicer and their respective representatives and advisors).

13.5.2 If Purchaser consummates the Debt Assumption, without limitation of the terms of the Supplemental Agreement, Purchaser shall indemnify, defend and hold Sellers and affiliates of Sellers that are parties to the various Guarantees and Environmental Indemnities delivered in connection with the Assumed Debt (“Seller Loan

Guarantors”) harmless from and against any and all liabilities of Sellers and Seller Loan Guarantors under such Guarantees and Environmental Indemnities arising after Closing (unless due to the acts or omissions of Sellers or any affiliates of Sellers, it being agreed that none of Purchaser Holdco or its subsidiaries shall be deemed an affiliate of Seller by reason of its Purchaser Holdco Class A Units, unless such Seller has taken control of Purchaser Holdco pursuant to the Purchaser Holdco Operating Agreement) in accordance with the indemnification procedures set forth in Section 14.1 hereof. The obligation set forth in this Section 13.5.2 shall survive the Closing.

13.6 Other Debt Matters.

13.6.1 Purchaser shall cause the documentation for any indebtedness other than the Assumed Debt encumbering the First Pool Assets to provide that (i) the Class A Holders may take control of Purchaser Holdco following a Changeover Event (as such term is defined in the Purchaser Holdco Operating Agreement) on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, (ii) the Class A Holders may transfer their interests in Purchaser Holdco on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, and (iii) the lender under any Replacement Debt must deliver a recognition agreement in substantially the same form as the form contemplated by the Loan Documents as of the Effective Date. In the event that the Debt Assumption is going to be consummated at the Closing, in no event may the Loan Documents be amended in a manner adverse to the Class A Holders with respect to the provisions addressing the Purchaser Holdco Operating Agreement, the Class A Units, the Class A Holders or similar matters, including, without limitation, provisions addressing the matters set forth in the previous clauses (i)-(iii).

13.6.2 Purchaser shall cause the documentation for any indebtedness encumbering the Second Pool Assets to provide that (i) the Class A Holders may take control of Purchaser Holdco following a Changeover Event (as such term is defined in the Purchaser Holdco Operating Agreement) on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, (ii) the Class A Holders may transfer their interests in Purchaser Holdco on terms no more onerous to the Class A Holders than those provided for in the Loan Documents as of the Effective Date, and (iii) the lender under such indebtedness must deliver a recognition agreement in substantially the same form as the form contemplated by the Loan Documents as of the Effective Date; provided, however, that in the event that Purchaser encumbers any of the Second Pool Assets with any indebtedness not meeting the aforementioned requirements, Purchaser shall have the right to cure such breach by (A) eliminating the Class A Units deliverable in respect of the Second Pool Assets and (B) increasing the Cash Consideration by the amount of such eliminated Class A Units on a dollar-for-dollar basis.

13.7 Property Management. Purchaser shall cause its property managers to hire a sufficient number of employees under any Management Contract that is terminated by Sellers in order to eliminate liability under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and, failing which, Purchaser shall indemnify and hold the applicable Seller(s) harmless from and against any Losses incurred with respect to the WARN Act arising from such termination (collectively, Purchaser’s “WARN Act Obligations”). The foregoing covenant shall survive the Closing.

14. MISCELLANEOUS.

14.1 Indemnification Claims. The indemnifications contained in this Agreement shall be subject to the following provisions. The indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) Business Days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor’s liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive the Closing or earlier termination of this Agreement.

14.2 Entire Agreement. Except for the letter agreement regarding financial statements, dated as of September 18, 2014, all understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely supersedes any prior written or oral agreement among the parties concerning the subject matter hereof, including the Original Agreement.

14.3 Assignment. Except for an assignment to a Permitted Assignee, which assignment must be completed and effective at least forty-five (45) days prior to the Closing Date, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser (for the purposes of this Section 14.3, a transfer of direct or indirect interests in Purchaser shall constitute an assignment and transfer of this Agreement and an interest hereunder within the meaning of this sentence if such transfer of direct or indirect interests is made with the intent of evading the direct restrictions on assignment or transfer of this Agreement or an interest hereunder or results in a Change of Control of Purchaser). For purposes of this Agreement, the term “Permitted Assignee” shall mean a legal entity controlled, directly or indirectly, and one hundred percent (100%) owned by Purchaser Holdco (both as of the date of the proposed assignment or transfer and as of the Closing Date). To be effective, an assignment to a Permitted Assignee shall (i) be fully executed by the assignor and the Permitted Assignee thereunder and delivered to Sellers at least forty-five (45) days prior to the Closing Date, (ii) contain a provision whereby the Permitted Assignee assumes all of the obligations of Purchaser under this Agreement and (iii) contain a remaking of each and every one of the representations and warranties made by Purchaser hereunder. Upon an assignment of this Agreement to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the “Purchaser” shall be deemed to include such Permitted Assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and assigns. Purchaser shall have the right, at least thirty (30) days prior to the Closing Date, to designate a Permitted Assignee to be the recipient of any Property, provided that such designation does not reduce the likelihood of the consummation of the Debt Assumption in accordance with Sections 12.4 and 13.5 and/or have the effect of delaying the Closing in any respect and, provided further, that Purchaser confirms to Sellers in writing that the designation does not relieve Purchaser of any of its obligations under this Agreement. Purchaser may not make an assignment of any interest hereunder less than forty-five (45) days prior to the Closing Date, including any assignment to a Permitted Assignee, and any such assignment shall be null and void and of no force or effect. As used in this Section 14.3, “Change of Control” means that upon consummation of the direct or indirect transfer in question, either of Purchaser Holdco or Purchaser Parent no longer controls, directly or indirectly, Purchaser or no longer owns, directly or indirectly, at least 100% of Purchaser. In addition, Purchaser may, by notice to Seller at least forty-five (45) days prior to the Closing Date, designate various direct or indirect wholly owned subsidiaries of Purchaser Holdco to acquire individual Hotel Assets and/or the Personal Property related thereto.

14.4 No Modification. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.

14.5 Time of the Essence. TIME IS OF THE ESSENCE of each and every date, time and provision of this Agreement.

14.6 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York except where a specific provision is required by the applicable law of the State where a Real Property is located to be governed by the law of such State.

14.7 Notice. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

If to Sellers:

c/o Goldman Sachs Realty Management, L.P.

6011 Connection Drive

Irving, TX 75039

Attn: Greg Fay

Facsimile No.: (972) 368-3699

Telephone No.: (972) 368-2743

With copies to:

c/o Whitehall Street Global Real Estate Limited Partnership 2007

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attn: Chief Financial Officer

Facsimile No.: (212) 357-5505

Telephone No.: (212) 902-5520

AND

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Anthony J. Colletta, Esq.

Facsimile No.: (212) 291-9029

Telephone No.: (212) 558-4608

If to Purchaser:

c/o American Realty Capital Hospitality Portfolio Member LLC

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, NY 10022

Attn: Legal Department

Facsimile No.: (212) 421-5799

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile or Email before 5:00 p.m. (New York time) on a Business Day, on the third (3rd) Business Day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7.

14.8 Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR ANY SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND EACH SUCH SELLER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER AND EACH SELLER WAIVE ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.

14.9 Confidentiality. Without the prior written consent of the other party (which consent shall not be unreasonably withheld with respect to press releases), neither Purchaser nor any Seller nor any of their respective employees, affiliates, brokers, advisors or other agents shall issue a press release or other media publicity of any kind whatsoever with respect to Sellers or this Agreement or disclose to any third party the existence of this Agreement or any term or condition of this Agreement (including, without limitation, the Purchase Price) or the results of any inspections or studies undertaken in connection herewith; provided, however, that either Purchaser or Sellers may disclose such information to their respective principals, legal counsel, regulators, accountants, tax advisors, actual and potential investors and potential financing sources in connection with evaluating the potential transaction or as may be required by law or court order. Purchaser and Seller shall each be responsible for any violations of this Section by any of their respective employees, affiliates, brokers, advisors or other agents. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property or Sellers supplied to Purchaser by Sellers or by any third party at the request of Sellers, including, without limitation, any environmental site assessment reports and information concerning any employee of Sellers or Sellers’ Affiliates furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser’s lenders, principals, regulators, actual and potential investors and attorneys and other consultants (“Purchaser’s Consultants”) hired in connection with the acquisition of the Property, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. Purchaser agrees to indemnify and hold harmless Sellers from and against any and all Losses of any kind (including, without limitation, attorneys’ fees) arising out of a breach by Purchaser or Purchaser’s Consultants of the provisions of this Section 14.9. The provisions of this Section 14.9 shall survive until the earlier to occur of (a) the Closing Date and (b) one (1) year from the Effective Date, provided that the restrictions with respect to press releases shall survive indefinitely.

14.10 Guest Baggage. All baggage, parcels of property of guests or tenants being retained by Sellers as security for unpaid accounts receivable shall be removed from the Property prior to Closing (“Retained Baggage”). All other baggage, parcels or property checked or left in the care of Sellers by current guests or tenants at Closing, or by those formerly staying at the Property, or others, shall be sealed and listed in an inventory prepared by representatives of Sellers no later than one (1) day prior to Closing and initialed by such representatives. Possession and control of all such other baggage, parcels or property listed on such inventory shall be delivered to Purchaser at each Hotel on the day of Closing, and representatives of Purchaser shall acknowledge receipt of all such items.

14.11 Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that, for a period of two (2) years following the Closing Date, Sellers shall have, upon reasonable prior notice to Purchaser, access to all files at the Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Sellers and a third party with respect to Sellers’ period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Closing Date shall belong to Purchaser. The provisions of this Section 14.11 shall survive the Closing.

14.12 No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded by or on behalf of Purchaser in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Sellers to terminate this Agreement and retain the Earnest Money as liquidated damages in accordance with Section 7.2.1 hereof.

14.13 No Finance Contingency. Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any manner contingent or conditioned upon Purchaser consummating the Debt Assumption (provided, however, that Purchaser agrees to use its diligent best efforts to consummate the Debt Assumption in accordance with Sections 2.4.1 and 13.5 hereof) or obtaining Replacement Debt or other debt in order to purchase any portion of the Property hereunder. At Purchaser’s request, if Purchaser is unable to consummate the Debt Assumption after using its diligent best efforts to attempt to do so, Sellers shall reasonably cooperate with Purchaser in Purchaser obtaining Replacement Debt (e.g., by providing access to the Property for property tours subject to the conditions set forth herein for entry onto the Property); provided, however, in no event shall Sellers be obligated to comply with any requirements of Purchaser’s alternative lender or otherwise incur any out-of-pocket cost, expense or liability in connection with the Replacement Debt.

14.14 Counterpart Signatures. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.15 Designation of Escrowee as Reporting Person. Sellers and Purchaser each hereby authorize Escrowee to designate the investment depository of the Earnest Money to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991.

14.16 Business Days. For purpose of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or Federal or State of New York holiday. Whenever the time for performance of a covenant or condition required to be performed pursuant to the terms of this Agreement falls upon a day that is not a Business Day, such time for performance shall be extended to the next succeeding Business Day. Otherwise, all references herein to “days” shall mean calendar days.

14.17 Signatures. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other parties to this Agreement.

14.18 Legal Representation. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.

14.19 Prevailing Party Attorneys’ Fees. If a party to this Agreement shall bring any action, suit, counterclaim or appeal against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action the prevailing party’s reasonable attorney’s fees and third-party expenses actually incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (a “Decision”), granted therein, all of which shall be deemed to have accrued from the commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and third-party expenses actually incurred in obtaining and enforcing such Decision. The court may fix the amount of reasonable attorneys’ fees and third-party expenses upon the request of any party. For purposes of this Section 14.19, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post-judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third-party examination, (iv) discovery and (v) bankruptcy litigation. The terms of this Section 14.19 shall survive Closing or any earlier termination of this Agreement.

14.20 State-Specific Provisions. The following provisions shall apply to Property located in the following states, and in the event of any inconsistency between the provisions of this Section 14.20 and the remainder of this Agreement, the provisions of this Section 14.20 shall control.

14.20.1 California.

(a) PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW, AND PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Purchaser’s Initials:

(b) As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Sellers shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”) for each Real

Property located in the State of California. Purchaser acknowledges that Sellers have or will cause the Title Insurer to retain the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Sellers to fulfill their disclosure obligations with respect to the Act and to prepare a written report of the results of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Sellers from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Sellers for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Sellers have no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 14.20.1 shall survive the Closing.

Purchaser’s Initials:

(c) Purchaser hereby knowingly waives all rights under Section 25402.10 of the California Public Resources Code and the regulations at C.C.R. Title 20, Div. 2, Chapter 4, Art. 9, Sections 1680 et seq., including, without limitation, the right to receive any “Data Verification Checklist,” “benchmarking data,” “ratings” or other disclosure thereunder.

14.20.2 Florida. The following notification is provided pursuant to and is intended to comply with the disclosure requirements of § 404.056, Florida Statutes: “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

14.20.3 Louisiana. WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, THE WARRANTIES WAIVED HEREIN INCLUDE ANY AND ALL WARRANTIES WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER LA. CIV. CODE ART. 2475, AND ANY AND ALL WARRANTIES WHATSOEVER UNDER LA. CIV. CODE ARTS. 2477 THROUGH 2548 OR ANY OTHER PROVISION OF LAW. PURCHASER EXPRESSLY ACKNOWLEDGES THE FOREGOING AND WAIVES ANY AND ALL RIGHT OR CAUSE OF ACTION THAT PURCHASER HAS OR MAY HAVE TO RESCIND OR

RESOLVE THIS TRANSFER OR TO DEMAND A REDUCTION IN PURCHASE PRICE BASED UPON THE EXISTENCE OF ANY REDHIBITORY OR OTHER VICES, DEFECTS, OR OTHER DEFICIENCIES IN THE PROPERTY OR ANY IMPROVEMENTS, FIXTURES, OR EQUIPMENT FORMING A PART THEREOF, BASED UPON THE UNSUITABILITY OF THE PROPERTY OR ANY OF ITS COMPONENTS OR PARTS FOR PURCHASER’S INTENDED USE OR ANY OTHER USE, BASED UPON ANY EVICTION OF PURCHASER, IN WHOLE OR IN PART, OR BASED UPON ANY OTHER CLAIMED BREACH OF WARRANTY OR OTHER MATTER WHATSOEVER, OTHER THAN WARRANTY OF TITLE AS TO SELLER’S OWN ACTS (SUBJECT TO THE PERMITTED TITLE MATTERS AND THE OTHER MATTERS THAT HAVE BEEN ACCEPTED BY PURCHASER), THIS TRANSFER BEING OTHERWISE ENTIRELY AT PURCHASER’S SOLE PERIL AND RISK, PROVIDED, HOWEVER, THAT SELLERS WILL REMAIN LIABLE FOR BREACH OF THEIR WARRANTY OF MERCHANTABILITY OF TITLE AS TO SELLERS’ OWN ACTS (SUBJECT TO THE PERMITTED TITLE MATTERS AND THE OTHER TITLE MATTERS THAT HAVE BEEN ACCEPTED BY PURCHASER). PURCHASER ACKNOWLEDGES AND AGREES THAT THE FOREGOING DISCLAIMERS AND WAIVER OF WARRANTIES HAVE BEEN FULLY EXPLAINED TO PURCHASER AND THAT PURCHASER UNDERSTANDS THE SAME. PURCHASER AND SELLERS JOINTLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING WAIVERS AND DISCLAIMERS ARE OF THE ESSENCE OF THIS TRANSACTION AND THE SAME WOULD NOT OTHERWISE HAVE BEEN ENTERED INTO OR CONSUMMATED WITHOUT THEM.

14.20.4 New Jersey. Purchaser shall have the right to comply with N.J.S.A. 54:32B-22(c) and N.J.S.A. 54:50-38 by delivering a Notification of Sale, Transfer, or Assignment in Bulk (Form C-9600) (the “Tax Notification”) to the Director of the Division of Taxation of the State of New Jersey Department of the Treasury (the “Division”) (together with a copy of this Agreement) by registered or certified mail or overnight delivery at least ten (10) days prior to Closing. Sellers shall cooperate in connection with such compliance and shall provide all information necessary for Purchaser to complete the Tax Notification to the extent that the Property includes Hotel Assets in New Jersey. Sellers’ New Jersey Tax Identification Numbers are 261-186-994/001 (Residence Inn Princeton, NJ), 261-186-994/002 (Residence Inn Somers Point, NJ) and 261-186-994/003 (Residence Inn Tinton Falls, NJ). If the Division issues an Escrow Letter or informs Purchaser that a possible claim for taxes, including any interest and penalties thereon, exists (the “NJ Claim”) and the amount thereof (the “NJ Deficiency”), then Purchaser and Sellers shall close as scheduled and without delay, and Purchaser shall withhold the portion of the Purchase Price equal to the amount of the NJ Deficiency (the “NJ Tax Escrow”), which NJ Tax Escrow shall be held in escrow by the Escrowee (which, for purposes of the NJ Tax Escrow, will also be called in this Agreement the “NJ Bulk Sales Tax Escrowee”) until such time as the Division issues a Clearance Letter confirming that no money is to remain in escrow. Sellers shall be solely responsible for any fees of the NJ Bulk Sales Tax Escrowee with regard to the NJ Tax Escrow. The terms and conditions of such escrow shall be those set forth in this Section 14.20.4, together with (to the extent not inconsistent with this Section 14.20.4) the other protections for the Escrowee that are expressly set forth elsewhere in this Agreement. If, after Closing, the Division requests that Purchaser pay all or any portion of the NJ Deficiency on behalf of Sellers, then Purchaser shall direct NJ Bulk Sales Tax Escrowee to release to the Division of Taxation such amount from the NJ Tax Escrow. If the Division informs Purchaser that the NJ Deficiency has been fully paid or that Purchaser has no further liability for the NJ Deficiency, then Purchaser shall direct NJ Bulk Sales Tax Escrowee to release such difference to Sellers. If the Division gives notice to Purchaser that Sellers are liable for taxes, including interest and penalties thereon, in an amount that is greater than the NJ Tax Escrow, Sellers shall promptly pay the difference to the Division and shall provide Purchaser with evidence thereof. Notwithstanding anything to the contrary contained herein, Sellers shall have the right to negotiate with the Division regarding the NJ Claim and the NJ Deficiency; provided, however, that (i) Purchaser and NJ Bulk Sales Tax Escrowee shall be entitled to comply with all instructions of the Division, and (ii) the Closing shall not be delayed as a result thereof. This Section 14.20.4 shall survive the Closing.

14.20.5 Oregon. THE PROPERTY DESCRIBED IN THIS AGREEMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO SUCH PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

14.20.6 Vermont. If the Sellers, on or before the Closing Date, do not provide the Purchaser with either: (i) a certificate stating, under penalties of perjury, the Sellers’ federal employee identification number(s) and the fact that the Sellers are Vermont residents; or (ii) a certificate issued by the Commissioner of the Vermont Department of Taxes that no withholding of all or any portion of the Purchase Price is required under Title 32 V.S.A. Section 5847, and regulations issued thereunder, then the Purchaser shall withhold a portion of the Purchase Price as required by Section 5847, provided that the Purchaser shall pay any amounts so withheld to the Vermont

Department of Taxes on behalf of the Sellers. In the event that withholding is required pursuant to this paragraph, Sellers shall, on or before the Closing Date, deliver to Purchaser completed Schedule A’s to be attached to the Vermont Withholding Tax Return for Transfer of Real Property (Form RW-171) to be filed by the purchaser.

14.20.7 Washington. Purchaser has been advised of its right to receive a completed seller disclosure statement about the Real Property pursuant to R.C.W. Chapter 64.06. Purchaser hereby waives (a) the right to receive the Seller Disclosure Statement from Sellers pursuant to R.C.W. Chapter 64.06, and (b) the right to rescind this Agreement based on Purchaser’s lack of receipt of such a Sellers disclosure statement.

14.21 Further Assurances. Sellers agree to execute such additional documents or instruments as may be reasonably required to cause any portion of the Property described in this Agreement that is not otherwise conveyed or assigned to Purchaser at the Closing to be transferred to Purchaser in accordance with and subject to the terms hereof, provided that, in no event shall Sellers be required to incur any additional liability, cost or obligation as a result of the foregoing. Each Seller further agrees to convey all right, title and interest in any property owned by such Seller that is used solely in connection with the operation of such Seller’s Real Property to the extent that such property is not described on the applicable Exhibits attached hereto and otherwise conveyed pursuant to the terms of this Agreement.

14.22 Material Defaults. Subject to the provisions regarding material default in Sections 2.1.2, 3.1.2, 3.1.3, 4.4.17, 7.1.1, 7.1.2 and 7.2.2, notwithstanding anything herein to the contrary, in the event that this Agreement is terminated and at the time of such termination both Purchaser and either or both Seller(s) are in material default hereunder, (a) if Purchaser was in material default before Sellers or the applicable Seller, Sellers shall retain the Earnest Money in accordance with the applicable terms of this Agreement, or (b) if the Seller or Sellers were in material default before Purchaser, the Earnest Money shall be returned to Purchaser in accordance with the applicable terms of this Agreement.

14.23 BP Oil Spill Settlement. Certain Sellers have filed claims under the Deepwater Horizon Economic and Property Damages Settlement Agreement for economic damages arising from the oil spill that resulted from the explosion and sinking of the Deepwater Horizon drilling rig in the Gulf of Mexico on April 20, 2010. Any compensation or other amounts payable in connection with the settlement or other resolution of any such claims shall be retained by the applicable Sellers for their benefit, and in the event that any such amounts are paid directly to Purchaser, Purchaser shall promptly remit any such amounts to the applicable Seller, in no event later than three (3) Business Days after Purchaser’s receipt of same. This Section 14.23 shall survive the Closing.

14.24 Recitals. Sellers hereby withdraw the Sellers’ Notice, and Sellers and Purchaser hereby acknowledge that Sellers’ Notice is null and void and withdrawn as if never issued. Sellers and Purchaser hereby agree that the Recitals contained herein are true and correct and are incorporated herein by reference as of fully set forth herein. Sellers hereby represent to Purchaser that as of the Restatement Date, Sellers do not have any actual (and not imputed, implied or constructive) knowledge (without any inquiry) of (i) any default or breach by Purchaser under the Original Agreement or this Agreement, or (ii) any basis for termination of the Agreement by Sellers. Purchaser hereby represents to Sellers that as of the Restatement Date, Purchaser does not have any actual (and not imputed, implied or constructive) knowledge (without any inquiry) of (i) any default or breach by Sellers under the Original Agreement or this Agreement, or (ii) any basis for termination of the Agreement by Purchaser.

IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the day and year first above written.

SELLERS:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company

By:	WNT Mezz I, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Realty Gen-Par, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI DALTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI HOUSTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI CARLSBAD PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Carlsbad Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI HI AUSTIN PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI HI Austin Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI NAPERVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Naperville Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI COLLEGE STATION PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI College Station Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI EAST LANSING PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI INDIANAPOLIS PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Indianapolis Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI KNOXVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Knoxville Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI MILFORD PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Milford Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI ORLANDO 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI URBANA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI RIO RANCHO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI LOUISVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI AUGUSTA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI ORLANDO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Orlando Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI SEATTLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI JACKSONVILLE PARTNERSHIP I, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI ASHEVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQI SAVANNAH 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

PURCHASER:

American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company

By: American Realty Capital Hospitality
Operating Partnership, L.P., its sole member

	By:	American Realty Capital Hospitality Trust, Inc., its general partner

		By:	/s/ Jonathan Mehlman
		Name:	Jonathan Mehlman
		Title:	Chief Investment Officer

ARC Hospitality Portfolio I Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman Name: Jonathan Mehlman Title: Chief Investment Officer

ARC Hospitality Portfolio I TFGL Owner, LLC, a
Delaware limited liability company

By:	/s/ Jonathan Mehlman Name: Jonathan Mehlman Title: Chief Investment Officer

ARC Hospitality Portfolio I BHGL Owner, LLC, a
Delaware limited liability company

By:	/s/ Jonathan Mehlman Name: Jonathan Mehlman Title: Chief Investment Officer

ARC Hospitality Portfolio I PXGL Owner, LLC, a
Delaware limited liability company

By:	/s/ Jonathan Mehlman Name: Jonathan Mehlman Title: Chief Investment Officer

ARC Hospitality Portfolio I GBGL Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
	Title:	Chief Investment Officer

ARC Hospitality Portfolio I NFGL Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio I MBGL 950 Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio I NTC Owner, LP, a Delaware limited partnership By: ARC Hospitality Portfolio I NTC Owner GP, LLC, its general partner

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio I DLGL Owner, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio I NTC Owner GP, LLC, its general partner

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio I SAGL Owner, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio I NTC Owner GP, LLC, its general partner

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio II Owner, LLC, a Delaware limited liability company

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

ARC Hospitality Portfolio II NTC Owner, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio II NTC Owner GP, LLC, its general partner

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: Chief Investment Officer

[Signatures continue on following page]

W2007 EQUITY INNS PARTNERSHIP, L.P., solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 EQUITY INNS PARTNERSHIP, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Gen-Par LLC, a Delaware limited liability company, its General Partner
By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

W2007 EQUITY INNS SENIOR MEZZ, LLC, solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: President & Manager

[Signatures continue on following page]

W2007 EQUITY INNS TRUST, solely for purposes of Sections 10.4 and 11.1 hereof:

W2007 EQUITY INNS TRUST, a Maryland trust

By:	/s/ Todd P. Giannoble

Name: Todd P. Giannoble
Title: Administrative Trustee & President

SCHEDULE 2

PURCHASE PRICE ALLOCATION

(see attached)

								PPA ADJUSTED ALLOCATED AMOUNTS
City	State	Fee/Lease	Franchise	Brand/Flag	Number of Rooms	Opened	PPA Value	Land	Building(s)	Site Improvements	FF&E	Ground Lease A/B		Goodwill
Birmingham	AL	Lease	Hilton	Hampton Inn	129	1987	$9,284,784	$0	$8,150,248	$393,249	$1,092,358	-$	351,071	$0
Mobile	AL	Lease	Marriott	Residence Inn	66	1996	$9,523,623	$0	$7,693,136	$360,398	$803,172		$666,918	$0
Mobile	AL	Lease	Marriott	Courtyard	78	1995	$5,698,889	$0	$4,197,040	$294,492	$588,983		$618,374	$0
Birmingham	AL	Fee	Hyatt	Hyatt Place	126	1997	$10,225,494	$911,878	$8,345,908	$483,854	$483,854		$0	$0
Phoenix	AZ	Lease	Hilton	Homewood Suites	124	1996	$24,809,678	$0	$20,287,240	$483,584	$797,018		$3,241,837	$0
El Segundo	CA	Fee	Marriott	Residence Inn	150	2001	$40,111,403	$16,128,377	$20,088,589	$870,992	$3,023,445		$0	$0
San Diego	CA	Fee	Marriott	Residence Inn	95	2003	$28,120,735	$5,684,504	$19,027,707	$1,034,536	$2,373,988		$0	$0
Carlsbad	CA	Fee	Marriott	Courtyard	145	1999	$22,686,825	$4,987,670	$13,856,514	$1,038,289	$2,804,352		$0	$0
San Diego	CA	Fee	Marriott	SpringHill Suites	137	2003	$21,190,695	$3,946,107	$14,596,812	$817,846	$1,829,930		$0	$0
Colorado Springs	CO	Fee	Hilton	Hampton Inn	125	1985	$7,308,506	$429,890	$5,921,133	$205,175	$752,308		$0	$0
Milford	CT	Fee	Hilton	Hampton Inn	148	1986	$7,400,000	$1,516,916	$5,069,798	$347,246	$466,040		$0	$0
Windsor Locks	CT	Fee	Hilton	Homewood Suites	132	1990	$12,325,687	$2,936,577	$7,634,792	$438,580	$1,315,739		$0	$0
Boynton Beach	FL	Fee	Hilton	Hampton Inn	164	1997	$32,415,587	$1,590,035	$27,578,296	$716,636	$2,530,620		$0	$0
Boca Raton	FL	Fee	Hilton	Hampton Inn	94	1996	$13,994,573	$2,116,072	$10,386,006	$388,458	$1,104,037		$0	$0
Deerfield Beach	FL	Fee	Hilton	Hampton Inn	106	2002	$12,809,617	$2,793,861	$8,245,980	$417,588	$1,352,189		$0	$0
Orlando	FL	Fee	Hilton	Hampton Inn	170	2000	$13,886,925	$896,711	$10,995,031	$306,376	$1,688,806		$0	$0
Palm Beach Gardens	FL	Fee	Hilton	Hampton Inn	116	1999	$20,956,063	$3,233,819	$16,969,024	$482,060	$271,159		$0	$0
West Palm Beach	FL	Fee	Hilton	Hampton Inn	110	2001	$15,115,059	$1,804,299	$11,786,741	$350,349	$1,173,670		$0	$0
Orlando	FL	Fee	Hilton	Homewood Suites	252	1999	$31,582,545	$2,305,396	$27,810,078	$377,247	$1,089,824		$0	$0
Orlando	FL	Fee	Hilton	Embassy Suites	246	1987	$23,802,848	$2,155,106	$19,630,785	$423,653	$1,593,304		$0	$0
Tampa	FL	Fee	Marriott	Residence Inn	78	1997	$10,709,571	$1,291,551	$7,609,848	$547,618	$1,260,554		$0	$0
Fortt Myers	FL	Fee	Marriott	Residence Inn	78	1997	$11,932,019	$1,486,776	$8,517,941	$440,526	$1,486,776		$0	$0
Jacksonville	FL	Fee	Marriott	Residence Inn	78	2000	$6,365,091	$1,135,748	$4,669,248	$241,152	$318,943		$0	$0
Sarasota	FL	Fee	Marriott	Residence Inn	78	1998	$13,964,493	$2,714,471	$8,859,295	$772,006	$1,618,721		$0	$0
Tallahassee	FL	Fee	Marriott	Residence Inn	78	1996	$12,114,907	$1,516,834	$9,213,137	$516,603	$868,333		$0	$0
Tampa	FL	Fee	Marriott	Residence Inn	102	1998	$17,062,551	$2,131,154	$12,437,244	$456,676	$2,037,477		$0	$0
Gainesville	FL	Fee	Marriott	Courtyard	81	1996	$17,007,759	$4,343,080	$10,327,207	$793,586	$1,543,886		$0	$0
Jacksonville	FL	Fee	Marriott	Courtyard	81	1996	$6,606,165	$1,562,664	$3,860,711	$820,183	$362,607		$0	$0
Orlando	FL	Fee	Marriott	Courtyard	112	1998	$16,204,908	$1,866,915	$11,741,478	$504,282	$2,092,233		$0	$0
Sarasota	FL	Fee	Marriott	Courtyard	81	1997	$11,537,396	$2,041,437	$8,142,053	$380,786	$973,120		$0	$0
Tallahassee	FL	Fee	Marriott	Courtyard	93	2000	$13,209,349	$2,817,248	$7,740,574	$1,191,116	$1,460,412		$0	$0
Miami	FL	Fee	Hyatt	Hyatt Place	124	1996	$19,884,261	$2,600,017	$15,964,976	$442,966	$876,302		$0	$0
Tampa	FL	Fee	Hyatt	Hyatt Place	124	1994	$20,915,567	$3,485,708	$15,597,492	$537,073	$1,295,293		$0	$0
Miami	FL	Fee	InterContinental Hotels Group	Holiday Inn	66	1996	$8,511,530	$1,178,145	$6,246,569	$182,658	$904,158		$0	$0
Columbus	GA	Fee	Hilton	Hampton Inn	118	1986	$5,900,000	$1,661,903	$3,064,990	$537,674	$635,433		$0	$0
Augusta	GA	Fee	Hilton	Homewood Suites	65	1997	$10,563,510	$1,006,127	$8,607,780	$599,154	$350,449		$0	$0
Macon	GA	Fee	Marriott	Residence Inn	78	1996	$4,907,309	$733,865	$3,571,121	$297,700	$304,623		$0	$0
Savannah	GA	Fee	Marriott	Residence Inn	66	1996	$11,231,254	$1,219,849	$9,363,017	$362,658	$285,730		$0	$0
Athens	GA	Fee	Marriott	Courtyard	105	1998	$12,520,081	$3,419,372	$6,958,190	$519,398	$1,623,120		$0	$0
Dalton	GA	Fee	Marriott	Courtyard	93	1999	$10,241,716	$722,781	$8,083,847	$576,130	$858,957		$0	$0
Atlanta	GA	Fee	Marriott	Fairfield Inn & Suites	143	1996	$8,604,369	$1,051,581	$6,211,640	$266,705	$1,074,442		$0	$0
Savannah	GA	Fee[1]	Marriott	TownePlace Suites	95	2000	$9,777,538	$1,546,888	$6,836,416	$396,899	$997,336		$0	$0
Boise	ID	Fee	Marriott	Residence Inn	104	1986	$12,668,682	$1,790,959	$9,405,842	$854,308	$617,572		$0	$0
Gurnee	IL	Fee	Hilton	Hampton Inn	134	1988	$12,929,426	$767,861	$11,141,118	$414,241	$606,206		$0	$0
Naperville	IL	Fee	Hilton	Hampton Inn	129	1987	$10,587,539	$1,304,017	$8,693,383	$333,143	$256,996		$0	$0
Urbana	IL	Fee	Hilton	Hampton Inn	130	1995	$24,279,177	$2,634,127	$20,340,070	$398,744	$906,236		$0	$0
Chicago	IL	Fee	Hilton	Homewood Suites	233	1999	$73,288,289	$12,434,318	$59,611,330	$7,915	$1,234,725		$0	$0
Elmhurst	IL	Fee	Marriott	Courtyard	140	2003	$10,890,288	$1,006,906	$8,595,135	$414,608	$873,639		$0	$0
Indianapolis	IN	Fee	Hilton	Hampton Inn	128	1987	$10,499,736	$1,593,974	$7,222,683	$336,616	$1,346,463		$0	$0
Indianapolis	IN	Fee	Hyatt	Hyatt Place	124	1992	$16,261,993	$1,929,673	$13,243,786	$653,120	$435,413		$0	$0
Overland Park	KS	Fee	Hilton	Hampton Inn	133	1991	$10,842,223	$1,046,336	$8,022,097	$558,046	$1,215,743		$0	$0
Overland Park	KS	Fee	Hyatt	Hyatt Place	124	1994	$9,949,330	$1,009,355	$7,882,556	$509,484	$547,935		$0	$0
Louisville	KY	Fee	Hilton	Hilton Garden Inn	112	1999	$19,185,347	$1,026,124	$16,363,506	$543,846	$1,251,871		$0	$0
Lexington	KY	Fee	Marriott	Residence Inn	91	1993	$17,595,014	$2,108,203	$13,582,300	$835,134	$1,069,378		$0	$0
Bowling Green	KY	Fee	Marriott	Courtyard	93	1997	$13,903,166	$484,175	$11,162,735	$455,125	$1,801,131		$0	$0
Lexington	KY	Fee	Marriott	Courtyard	90	1999	$18,494,208	$3,451,882	$12,437,837	$498,467	$2,106,022		$0	$0
Louisville	KY	Fee	Marriott	Courtyard	140	1999	$39,005,197	$3,371,714	$33,191,544	$81,739	$2,360,200		$0	$0
Lexington	KY	Fee	Marriott	SpringHill Suites	108	2003	$18,243,803	$3,310,563	$12,614,834	$556,822	$1,761,584		$0	$0
Baton Rouge	LA	Fee	Hyatt	Hyatt Place	126	1997	$13,075,389	$1,853,844	$10,203,372	$326,584	$691,589		$0	$0
Peabody	MA	Fee	Hilton	Hampton Inn	120	1999	$13,059,655	$2,802,013	$8,769,360	$275,608	$1,212,675		$0	$0

								PPA ADJUSTED ALLOCATED AMOUNTS
City	State	Fee/Lease	Franchise	Brand/Flag	Number of Rooms	Opened	PPA Value	Land	Building(s)	Site Improvements	FF&E	Ground Lease A/B		Goodwill
Peabody	MA	Fee	Hilton	Homewood Suites	85	1999	$10,714,650	$2,427,908	$7,379,933	$282,768	$624,041		$0	$0
Glen Burnie	MD	Lease	Hilton	Hampton Inn	116	1989	$8,592,309	$0	$10,568,361	$147,418	$386,973	-$	2,510,444	$0
Linthicum Heights	MD	Fee	Hyatt	Hyatt Place	127	1996	$12,476,068	$2,914,018	$8,679,571	$432,047	$450,432		$0	$0
Madison Heights	MI	Fee	Hilton	Hampton Inn	123	1987	$15,711,626	$1,996,568	$11,004,691	$972,422	$1,737,945		$0	$0
Northville	MI	Fee	Hilton	Hampton Inn	124	1989	$9,776,761	$1,205,390	$7,810,592	$414,970	$345,809		$0	$0
East Lansing	MI	Fee	Hilton	Hampton Inn	86	2000	$14,252,046	$3,186,485	$9,342,054	$450,918	$1,272,590		$0	$0
Grand Rapids	MI	Fee	Hilton	Hampton Inn	84	1998	$14,884,362	$2,208,072	$10,010,323	$752,983	$1,912,984		$0	$0
Grand Rapids	MI	Fee	Marriott	SpringHill Suites	76	2002	$11,413,845	$1,062,382	$8,686,382	$224,735	$1,440,345		$0	$0
Bloomington	MN	Fee	Hyatt	Hyatt Place	126	1997	$14,667,789	$2,507,533	$11,026,851	$441,326	$692,079		$0	$0
Kansas City	MO	Fee	Hilton	Hampton Inn	120	1987	$9,271,676	$1,267,076	$6,778,070	$689,289	$537,240		$0	$0
Maryland Heights	MO	Fee	Hilton	Hampton Inn	122	1987	$9,904,041	$1,359,999	$7,597,955	$473,043	$473,043		$0	$0
Fayetteville	NC	Fee	Hilton	Hampton Inn	121	1986	$8,679,438	$892,016	$6,111,217	$548,933	$1,127,272		$0	$0
Gastonia	NC	Fee	Hilton	Hampton Inn	107	1989	$11,841,758	$1,515,286	$9,320,050	$520,173	$486,249		$0	$0
Asheville	NC	Fee	Marriott	Courtyard	78	1996	$17,374,707	$2,920,297	$12,840,913	$480,049	$1,133,448		$0	$0
Asheville	NC	Fee	Marriott	SpringHill Suites	88	2002	$14,796,371	$2,375,585	$10,489,235	$399,631	$1,531,919		$0	$0
Rio Rancho	NM	Fee	Hilton	Hilton Garden Inn	129	1999	$11,983,810	$1,137,469	$9,788,694	$518,846	$538,801		$0	$0
Albuquerque	NM	Fee	Hyatt	Hyatt Place	126	1997	$21,994,086	$1,169,344	$19,149,085	$506,314	$1,169,344		$0	$0
Las Vegas	NV	Fee	Hyatt	Hyatt Place	202	1998	$19,906,596	$2,631,230	$15,864,810	$524,438	$886,119		$0	$0
Albany	NY	Fee	Hilton	Hampton Inn	153	1986	$22,881,688	$1,923,749	$17,234,919	$973,191	$2,749,829		$0	$0
Westlake	OH	Fee	Hilton	Hampton Inn	122	1987	$18,594,664	$5,164,729	$10,847,571	$1,168,212	$1,414,152		$0	$0
Dublin	OH	Fee	Hilton	Hampton Inn	123	1988	$12,621,596	$1,115,167	$9,589,124	$616,277	$1,301,028		$0	$0
Blue Ash	OH	Fee	Hyatt	Hyatt Place	125	1990	$10,337,545	$635,054	$8,725,486	$468,963	$508,043		$0	$0
Columbus	OH	Fee	Hyatt	Hyatt Place	124	1994	$13,352,636	$1,062,163	$11,198,531	$595,605	$496,338		$0	$0
Portland	OR	Fee	Marriott	Residence Inn	168	1990	$50,878,043	$25,467,888	$21,603,676	$1,786,508	$2,019,972		$0	$0
Scranton	PA	Fee	Hilton	Hampton Inn	129	1994	$13,865,600	$795,568	$11,510,299	$554,804	$1,004,928		$0	$0
State College	PA	Fee	Hilton	Hampton Inn	119	1987	$13,850,032	$2,703,190	$9,037,293	$731,451	$1,378,097		$0	$0
Charleston	SC	Fee	Hilton	Hampton Inn	124	1985	$8,205,785	$1,529,796	$5,408,444	$393,376	$874,169		$0	$0
West Columbia	SC	Fee	Hilton	Hampton Inn	120	1985	$6,000,000	$1,146,076	$3,783,622	$407,283	$663,019		$0	$0
Mt. Pleasant	SC	Fee	InterContinental Hotels Group	Holiday Inn	158	1988	$7,900,000	$1,779,249	$4,899,178	$331,949	$889,624		$0	$0
Franklin	TN	Fee	Hilton	Hampton Inn	127	1996	$21,016,491	$2,547,282	$16,561,206	$324,557	$1,583,446		$0	$0
Chattanooga	TN	Fee	Hilton	Hampton Inn	167	1988	$8,350,000	$1,863,016	$5,006,642	$412,885	$1,067,458		$0	$0
Alcoa	TN	Fee	Hilton	Hampton Inn	118	1991	$7,960,928	$1,032,150	$5,658,439	$367,207	$903,131		$0	$0
Memphis	TN	Fee	Hilton	Hampton Inn	124	1985	$15,347,648	$2,331,182	$10,774,515	$791,933	$1,450,018		$0	$0
Pickwick Dam	TN	Fee	Hilton	Hampton Inn	50	1994	$2,500,000	$154,071	$1,791,273	$215,699	$338,956		$0	$0
Germantown	TN	Fee	Hilton	Homewood Suites	92	1996	$10,745,199	$1,075,415	$8,829,935	$573,555	$266,293		$0	$0
Chattanooga	TN	Fee	Marriott	Residence Inn	76	1996	$13,499,683	$1,246,250	$10,941,010	$209,547	$1,102,876		$0	$0
Knoxville	TN	Fee	Marriott	Residence Inn	78	1997	$14,263,366	$1,654,723	$11,269,106	$337,699	$1,001,839		$0	$0
Knoxville	TN	Fee	Marriott	Courtyard	78	1996	$12,580,307	$1,370,960	$10,040,312	$371,966	$797,070		$0	$0
Memphis	TN	Fee	Hyatt	Hyatt Place	126	1996	$15,767,331	$960,654	$13,885,637	$475,375	$445,664		$0	$0
Franklin	TN	Fee	Hyatt	Hyatt Place	126	1997	$19,879,751	$2,357,397	$15,382,230	$879,950	$1,260,175		$0	$0
Austin	TX	Fee	Hilton	Hampton Inn	121	1987	$14,790,545	$2,024,905	$10,554,537	$570,232	$1,640,871		$0	$0
College Station	TX	Fee	Hilton	Hampton Inn	133	1986	$17,930,338	$3,915,356	$12,504,428	$459,208	$1,051,346		$0	$0
Addison	TX	Fee	Hilton	Hampton Inn	158	1985	$10,753,205	$1,593,047	$7,385,625	$433,551	$1,340,982		$0	$0
San Antonio	TX	Fee	Hilton	Homewood Suites	123	1996	$17,635,891	$2,122,788	$14,108,633	$439,567	$964,904		$0	$0
Round Rock	TX	Fee	Hilton	Hilton Garden Inn	122	1999	$16,424,572	$3,131,083	$11,236,573	$834,194	$1,222,722		$0	$0
Dallas	TX	Lease	Marriott	Courtyard	184	1991	$26,447,729	$0	$22,938,766	$1,006,244	$2,157,968		$344,751	$0
Houston	TX	Fee	Marriott	Courtyard	176	2002	$32,083,929	$10,708,549	$18,822,760	$591,461	$1,961,159		$0	$0
Round Rock	TX	Fee	Marriott	SpringHill Suites	104	2000	$10,133,394	$1,977,462	$6,746,074	$466,901	$942,957		$0	$0
Houston	TX	Fee	Marriott	SpringHill Suites	122	1996	$13,200,866	$774,575	$10,384,230	$533,149	$1,508,912		$0	$0
San Antonio	TX	Lease	Marriott	SpringHill Suites	112	1995	$5,661,802	$0	$4,854,221	$169,660	$637,921		$0	$0
Dallas	TX	Fee	Marriott	Fairfield Inn & Suites	116	1998	$8,539,822	$1,444,841	$5,770,543	$351,948	$972,489		$0	$0
Norfolk	VA	Lease	Hilton	Hampton Inn	117	1990	$5,850,000	$0	$6,636,297	$389,006	$184,266	-$	1,359,569	$0
Glen Allen	VA	Fee	Hyatt	Hyatt Place	124	1992	$9,128,843	$1,442,262	$6,656,394	$582,280	$447,908		$0	$0
Seattle	WA	Fee	Hilton	Homewood Suites	161	1998	$55,983,779	$11,980,497	$39,657,320	$145,512	$4,200,450		$0	$0
Beckley	WV	Fee	Hilton	Hampton Inn	108	1992	$19,447,700	$1,089,866	$16,333,796	$1,037,968	$986,069		$0	$0
Morgantown	WV	Fee	Hilton	Hampton Inn	107	1991	$17,681,700	$3,415,845	$12,965,120	$463,741	$836,995		$0	$0

							$1,808,113,685	$277,210,838	$1,338,361,675	$59,910,617	$131,979,759		$650,796	$0
											7.3%

SCHEDULE 5A

SELLERS’ KNOWLEDGE PARTIES

SELLERS’ KNOWLEDGE PARTIES

1.	Todd Giannoble

2.	Greg Fay

SCHEDULE 5B

PURCHASER’S KNOWLEDGE PARTIES

PURCHASER’S KNOWLEDGE PARTIES

1.	Jonathan Mehlman

2.	Michael Ead

3.	James Carroll

SCHEDULE 8

EXCLUDED HOTEL ASSETS

(see attached)

								PPA ADJUSTED ALLOCATED AMOUNTS
City	State	Fee/Lease	Franchise	Brand/Flag	Number of Rooms	Opened	PPA Value	Land	Building(s)	Site Improvements	FF&E	Ground Lease A/B	Goodwill
Tucson	AZ	Fee	Marriott	Residence Inn	128	1985	$6,400,000	$1,090,598	$4,612,886	$412,411	$284,105	$0	$0
Colorado Springs	CO	Fee	Marriott	Residence Inn	96	1984	$8,374,899	$955,236	$6,596,533	$579,239	$243,890	$0	$0
Eagan	MN	Fee	Marriott	Residence Inn	120	1988	$15,600,839	$3,874,372	$9,748,499	$785,070	$1,192,899	$0	$0
Omaha	NE	Fee	Marriott	Residence Inn	80	1981	$10,313,832	$2,801,249	$6,203,970	$562,295	$746,318	$0	$0
Monmouth Junction	NJ	Fee	Marriott	Residence Inn	208	1988	$13,904,983	$3,652,024	$8,445,485	$611,760	$1,195,714	$0	$0
Somers Point	NJ	Fee	Marriott	Residence Inn	119	1988	$7,218,726	$1,520,489	$4,546,351	$291,811	$860,075	$0	$0
Tinton Falls	NJ	Lease	Marriott	Residence Inn	96	1988	$12,572,951	$0	$10,356,386	$1,133,357	$1,083,208	$0	$0
Sharonville	OH	Fee	Hilton	Homewood Suites	111	1990	$12,814,716	$1,038,944	$9,564,157	$812,640	$1,398,975	$0	$0
Oklahoma City	OK	Fee	Marriott	Residence Inn	136	1982	$19,115,215	$1,482,473	$15,246,570	$924,007	$1,462,165	$0	$0
Williston	VT	Fee	Marriott	Residence Inn	96	1988	$10,570,154	$1,436,142	$7,742,058	$751,213	$640,740	$0	$0

							$116,886,315	$17,851,528	$83,062,896	$6,863,802	$9,108,089	$0	$0
											7.8%

SCHEDULE 9

AGREED PIP ALLOCATION

Project Grace	11/11/14
Schedule 9—Property Improvement Plan Expenses by Asset

Property	PIP Amt - First 24 mos
HP Albuquerque/Uptown	$2,073,656
HP Baltimore/BWI Airport	2,237,683
HP Baton Rouge/I-10	2,224,386
HP Birmingham/Hoover	2,177,512
HP Cincinnati/Blue Ash	2,262,436
HP Columbus/Worthington	—
HP Indianapolis/Keystone	—
HP Kansas City/Overland Park/Metcalf	2,059,959
HP Las Vegas	3,231,022
HP Memphis/Wolfchase Galleria	2,047,780
HP Miami Airport—West/Doral	555,879
HP Minneapolis Airport-South	—
HP Nashville/Franklin/Cool Springs	2,153,745
HP Richmond/Innsbrook	2,421,037
HP Tampa Airport Westshore	1,964,294
HIES Kendall East-Miami	—
HoI Mt Pleasant	5,072,068
CY Asheville	1,884,700
CY Athens Downtown	—
CY Bowling Green Convention Center	—
CY Chicago Elmhurst/Oakbrook Area	—
CY Dallas Medical/Market Center	3,497,800
CY Dalton	2,042,208
CY Gainesville	2,076,572
CY Houston I-10 West/Energy Corridor	1,387,600
CY Jacksonville Airport Northeast	2,014,940
CY Knoxville Cedar Bluff	1,402,108
CY Lexington South/Hamburg Place	—
CY Louisville Downtown	—
CY Mobile	1,414,320
CY Orlando Altamonte Springs/Maitland	—
CY San Diego Carlsbad/McClellan-Palomar Airport	—
CY Sarasota Bradenton Airport	1,898,040
CY Tallahassee North/I-10 Capital Circle	—
FFIS Atlanta Vinings	2,634,320
FFIS Dallas Medical/Market Center	—
RI Atlantic City Somers Point*	2,747,589
RI Boise Downtown*	2,495,251
RI Burlington Williston*	5,041,836
RI Chattanooga Downtown	2,438,400
RI Colorado Spring Central*	4,528,129
RI Fort Myers	267,000
RI Jacksonville Airport	2,679,100
RI Knoxville Cedar Bluff	2,171,400
RI Lexington South/Hamburg Place	3,209,100
RI Los Angeles LAX/El Segundo	2,907,400
RI Macon	2,006,900
RI Minneapolis-St. Paul Airport/Eagan*	7,261,789
RI Mobile	—

RI Oklahoma City West*	4,292,688
RI Omaha*	4,023,981
RI Portland Downtown/Lloyd Center*	—
RI Princeton-South Brunswick*	—
RI San Diego Rancho Bernardo/Scripps Poway	—
RI Sarasota Bradenton	—
RI Savannah Midtown	2,082,100
RI Tallahassee North/I-10 Capital Circle	2,791,600
RI Tampa North/I-75 Fletcher	—
RI Tampa Sabal Park/Brandon	—
RI Tinton Falls*	4,709,431
RI Tucson*	4,989,668
SHS Asheville	1,509,600
SHS Austin Round Rock	2,848,800
SHS Grand Rapids North	909,600
SHS Houston Hobby Airport	—
SHS Lexington Near the University of Kentucky	—
SHS San Antonio Medical Center/Northwest	—
SHS San Diego Rancho Bernardo/Scripps Poway	565,300
TPS Savannah Midtown	—
ES Orlando-Int’l/ Dr	2,114,661
HGI Albuquerque-North/Rio Rancho	—
HGI Austin/Round Rock	3,985,976
HGI Louisville-East	—
HI Albany-Wolf Road (Airport)	—
HI Austin—North	—
HI Baltimore/ Glen Burnie	—
HI Beckley	2,159,313
HI Birmingham	1,069,927
HI Boca Raton	—
HI Boca Raton/Deerfield Beach	4,469,036
HI Boston/Peabody	727,206
HI Champaign/Urbana	918,079
HI Charlotte/Gastonia	2,002,666
HI Chattanooga	—
HI Chicago/Gurnee	1,735,080
HI Chicago/Naperville	1,282,210
HI Cleveland/Westlake	820,742
HI College Station	—
HI Columbia	—
HI Columbus	—
HI Columbus/Dublin	1,242,817
HI Dallas/Addison	—
HI Detriot/Northville	—
HI Detroit/Madison Heights/South Troy	—
HI East Lansing	—
HI Fayetteville	—
HI Grand Rapids—North	—
HI Indianapolis	—
HI Kansas City—Airport	1,098,851
HI Knoxville-Airport	1,040,086
HI Memphis-Poplar	3,241,303
HI Milford	—
HI Morgantown	—
HI Norfolk—Naval Base	—

HI North Charleston	—
HI Orlando Int’l Dr. Area/ Convention Center	—
HI Overland Park	—
HI Palm Beach Gardens	—
HI Pickwick Dam—At Shiloh Falls	632,408
HI Scranton at Montage Mountain	1,540,233
HI St Louis/Westport (Maryland Heights)	1,136,160
HI State College	—
HI West Palm Beach/FL Turnpike	3,536,389
HIS Boynton Beach	2,787,522
HIS Colorado Springs Air Force Academy I-25 North	—
HIS Nashville/Franklin (Cool Springs)	1,789,454
HWS Augusta	3,538,091
HWS Boston-Peabody	4,712,467
HWS Chicago-Downtown	—
HWS Cincinnati	—
HWS Hartford/Windsor Locks	4,007,149
HWS Memphis/Germantown	3,813,818
HWS Orlando	1,110,290
HWS Phoenix-Biltmore	—
HWS San Antonio-Northwest	6,238,441
HWS Seattle-Downtown	—

Total	$179,961,101

EXHIBIT D

FORM OF SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Agreement”), is made and entered into as of the             day of             , 2014, by and among American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (“Purchaser”), American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership (“ARC OP”), American Realty Capital Hospitality Trust, Inc., a Maryland corporation (“ARC REIT”), Nicholas S. Schorsch, an individual (“NSS”), William M. Kahane, an individual (“WMK”), Michael Weil, an individual (“MW”), and Peter M. Budko, an individual (“PMB”, and together with NSS, WMK and MW, the “Individual Indemnitors”, and the Individual Indemnitors, together with ARC OP and ARC REIT, the “ARC Indemnitors”), Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Whitehall Street”), Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Whitehall Parallel”, and together with Whitehall Street, “Whitehall”), and each of the seller parties (“Sellers”) listed on Schedule 1 to that certain Real Estate Sale Agreement, dated as of May 23rd, 2014, by and between Sellers and Purchaser (as amended, modified or supplemented from time to time, the “Sale Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Sale Agreement.

W I T N E S E T H:

WHEREAS, Purchaser and Sellers previously entered into the Sale Agreement;

WHEREAS, the Sale Agreement requires Purchaser to, and cause the ARC Indemnitors to, enter into this Agreement on the Closing Date for the benefit of Whitehall and Sellers;

WHEREAS, each of the ARC Indemnitors have a direct or indirect interest in Purchaser and/or otherwise a material financial relationship with Purchaser such that they will receive substantial economic and other benefits from the consummation of the transactions described in the Sale Agreement and the compliance by Purchaser with the Sale Agreement;

WHEREAS, in connection with Purchaser’s consummation of the Debt Assumption, Whitehall is required to provide certain indemnification agreements and/or guarantees in connection with the Assumed Debt as described in Section 2.4.2 of the Sale Agreement (any such indemnification agreements and guarantees, as amended, modified, supplemented or reaffirmed from time to time, the “Whitehall Guarantees”); and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Guaranty Reimbursement.

(a) If, at any time, Whitehall is called upon to satisfy any obligation under any of the Whitehall Guarantees (each, a “Claim”), or Whitehall makes a payment in connection with any of the Whitehall Guarantees (each, a “Payment”), then, in each case, within three (3) Business Days after the ARC Indemnitors receive notice of the Claim or Payment by Whitehall, as applicable, the ARC Indemnitors shall, in the case of a Claim, satisfy in full the amount of the Claim and, in the case of a Payment, reimburse Whitehall in cash for the full amount of such Payment (together with interest thereon at a per annum rate equal to fifteen percent (15%) from the date upon which Whitehall has first made the Payment in question through the date of reimbursement to Whitehall in full). The ARC Indemnitors shall be jointly and severally liable for all such reimbursement obligations. The term “Payment” shall include, without limitation, all attorneys’ fees and disbursements, court costs and experts’ and consultants’ fees and disbursements incurred in connection with any of the Whitehall Guarantees or in enforcing any rights hereunder. For the avoidance of doubt, no ARC Indemnitor shall have any obligation to satisfy any Claim or make any reimbursement in respect of a Payment hereunder to the extent that both such Claim or Payment arises under the Whitehall Guarantees and (i) such Whitehall Guarantees are continuations of the Guaranty and Environmental Indemnity under the Assumed Debt prior to Closing and such Claim or Payment arises from the actions of Whitehall or its affiliates occurring prior to the Closing or (ii) such Claim or Payment arises from the actions of Whitehall or its affiliates (it being agreed that none of Purchaser Holdco or its subsidiaries shall be deemed an affiliate of Whitehall unless a Change of Control (as defined below) has occurred).

(b) The reimbursement obligations of each ARC Indemnitor hereunder are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligation giving rise to the Claim or Payment or any agreement or instrument relating thereto, or any substitution, release or exchange of any other guarantee of or security for any obligation, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being the intent of the parties hereto that such obligations shall be absolute and unconditional under any and all circumstances. With respect to its obligations hereunder, each ARC Indemnitor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any other party exhaust any right, power or remedy or proceed against any person or entity.

(c) The obligations of the ARC Indemnitors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of such ARC Indemnitor in respect of any obligation hereunder is rescinded or must be otherwise restored by the person receiving such payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(d) To the extent that any of the foregoing payment or reimbursement obligations is unenforceable by virtue of any law, public policy or common law doctrine, the party that would have had the obligation to make a payment or reimbursement with respect thereto agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of its liability under such payment and reimbursement obligations.

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(e) Each of the provisions of this Section 1 shall survive the termination of, or release of Whitehall under, any of the Whitehall Guarantees.

2. Preferred Guarantees. On the date hereof, each of the Individual Indemnitors shall join and deliver to Sellers, as contemplated in Section 4.3.8 of the Sale Agreement, (a) the Bad Boy Guaranty (in the form attached to the Sale Agreement as Exhibit E-2) (the “Bad Boy Guaranty”), (b) the Mandatory Redemption Guaranty (in the form attached to the Sale Agreement as Exhibit E-3) and (c) the Environmental Indemnity Agreement (in the form attached to the Sale Agreement as Exhibit E-4), the failure of which shall constitute a material default of Purchaser under the Sale Agreement.

3. Monthly Payment to Whitehall.

(a) So long as the Whitehall Guarantees remain in effect, if at any time ARC OP or ARC REIT, either individually or in the aggregate, satisfy the net worth and liquidity requirements for a Replacement Guarantor under the Loan Agreement, Purchaser and the ARC Indemnitors shall use their diligent efforts to have ARC OP and/or ARC REIT serve as the sole Guarantor under the Assumed Debt and to have Whitehall released from its obligations under the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement (but without limitation of any of the payment obligations described under Section 1 hereof).

(b) In the event that Whitehall has not been released from each of the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement by the date that is eighteen (18) months after the Closing Date, ARC OP and ARC REIT, on a joint and several basis, shall pay to Whitehall the sum of Eight Million and No/100ths Dollars ($8,000,000.00) per annum, payable monthly in equal installments in arrears in cash on the first (1st) business day of each month, until such time that Whitehall has been released from each of the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement (it being understood that such amounts shall be in addition to any amounts payable under Section 1 hereof, whether before or after the date of such release). Notwithstanding the foregoing, in the event that both a Changeover Notice (as defined in the Purchaser Holdco Operating Agreement) has been delivered in accordance with the Purchaser Holdco Operating Agreement and a Qualified Preferred Equity Vehicle Change of Control (as such term is defined in the Loan Agreement) has occurred in accordance with the Loan Agreement (the occurrence of both of the foregoing, a “Change of Control”), ARC OP and ARC REIT shall have no further obligation to make the payments under this Section 3(b) that would have accrued from and after the effective date of such Qualified Preferred Equity Vehicle Change of Control (it being agreed that this sentence shall not apply with respect to amounts that have accrued prior to the effective date of such Qualified Preferred Equity Vehicle Change of Control).

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4. Bankruptcy, etc.

(a) In the event that any entity becomes subject to any proceeding or petition under Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, or any successor statute or statutes or any rules and regulations promulgated thereunder, or any other federal or state bankruptcy or insolvency law, or comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights (such laws, statutes and rules, collectively, “Bankruptcy Laws” and any such proceeding or petition thereunder, a “Bankruptcy Proceeding”), such that Whitehall may have liability or loss under any of the Whitehall Guarantees (each such entity subject to any such Bankruptcy Proceeding, a “Subject Debtor”), each ARC Indemnitor shall pay over to Whitehall (within three (3) Business Days of the receipt thereof) the full amount of any benefits received by any such ARC Indemnitor or its controlled affiliates by virtue of such Bankruptcy Proceeding (including, without limitation, any distributions received in respect of a plan of reorganization or so-called “363” or comparable sale, any fees or any other payments from or relating to any of the Real Property or any direct or indirect interest therein). In addition, each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall (i) directly or indirectly participate in or otherwise provide or originate any so-called “debtor-in-possession financing” to any Subject Debtor, (ii) directly or indirectly cause or permit any Subject Debtor to solicit or accept any such “debtor-in-possession financing” from any ARC Indemnitor or any controlled affiliate thereof, (iii) accept any direct or indirect stock or other equity interest (including any participations, warrants or options) in or any notes, bonds, debentures or other any financial instruments issued by or on behalf of any Subject Debtor (each, a “Retained Interest”) or any other financial benefit (including fees for services) in respect of any Bankruptcy Proceeding or otherwise participate in any so-called “new value plans” (or any comparable transactions) in connection with any such Bankruptcy Proceeding and (iv) during the pendency of any such Bankruptcy Proceeding, directly or indirectly cause or permit any Subject Debtor to solicit or accept any equity contributions from any ARC Indemnitor or controlled affiliate of any ARC Indemnitor in return for any Retained Interest or other financial benefit (including fees for services). In the event that any of the ARC Indemnitors or controlled affiliates receive any Retained Interest despite their respective obligations set forth clauses (iii) and (iv), it shall immediately sell to Whitehall and the Sellers (to be apportioned between them at the direction of Whitehall and the Sellers) all such Retained Interests for an aggregate purchase price equal to ten dollars ($10.00).

(b) Each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall seek or encourage substantive consolidation under the Bankruptcy Laws in respect of any Subject Debtor.

(c) Each of the ARC Indemnitors agrees that none of them or their respective controlled affiliates shall contest, oppose or object to any motion made by any of Whitehall, the Sellers or their respective affiliates to obtain relief from the automatic stay or to reinstate the automatic stay under any Bankruptcy Law with respect to any Bankruptcy Proceeding.

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5. Representations and Warranties. Each of the Purchaser and the ARC Indemnitors represents and warrants, on a joint and several basis, to Whitehall and the Sellers as follows:

(a) Such party has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity). Such party is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to perform its obligations under this Agreement.

(b) Neither the execution and the delivery of this Agreement, nor the performance of such party’s obligations hereunder, will (i) to the extent such party is an entity, violate any provision of the organizational documents of such party, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, charge or other restriction of any government, governmental agency, or court to which such party is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent which has not been given or obtained, under any agreement, contract, lease, license, instrument, or other arrangement to which such party is bound or to which such party’s assets are subject.

6. Enforcement; Amendments; Waivers. No delay on the part of Whitehall or any Seller in the exercise of any right or remedy arising under this Agreement or otherwise with respect to all or any part of any obligation hereunder, shall operate as a waiver thereof, and no single or partial exercise by Whitehall or any Seller of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Agreement shall be binding upon any party hereto, except as expressly set forth in a writing duly signed and delivered by the party against whom such modification or waiver is sought. Failure by Whitehall or any Seller at any time or times hereafter to require strict performance by the ARC Indemnitors or Purchaser of all or part of their respective obligations hereunder shall not waive, affect or diminish any right of any party at any time or times hereafter to demand strict performance thereof. Any determination by a court of competent jurisdiction of the amount of any obligation hereunder shall be conclusive and binding on the parties hereto. Each of Purchaser and the Sellers agree that any default or breach by any of the Purchaser or the ARC Indemnitors of their respective obligations hereunder shall constitute a material default or breach under the Sale Agreement.

7. Interest; Enforcement Costs. Any amounts not paid hereunder when due shall accrue interest (without duplication of any interest provided for in Section 1(a) hereof) at a per annum rate equal to fifteen percent (15%) from the time such amounts were due until such amounts (together with any accrued and unpaid interest) is paid in full. In the event that

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Purchaser or any ARC Indemnitor shall breach or fail to timely perform any provision of this Agreement, the ARC Indemnitors shall, on a joint and several basis, immediately upon demand by any of Whitehall or the Sellers pay all of Whitehall or the applicable Sellers’ costs and expenses (including court costs and attorneys’ fees) incurred by them in the enforcement hereof or the preservation of their rights hereunder.

8. Separate Right of Action. A separate right of action hereunder shall arise each time any of Whitehall or any Seller acquires knowledge of any matter which may require payment or action pursuant to this Agreement or of any violation of any of the terms hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and each party hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

9. Effectiveness; Termination; Release.

(a) This Agreement shall become effective upon its execution by each of the parties hereto.

(b) This Agreement shall continue in full force and effect and may not be terminated or otherwise revoked until either all of the obligations hereunder have been discharged or all applicable statutes of limitation with respect thereto have expired, whichever occurs later, or except as expressly set forth in a writing duly signed and delivered by each of the parties hereto.

(c) At any time prior to the declaration of a Changeover Event (as defined in the Purchaser Holdco Operating Agreement), if Whitehall has been released from the Whitehall Guarantees in accordance with Section 7.2 of the Loan Agreement, the ARC Indemnitors shall be entitled to request the release of any Individual Indemnitor from its obligations hereunder so long as, (i) such Individual Indemnitor does not then owe any amounts to any of Whitehall or the Sellers hereunder and (ii) following such release, the remaining ARC Indemnitors continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 of the Bad Boy Guaranty (without duplication). In connection with any release of an Individual Indemnitor pursuant to this Section 9, Whitehall shall execute and deliver a release of such Individual Indemnitor from all liability hereunder.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, permitted assigns, heirs, estates and legal representatives. None of Purchaser or any ARC Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Whitehall and the Sellers, and any attempted assignment without such consent shall be null and void. All references to the singular shall be deemed to include the plural where the context so requires. All references to the plural shall be deemed to include the singular where the context so requires.

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11. Governing Law; Jurisdiction; Waivers.

(a) This Agreement has been negotiated, executed and delivered and shall be governed by and construed in accordance with the laws of the State of New York from time to time in effect, without giving effect to the State of New York’s principles of conflicts of law. EACH PARTY HERETO AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT ANY PARTY HERETO MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT ANY PARTY HERETO IS NOT SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST ANY PARTY HERETO, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY SUCH PARTY’S ADDRESS INDICATED IN SECTION 12 HEREOF.

(b) THE PARTIES HERETO HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OTHER PARTY HERETO UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, ANY AND EVERY RIGHT EITHER OF THEM MAY HAVE TO (A) INJUNCTIVE RELIEF, (B) A TRIAL BY JURY, (C) INTERPOSE ANY COUNTERCLAIM THEREIN (EXCEPT FOR ANY COMPULSORY COUNTERCLAIM WHICH, IF NOT ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING, WOULD BE WAIVED), AND (D) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

12. Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished pursuant to this Agreement shall be in writing and shall be given in accordance with the procedures for delivering notice under the Sale Agreement and given (i) in the case of Whitehall or Sellers, to the notice parties set forth for the Sellers in the Sale Agreement, or (ii) in the case of the ARC Indemnitors or Purchaser, to the addresses set forth on Schedule 1 attached hereto.1

[1]	Note to draft: Purchaser to provide prior to Closing.

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13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14. Further Assurances. At any time, and from time to time after the date hereof, each of Purchaser and the ARC Indemnitors shall, without further consideration and at its own cost and expense, execute and deliver such additional agreements, instruments documents or certificates and take such further action as shall reasonably be requested by Whitehall or any Seller in order to carry out the provisions of this Agreement.

15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supercedes all prior agreements and understandings to the extent that it relates to such subject matter, and it is agreed that there are no terms, understandings, representations, or warranties, express or implied, other than those set forth herein; provided, however, that the foregoing does not affect in any manner the Sale Agreement, which such agreement shall continue to be enforceable in accordance with its terms.

16. No Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any creditor or other third party.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

18. Consultation. Each of the parties hereto represents and warrants that it has consulted with its advisors and counsel with respect to its obligations under this Agreement and the adequacy of the consideration that it has received with respect thereto, and that such consideration is in all respects adequate and the value thereof is not less than the value of its obligations under this Agreement.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date first above written.

PURCHASER:

American Realty Capital Hospitality Portfolio Member, LLC

By:	American Realty Capital Hospitality Operating Partnership, L.P., its sole member

	By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

ARC INDEMNITORS:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:
Name:
Title:

NICHOLAS S. SCHORSCH

WILLIAM M. KAHANE

MICHAEL WEIL

PETER M. BUDKO

[Signatures continue on following page]

WHITEHALL:

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007, a Delaware limited liability company Its: General Partner

By:

Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Parallel Advisors, L.L.C. 2007, a Delaware limited liability company Its: General Partner

By:
Name:
Title:

[Signatures continue on following page]

SELLERS:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company

By:	WNT Mezz I, LLC, a Delaware limited liability company, its Managing Member

By:
Name:
Title:

W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership

By:	W2007 Equity Inns Realty Gen-Par, LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title:

W2007 EQI DALTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI HOUSTON PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI CARLSBAD PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Carlsbad Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI HI AUSTIN PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI HI Austin Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI NAPERVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Naperville Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI COLLEGE STATION PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI College Station Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI EAST LANSING PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI INDIANAPOLIS PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Indianapolis Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI KNOXVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Knoxville Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI MILFORD CORPORATION, a Tennessee corporation

By:	W2007 EQI Milford Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI ORLANDO 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI URBANA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI RIO RANCHO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI LOUISVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI AUGUSTA PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI ORLANDO PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Orlando Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI SEATTLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI JACKSONVILLE PARTNERSHIP I, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name:
Title:

W2007 EQI ASHEVILLE PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI Financing Corporation VI, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

W2007 EQI SAVANNAH 2 PARTNERSHIP, L.P., a Tennessee limited partnership

By:	W2007 EQI FL Corporation, a Tennessee corporation, its General Partner

By:
Name:
Title:

[Signatures continue on following page]

Schedule 1

Notice Addresses

EXHIBIT E-2

FORM OF BAD BOY GUARANTY

BAD BOY GUARANTY

This BAD BOY GUARANTY (this “Guaranty”) is executed as of             , 2014, by [            ], a [            ], AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [            ], [            ], an individual, [            ], an individual, [            ], an individual, [            ], an individual, and [            ], an individual1 (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, the “Class A Member”).

W I T N E S S E T H:

WHEREAS, the Class A Member is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[            ] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among the Class A Member, American Realty Capital Hospitality Portfolio Member LLC, a Delaware limited liability company (the “Class B Member”), and [            ] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement;

WHEREAS, each Guarantor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents;

WHEREAS, each Guarantor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from the Class A Member making the Investment in the Company; and

WHEREAS, the Class A Member is unwilling to make the Investment or to enter into the Operating Agreement unless Guarantors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Guaranty for the benefit of the Class A Member.

NOW, THEREFORE, as an inducement to the Class A Member to make the Investment, enter into the Operating Agreement and become a Member of the Company, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

[1]	Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual guarantors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement).

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Subject to Section 1.10 hereof, each Guarantor hereby irrevocably and unconditionally guarantees to the Class A Member and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) the Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of the Redemption Price.

(c) For purposes hereof, the “Recourse Liabilities” shall mean any actual loss, damage, out-of-pocket cost or expense, liability, claim or other obligation incurred by the Class A Member (including reasonable outside attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation committed by the Company, the Class B Member, any Guarantor or any of their respective Affiliates in connection with the Investment;

(ii) wrongful removal of personal property from the Properties after a Changeover Event by the Company, the Class B Member, any Guarantor or any of their respective Affiliates, unless replaced with personal property of substantially the same or greater utility and of the same or greater value;

(iii) any intentional physical waste at any Property committed by the Company, the Class B Member, any Guarantor or any of their respective Affiliates;

(iv) the misappropriation by the Company, the Class B Member, any Guarantor or any of their respective Affiliates of any proceeds (including proceeds of Capital Contributions, Capital Event Proceeds and Protective Capital) or other funds (including any proceeds paid by reason of any Casualty to any Property and any awards in connection with the Condemnation of any Property), revenues, rents, income, security deposits or other amounts;

(v) failure to obtain and maintain the fully paid for insurance policies in accordance with Section 5.7 of the Operating Agreement to the extent that adequate funds were available to the Company and its Subsidiaries from the income of the Properties for the payment of the premiums thereof;

(vi) if the Class B Member, the Company or any of the Subsidiaries fails to maintain its status as a single purpose entity in accordance with the terms of Section 5.15(a) of the Operating Agreement and such failure does not result in the substantive consolidation of the assets and liabilities of the Class B Member, the Company or any of the Subsidiaries with any other Person as a result of such breach; and/or

(vii) the modification of any ground lease affecting any Property if such modification is prohibited under the Operating Agreement or any of the other Transaction Documents and such modification has a material adverse effect on the related Property or the leasehold interest therein (including the value or operation thereof) or the Class A Member’s ability to exercise its rights and remedies under the Transaction Documents.

(d) For purposes hereof, each of the following shall constitute a Springing Recourse Event:

(i) if the Company fails to obtain the Class A Member’s prior written consent to any financing for borrowed money, whether secured or unsecured, in violation of the terms of the Operating Agreement or any of the other Transaction Documents;

(ii) if the Class B Member, the Company or any of the Subsidiaries fails to obtain the Class A Member’s prior written consent to any voluntary mortgage, deed of trust, security deed, security agreement or similar grant by the Company or any of its Subsidiaries of a voluntary Lien upon any Property, or any voluntary granting of a security interest in, voluntary pledge of or other voluntary Lien upon any direct or indirect equity interest in the Company or any of the Subsidiaries, in each case, as security for any obligations or liabilities that is not permitted under the Operating Agreement or any of the other Transaction Documents;

(iii) if the Class B Member, the Company or any of the Subsidiaries fails to obtain the Class A Member’s prior written consent to any voluntary transfer of any Property or any of the equity intererests in the Subsidiaries that is not permitted under the Operating Agreement or any of the other Transaction Documents;

(iv) if the Class B Member ceases to be Controlled, directly or indirectly, by ARC OP, or if ARC OP ceases to be Controlled, directly or indirectly by the REIT, or if the REIT ceases to be Controlled, directly or indirectly, by AR Capital, LLC;

(v) the Class B Member, the Company or any of the Subsidiaries files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vi) the filing of an involuntary petition against the Class B Member, the Company or any of the Subsidiaries under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which the Class B Member, the Company, any Subsidiary or any of their respective Affiliates colludes with or otherwise assists such Person, and/or the Class B Member, the Company, any Subsidiary or any of their respective Affiliates solicits or causes to be solicited petitioning creditors for any involuntary petition against the Class B Member, the Company or any of the Subsidiaries by any Person;

(vii) if the Class B Member, the Company or any of the Subsidiaries files an answer consenting to, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(viii) if the Class B Member, the Company, any Subsidiary or any of their respective Affiliates consents to, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for the Class B Member, the Company or any of the Subsidiaries and/or any portion of any Property;

(ix) if the Class B Member, the Company or any of the Subsidiaries makes an assignment for the benefit of creditors or admits, in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(x) if the Class B Member, the Company or any of the Subsidiaries fails to maintain its status as a single purpose entity in accordance with the terms of Section 5.15(a) of the Operating Agreement and such failure results in the substantive consolidation of the assets and liabilities of the Class B Member, the Company or any of the Subsidiaries with any other Person in a bankruptcy or similar proceeding under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law.

(e) Notwithstanding anything to the contrary in this Guaranty or in any of the other Transaction Documents, then Class A Member shall not be deemed to have waived any right which the Class A Member may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Redemption Price or to require that all collateral shall continue to secure all of the obligations owed to the Class A Member in accordance with the Transaction Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Class A Member with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Class A Member and any subsequent holder of the Class A Member’s Interest and shall not be discharged by the assignment of all or part of such Interest.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to the Class A Member hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Class A Member, the Company, any Subsidiary or any other party against the Class B Member or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by the Class A Member and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Class A Member at the Class A Member’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for the Class A Member (and each Guarantor hereby waives any rights which such Guarantor may have to require the Class A Member), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against the Company or others liable for the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) declare a Changeover Event, (iii) enforce the Class A Member’s rights against any collateral which shall ever have been given to secure the obligations owed to the Class A Member under the Operating Agreement or the other Transaction Documents, (iv) enforce the Class A Member’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (v) join the Class B Member, the Company or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (vi) exhaust any remedies available to the Class A Member under the Transaction Documents, or (vii) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to the Class A Member by virtue of California Civil Code Sections 2845, 2849, and 2850. The Class A Member shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor acknowledges receipt of copies of the Operating Agreement and the other Transaction Documents and hereby waives notice of (i) any loans or advances (including advances of Protective Capital) made by the Class A Member to the Company, (ii) acceptance of this Guaranty, (iii) any amendment of any Transaction Document or extension of the Mandatory Redemption Date, (iv) the occurrence of any breach by the Class B Member or the Company under the Operating Agreement or the other Transaction Documents or the declaration of a Changeover Event, (v) the Class A Member’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vi) protest, proof of non-payment or default by the Class B Member or the Company, or (vii) any other action at any time taken or omitted by the Class A Member and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by the Class A Member, pay the Class A Member all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Class A Member in the enforcement hereof or the preservation of the Class A Member’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Class A Member must rescind or restore any payment or any part thereof received by the Class A Member in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Class A Member shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of the Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of the Class A Member), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company or any of its Subsidiaries or any other party liable to the Class A Member for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty).

Section 1.10 Limitations on Liability of Guarantors.

(a) As used herein, a “Guarantor Affiliate” shall mean any Guarantor, the Class B Member and/or any other Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Guarantor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Guarantor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Guarantor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Guarantors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Guarantors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a loan secured by direct or indirect interests in the Company or any of its Subsidiaries is held by a Guarantor Affiliate, the related lender will be deemed a Guarantor Affiliate unless such Guarantor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such loan that are not Guarantor Affiliates control the administration of such loan and the enforcement of the rights and remedies of such lender. A Guarantor Affiliate is a “Disabled Participant” with respect to a loan if it has no right to exercise any voting or other control rights with respect to such loan (other than the right to approve amendments to the material economic terms of such loan).

(b) Notwithstanding anything to the contrary herein or in the other Transaction Documents, in the event of the declaration of a Changeover Event, then Guarantors shall not have any liability hereunder for any Losses arising from any circumstance, condition, action or event first occurring after the date of the declaration of a Changeover Event and not caused by the acts of either of the Guarantors or any other Guarantor Affiliate; provided that (i) Guarantors shall remain liable hereunder that arise from any action or event prior to the date of the declaration of a Changeover Event and (ii) if, following the declaration of a Changeover Event, an arbitration panel appointed pursuant to Section 12.10 of the Operating Agreement determines that such Changeover Event has not occurred pursuant to Section 3.5 of the Operating Agreement, then the Guarantors shall continue to be fully liable for all of its obligations hereunder (other than any liabilities caused solely by the actions of the Class A Member taken on behalf of the Company or any of its Subsidiaries following such declaration of a Changeover Event).

(c) At any time prior to the declaration of a Changeover Event, Guarantors shall be entitled to request the release of any Guarantor from its obligations hereunder so long as, following such release, the remaining Guarantor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 hereof. In connection with any release of a Guarantor pursuant to this Section 1.10(c), the Class A Member shall execute and deliver a release of such Guarantor from all liability in respect of the Guaranteed Obligations.

(d) Subject to the reinstatement of the Guarantors’ obligations hereunder pursuant to Section 6.14 hereof, this Guaranty shall terminate and be of no further force and effect upon the date of the payment in full of the Redemption Price; provided, however, that the Guaranteed Obligations shall survive such termination with respect to any and all such Guaranteed Obligations accruing prior to or arising out of or related to any circumstances, conditions, actions or events occurring or arising prior to the date of such repayment and satisfaction, even to the extent the applicable liability, loss, cost or expense does not occur or the applicable circumstance, condition, action or event is not discovered until after such date.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTORS’ OBLIGATIONS

Subject to Section 1.10 hereof, to the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Operating Agreement, the Transaction Documents or any other document, instrument, contract or understanding between Class B Member, any Guarantor or the Company and the Class A Member or any other parties pertaining to the Guaranteed Obligations or any failure of the Class A Member to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Class A Member to the Class B Member, the Company or any Guarantor.

Section 2.3 Condition of Relevant Entities. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Class B Member, the Company or any of its Subsidiaries, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or, subject to Section 1.10(b) hereof, any sale, lease or transfer of any or all of the assets of the Class B Member, any Guarantor, the Company or any of the Subsidiaries, or, subject to Section 1.10(b) hereof, any changes in the direct or indirect shareholders, partners or members, as applicable, of the Class B Member, any Guarantor or the Company or any of its Subsidiaries; or any reorganization of the Class B Member, any Guarantor or the Company or any of its Subsidiaries.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Operating Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Class B Member, any Guarantor or the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Persons, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Operating Agreement or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any the Class B Member, the Company or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of the Class B Member or the Company for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations or that the Class A Member will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.10 hereof.

Section 2.8 Care and Diligence. The failure of the Class A Member or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of the Class A Member (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of the Class B Member or the Company against the Class A Member, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of the Class B Member, the Company or any of the Subsidiaries into or with any other Person.

Section 2.12 Preference. Any payment by the Class B Member, the Company or any Person to the Class A Member is held to constitute a preference under the Bankruptcy Code or for any reason the Class A Member is required to refund such payment or pay such amount to the Class B Member, the Company or such other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Class A Member to enter into the Transaction Documents and to invest in the Company, each Guarantor represents and warrants to the Class A Member as follows:

Section 3.1 Benefit. Each Guarantor is an Affiliate of the Class B Member, is the owner of a direct or indirect interest in the Class B Member and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Class B Member, the Company and the Subsidiaries and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By the Class A Member. Neither the Class A Member nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 No Plan Assets. No Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Guarantor constitutes or will, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, none of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7 ERISA. No Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Class A Member of any of its rights under the Operating Agreement or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8 Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Class B Member, the Company or any of the Subsidiaries to any one or more of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against the Class B Member, the Company or any of the Subsidiaries (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. Until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall receive or collect, directly or indirectly, from e Class B Member, the Company, any of the Subsidiaries or any other Person obligated to the Class A Member any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, the Class A Member shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Class A Member. Should the Class A Member receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any the Class B Member or the Company and any one or more of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to the Class A Member in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of the Class A Member to the extent that such payments to the Class A Member on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Class A Member had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for the Class A Member an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to the Class A Member, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Class A Member, and such Guarantor covenants promptly to pay the same to the Class A Member.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of the Class B Member, the Company or any of the Subsidiaries securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Person’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or the Class A Member presently exist or are hereafter created or attach. Without the prior written consent of the Class A Member, until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against the Class B Member, the Company or any of the Subsidiaries, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of the Class B Member, the Company or any of the Subsidiaries held by any Guarantor.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “IFRS” shall mean the International Financial Reporting Standards.

(c) “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties that have not been distributed by the Company), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any Approved Bank or other bank or other financial institution reasonably acceptable to the Class A Member, (c) marketable securities listed on a national or international exchange reasonably acceptable to the Class A Member (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to the Class A Member), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(d) “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP or IFRS.

Section 5.2 Covenants. Until the Redemption Price and the Guaranteed Obligations have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000.00 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000.00 (the “Liquid Assets Threshold”).

Section 5.3 Intentionally Omitted.

Section 5.4 Financial Statements. Each Guarantor shall deliver to the Class A Member:

(a) within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such annual financial statements fairly present the financial condition and results of the operations of such Guarantor;

(b) within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) or IFRS; and

(c) 20 days after request by the Class A Member, such other financial information with respect to such Guarantor as the Class A Member may reasonably request.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of the Class A Member, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Class A Member hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Class A

Member:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743
with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029
If to
Guarantors:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

with a copy to:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY THE CLASS A MEMBER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CLASS A MEMBER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT THE CLASS A MEMBER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SUCH GUARANTOR AT THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO THE CLASS A MEMBER OF ANY CHANGE IN THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE CLASS A MEMBER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Any assignee or transferee of the Class A Member shall be entitled to all the benefits afforded to the Class A Member under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Class A Member, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any the Class B Member or the Company to the Class A Member, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Class A Member hereunder shall be cumulative of any and all other rights that the Class A Member may ever have against Guarantor. The exercise by the Class A Member of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND THE CLASS A MEMBER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND THE CLASS A MEMBER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND THE CLASS A MEMBER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND THE CLASS A MEMBER.

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR AND THE CLASS A MEMBER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE OPERATING AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND THE CLASS A MEMBER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13 Cooperation. Each Guarantor acknowledges that the Class A Member and its successors and assigns may (i) sell this Guaranty and the other Transaction Documents and/or the Class A Member’s Interest to one or more investors, (ii) deposit this Guaranty and the other Transaction Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Class A Member’s Interest or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall at no cost to any Guarantor, cooperate with the Class A Member in effecting any such Secondary Market Transaction and shall provide (or cause the Class B Member, the Company and/or the Subsidiaries to provide) such information and materials as may be reasonably requested by the Class A Member in connection with such Secondary Market Transaction.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the Class A Return, the Unrecovered Capital or any other amount payable by the Company or the Class B Member under the Operating Agreement or the other Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or the Class B Member or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than the Class B Member and the Company), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, the Class A Member for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Transaction Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Investment shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Class A Member thereunder.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “the Class A Member” shall mean “the Class A Member and any subsequent holder of the Class A Member’s Interest”, (d) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by the Class A Member in protecting its interest in the Company (including any Protective Capital advances by the Class A Member) and/or in enforcing its rights hereunder.

Section 6.17 Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18 Certain California State Specific Provisions.

(a) To the extent California law applies, nothing herein shall be deemed to limit the right of the Class A Member to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Class A Member and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Class A Member, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity Agreement) or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b) To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty (provided, however, that in the case of any conflict or inconsistency between the provisions of this Section 6.18(b) and the other provisions of this Guaranty as to any subject matter described in this Section 6.18(b), such other provisions shall control), each Guarantor represents, warrants and covenants as follows:

(c) The obligations of each Guarantor under this Guaranty shall be performed without demand by the Class A Member and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of the Company or any of its Subsidiaries.

Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(d) In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Class A Member even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers the Class A Member to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Company or any of its Subsidiaries, any general partner, member or other constituent of the Company or any of its Subsidiaries, any other person obligated to the Class A Member with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Guarantor hereby waives any rights to enforce any remedy which the Class A Member may have against the Company or any of its Subsidiaries.

(e) In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of the Company and each Subsidiary now or hereafter owed to any Guarantor to all the indebtedness of the Company or any Subsidiary to the Class A Member and agrees with the Class A Member that until the Redemption Price has been paid in full and all obligations owed to the Class A Member under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from the Company or any of its Subsidiaries or claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Guarantor by the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of the Class A Member and shall forthwith be paid to the Class A Member to be credited and applied to the Unrecovered Capital. Further, no Guarantor shall have any right of recourse against the Class A Member by reason of any action the Class A Member may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to the Class A Member under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Guaranty, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve the Class A Member’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Company or any of its Subsidiaries of any obligation or indebtedness.

(f) Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the Company or any of its Subsidiaries with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require the Class A Member to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(g) Likewise, each Guarantor waives (i) any and all rights and defenses available to such Guarantor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Class A Member. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

[ ]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:
Name:
Title:

[ ]

Name:

[ ]

Name:

[ ]

Name:

[ ]

Name:

[ ]

Name:

EXHIBIT E-3

FORM OF MANDATORY REDEMPTION GUARANTY

MANDATORY REDEMPTION GUARANTY

This MANDATORY REDEMPTION GUARANTY (this “Guaranty”) is executed as of                     , 2014, by [                    ], a [                    ], AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [            ], [            ], an individual, [                    ], an individual, [                    ], an individual, [                    ], an individual, and [                    ], an individual1 (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, the “Class A Member”).

W I T N E S S E T H:

WHEREAS, the Class A Member is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[                    ] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among the Class A Member, American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (the “Class B Member”), and [                    ] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement;

WHEREAS, each Guarantor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents;

WHEREAS, each Guarantor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from the Class A Member making the Investment in the Company; and

WHEREAS, the Class A Member is unwilling to make the Investment or to enter into the Operating Agreement unless Guarantors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Guaranty for the benefit of the Class A Member.

[1]	Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual guarantors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement).

NOW, THEREFORE, as an inducement to the Class A Member to make the Investment, enter into the Operating Agreement and become a Member of the Company, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Each Guarantor hereby irrevocably and unconditionally guarantees to the Class A Member and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) the obligation of the Company to redeem or cause to be redeemed the Class A Member’s Interest in full, and to pay in full the Redemption Price, upon the occurrence of a Prohibited Transfer or upon the Class B Member ceasing to be Controlled, directly or indirectly, by ARC OP, or ARC OP ceasing to be Controlled, directly or indirectly by the REIT, or the REIT ceasing to be Controlled, directly or indirectly, by AR Capital, LLC (excluding any Prohibited Transfer or change in Control resulting from the foreclosure by any Senior Lender on any of the Properties or any of the other collateral for the Senior Loans that is not consented to by the Company or any of its Subsidiaries); (ii) the obligation of the Company to pay to the Class A Member the QCR Redemption Amount in respect of any Qualified Capital Raise upon the consummation of such Qualified Capital Raise; and (iii) the obligation of the Company to pay to the Class A Member all of the Net Financing Proceeds from the incurrence of any Additional Mezzanine Loan by the Company or any of its Subsidiaries upon such incurrence; provided, however, that in no event shall the Guarantors be liable under this Agreement for an aggregate amount in excess of the sum of (i) the Redemption Price plus (ii) all amounts due to the Class A Member pursuant to Section 1.7 hereof.

(c) Notwithstanding anything to the contrary in this Guaranty or in any of the other Transaction Documents, then Class A Member shall not be deemed to have waived any right which the Class A Member may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Redemption Price or to require that all collateral shall continue to secure all of the obligations owed to the Class A Member in accordance with the Transaction Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Class A Member with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Class A Member and any subsequent holder of the Class A Member’s Interest and shall not be discharged by the assignment of all or part of such Interest.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to the Class A Member hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Class A Member, the Company, any Subsidiary or any other party against the Class B Member or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by the Class A Member and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Class A Member at the Class A Member’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for the Class A Member (and each Guarantor hereby waives any rights which such Guarantor may have to require the Class A Member), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against the Company or others liable for the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) declare a Changeover Event, (iii) enforce the Class A Member’s rights against any collateral which shall ever have been given to secure the obligations owed to the Class A Member under the Operating Agreement or the other Transaction Documents, (iv) enforce the Class A Member’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (v) join the Class B Member, the Company or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (vi) exhaust any remedies available to the Class A Member under the Transaction Documents, or (vii) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to the Class A Member by virtue of California Civil Code Sections 2845, 2849, and 2850. The Class A Member shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor acknowledges receipt of copies of the Operating Agreement and the other Transaction Documents and hereby waives notice of (i) any loans or advances (including advances of Protective Capital) made by the Class A Member to the Company, (ii) acceptance of this Guaranty, (iii) any amendment of any Transaction Document or extension of the Mandatory Redemption Date, (iv) the occurrence of any breach by the Class B Member or the Company under the Operating Agreement or the other Transaction Documents or the declaration of a Changeover Event, (v) the Class A Member’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vi) protest, proof of non-payment or default by the Class B Member or the Company, or (vii) any other action at any time taken or omitted by the Class A Member and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by the Class A Member, pay the Class A Member all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Class A Member in the enforcement hereof or the preservation of the Class A Member’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Class A Member must rescind or restore any payment or any part thereof received by the Class A Member in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Class A Member shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of the Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of the Class A Member), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company or any of its Subsidiaries or any other party liable to the Class A Member for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty).

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTORS’ OBLIGATIONS

To the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Operating Agreement, the Transaction Documents or any other document, instrument, contract or understanding between Class B Member, any Guarantor or the Company and the Class A Member or any other parties pertaining to the Guaranteed Obligations or any failure of the Class A Member to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Class A Member to the Class B Member, the Company or any Guarantor.

Section 2.3 Condition of Relevant Entities. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Class B Member, the Company or any of its Subsidiaries, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any sale, lease or transfer of any or all of the assets of the Class B Member, any Guarantor, the Company or any of the Subsidiaries, or any changes in the direct or indirect shareholders, partners or members, as applicable, of the Class B Member, any Guarantor or the Company or any of its Subsidiaries; or any reorganization of the Class B Member, any Guarantor or the Company or any of its Subsidiaries.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Operating Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Class B Member, any Guarantor or the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Persons, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Operating Agreement or any of the other Transaction

Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any the Class B Member, the Company or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of the Class B Member or the Company for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations or that the Class A Member will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of the Class A Member or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of the Class A Member (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of the Class B Member or the Company against the Class A Member, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of the Class B Member, the Company or any of the Subsidiaries into or with any other Person.

Section 2.12 Preference. Any payment by the Class B Member, the Company or any Person to the Class A Member is held to constitute a preference under the Bankruptcy Code or for any reason the Class A Member is required to refund such payment or pay such amount to the Class B Member, the Company or such other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Class A Member to enter into the Transaction Documents and to invest in the Company, each Guarantor represents and warrants to the Class A Member as follows:

Section 3.1 Benefit. Each Guarantor is an Affiliate of the Class B Member, is the owner of a direct or indirect interest in the Class B Member and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Class B Member, the Company and the Subsidiaries and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By the Class A Member. Neither the Class A Member nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 No Plan Assets. No Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Guarantor constitutes or will, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, none of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7 ERISA. No Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Class A Member of any of its rights under the Operating Agreement or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8 Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Class B Member, the Company or any of the Subsidiaries to any one or more of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against the Class B Member, the Company or any of the Subsidiaries (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. Until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall receive or collect, directly or indirectly, from e Class B Member, the Company, any of the Subsidiaries or any other Person obligated to the Class A Member any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, the Class A Member shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Class A Member. Should the Class A Member receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any the Class B Member or the Company and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to the Class A Member in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of the Class A Member to the extent that such payments to the Class A Member on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Class A Member had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for the Class A Member an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to the Class A Member, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Class A Member, and such Guarantor covenants promptly to pay the same to the Class A Member.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of the Class B Member, the Company or any of the Subsidiaries securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Person’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or the Class A Member presently exist or are hereafter created or attach. Without the prior written consent of the Class A Member, until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against the Class B Member, the Company or any of the

Subsidiaries, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of the Class B Member, the Company or any of the Subsidiaries held by any Guarantor.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “IFRS” shall mean the International Financial Reporting Standards.

(c) “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties that have not been distributed by the Company), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any Approved Bank or other bank or other financial institution reasonably acceptable to the Class A Member, (c) marketable securities listed on a national or international exchange reasonably acceptable to the Class A Member (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to the Class A Member), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(d) “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP or IFRS.

Section 5.2 Covenants. Until the Redemption Price and the Guaranteed Obligations have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000.00 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000.00 (the “Liquid Assets Threshold”).

Section 5.3 Release of Guarantors. At any time prior to the declaration of a Changeover Event, Guarantors shall be entitled to request the release of any Guarantor from its obligations hereunder so long as, following such release, the remaining Guarantor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 hereof. In connection with any release of a Guarantor pursuant to this Section 5.3, the Class A Member shall execute and deliver a release of such Guarantor from all liability in respect of the Guaranteed Obligations.

Section 5.4 Financial Statements. Each Guarantor shall deliver to the Class A Member:

(a) within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such annual financial statements fairly present the financial condition and results of the operations of such Guarantor;

(b) within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) or IFRS; and

(c) 20 days after request by the Class A Member, such other financial information with respect to such Guarantor as the Class A Member may reasonably request.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of the Class A Member, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Class A Member hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Class A

Member:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029
If to
Guarantors:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

with a copy to:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY THE CLASS A MEMBER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CLASS A MEMBER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT THE CLASS A MEMBER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SUCH GUARANTOR AT THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO THE CLASS A MEMBER OF ANY CHANGE IN THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE

AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE CLASS A MEMBER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Any assignee or transferee of the Class A Member shall be entitled to all the benefits afforded to the Class A Member under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Class A Member, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any the Class B Member or the Company to the Class A Member, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Class A Member hereunder shall be cumulative of any and all other rights that the Class A Member may ever have against Guarantor. The exercise by the Class A Member of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND THE CLASS A MEMBER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND THE CLASS A MEMBER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND THE CLASS A MEMBER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND THE CLASS A MEMBER.

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR AND THE CLASS A MEMBER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE OPERATING AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND THE CLASS A MEMBER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13 Cooperation. Each Guarantor acknowledges that the Class A Member and its successors and assigns may (i) sell this Guaranty and the other Transaction Documents and/or the Class A Member’s Interest to one or more investors, (ii) deposit this Guaranty and the other Transaction Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Class A Member’s Interest or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Each

Guarantor shall at no cost to any Guarantor, cooperate with the Class A Member in effecting any such Secondary Market Transaction and shall provide (or cause the Class B Member, the Company and/or the Subsidiaries to provide) such information and materials as may be reasonably requested by the Class A Member in connection with such Secondary Market Transaction.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the Class A Return, the Unrecovered Capital or any other amount payable by the Company or the Class B Member under the Operating Agreement or the other Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or the Class B Member or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than the Class B Member and the Company), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, the Class A Member for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Transaction Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Investment shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Class A Member thereunder.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “the Class A Member” shall mean “the Class A Member and any subsequent holder of the Class A Member’s Interest”, (d) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by the Class A Member in protecting its interest in the Company (including any Protective Capital advances by the Class A Member) and/or in enforcing its rights hereunder.

Section 6.17 Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18 Certain California State Specific Provisions.

(a) To the extent California law applies, nothing herein shall be deemed to limit the right of the Class A Member to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Class A Member and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Class A Member, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity Agreement) or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b) To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty (provided, however, that in the case of any conflict or inconsistency between the provisions of this Section 6.18(b) and the other provisions of this Guaranty as to any subject matter described in this Section 6.18(b), such other provisions shall control), each Guarantor represents, warrants and covenants as follows:

(c) The obligations of each Guarantor under this Guaranty shall be performed without demand by the Class A Member and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of the Company or any of its Subsidiaries. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(d) In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Class A Member even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers the Class A Member to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and

2849 of the California Civil Code or any other right of recourse to or with respect to the Company or any of its Subsidiaries, any general partner, member or other constituent of the Company or any of its Subsidiaries, any other person obligated to the Class A Member with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Guarantor hereby waives any rights to enforce any remedy which the Class A Member may have against the Company or any of its Subsidiaries.

(e) In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of the Company and each Subsidiary now or hereafter owed to any Guarantor to all the indebtedness of the Company or any Subsidiary to the Class A Member and agrees with the Class A Member that until the Redemption Price has been paid in full and all obligations owed to the Class A Member under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from the Company or any of its Subsidiaries or claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Guarantor by the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of the Class A Member and shall forthwith be paid to the Class A Member to be credited and applied to the Unrecovered Capital. Further, no Guarantor shall have any right of recourse against the Class A Member by reason of any action the Class A Member may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to the Class A Member under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Guaranty, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve the Class A Member’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Company or any of its Subsidiaries of any obligation or indebtedness.

(f) Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the

Company or any of its Subsidiaries with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require the Class A Member to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(g) Likewise, each Guarantor waives (i) any and all rights and defenses available to such Guarantor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Class A Member. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

[ ]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:
Name:
Title:
[ ]

Name:

[ ]

Name:
[ ]

Name:
[ ]

Name:
[ ]

Name:

EXHIBIT E-4

FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of             , 2014, by [            ], a [            ], having an office at [            ], AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at [            ], AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at [            ], [            ], an individual, [            ], an individual, [            ], an individual, [            ], an individual, and [            ], an individual1 (each of the foregoing, an “Indemnitor”, and together with their respective permitted successors and assigns, collectively, “Indemnitors”), in favor of W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company, having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (together with its successors and/or assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

A. Indemnitee is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $[            ] as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among Indemnitee, American Realty Capital Hospitality Portfolio Member, LLC, a Delaware limited liability company (the “Class B Member”), and [            ] (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement.

B. Each Indemnitor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents.

C. Each Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee making the Investment in the Company.

D. Indemnitee is unwilling to make the Investment or to enter into the Operating Agreement unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

[1]	Note to draft: Individuals party to the Supplemental Agreement referenced in the Real Estate Sale Agreement to be included as individual indemnitors only if Whitehall has provided the Whitehall Guarantees (as defined in the Supplemental Agreement).

E. Indemnitors are entering into this Agreement to induce Indemnitee to make the Investment, enter into the Operating Agreement and become a Member of the Company.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1. Environmental Covenants. Each Indemnitor covenants and agrees that (a) all uses and operations on or of each Property, whether by any of the Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Property (except in compliance with all applicable Environmental Laws and with permits issued pursuant thereto); (c) there shall be no Hazardous Substances in, on or under any Property, except those that are both (i) in compliance with all applicable Environmental Laws and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitors shall keep each Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); provided, that after prior notice to Indemnitee, Indemnitors, at their own expense, may contest the amount or validity of any Environmental Liens in accordance with the terms of the Senior Loan Documents; (e) Indemnitors shall, at their sole cost and expense, fully and in a timely manner cooperate in all activities pursuant to Section 2 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews upon reasonable advance written request and at reasonable times and places; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Property, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed by Indemnitee to have occurred or to exist at any Property (which request shall briefly describe the basis for Indemnitee’s belief) (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, such assessment or investigation to be in scope and nature appropriate to the suspected event or condition) that would be reasonably expected to have an adverse effect on any Property or on the business or condition (financial or otherwise) of the Class B Member, the Company or any of its Subsidiaries, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate any required Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from any Property; (ii) comply with any applicable Environmental Law; and/or (iii) comply with any directive from any Governmental Authority having jurisdiction over the applicable Property requiring any action relating to any environmental condition in, on, under, from or migrating toward such Property; provided, that with respect to clauses (g)(ii) and (iii), after notice to Indemnitee, Indemnitors may, at their own expense, contest the applicability of any Environmental Law in accordance with the terms of the Senior Loan Documents; (h) none of the Indemnitors shall do or knowingly allow any tenant or other user of any Property to do any act that is in non-compliance with any applicable Environmental Law, impairs or may impair the value of any Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to any Property; (i) if following the date hereof, it is determined that any Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), present in violation of any Environmental Law, Indemnitors agree, at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if following the date hereof, it is determined that any Property contains asbestos or asbestos-containing material (“Asbestos”) present in violation of any Environmental Law, the Indemnitors shall, at their sole cost and expense and within forty-five (45) days thereafter, cause the Company to cause to be prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if a Lead Based Paint Report or Asbestos Report is required to be prepared pursuant to clauses (i) or (j) of this Section 1, on or before thirty (30) days following the preparation of such report, Indemnitors shall, at their sole cost and expense, develop and implement an operations and maintenance plan to manage such condition(s) on the applicable Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (l) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of any Property at concentrations for which any Legal Requirement applicable to such Property requires removal thereof by remediation professionals, Indemnitors shall promptly remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Law, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall promptly notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards any Property in material violation of, or as might be reasonably expected to result in material liability under, any Environmental Law; (B) material non-compliance with any Environmental Laws related in any way to any Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to a material or unlawful Release, or threatened Release, of Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law concerning any Property, other environmental conditions in connection with any Property or any actual or threatened administrative or judicial proceedings in connection with any environmental matters referred to in this Agreement.

2. Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on any Property that does not (a) endanger any tenants or other occupants of such Property or their guests or the general public, or (b) materially and adversely affect the value of such Property, upon reasonable written notice from the Indemnitee, describing in reasonable detail the basis for such belief, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit of such hazard (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing reasonably determined by Indemnitee to be required to assess such condition and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on such Property that endangers any tenant or other occupant of such Property or their guests or the general public or may materially and adversely affect the value of such Property, upon reasonable notice to Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon such Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of such Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole, but good faith discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing, reasonably determined by the Indemnified Parties to be required to assess the condition. Indemnitors shall cooperate with and provide, upon advance notice to each of them, the Indemnified Parties and any such Person designated by the Indemnified Parties with access to each Property.

3. Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Property of any Hazardous Substances at any time located in, under, on or above such Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of such Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [intentionally omitted]; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances in, on, above or under any Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Property in accepting any Hazardous Substances in, on, above or under any Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, in each case, with respect to environmental matters concerning any Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Property; and (l) any misrepresentation or inaccuracy in any representation or warranty contained in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

Notwithstanding any provisions of this Agreement to the contrary, (x) the foregoing indemnity shall not apply to Losses caused solely by the gross negligence or willful misconduct of any Indemnified Party and (y) the foregoing indemnity shall only apply to Losses resulting from any circumstance, condition, action or event first occurring after the date hereof (subject to the other limitations set forth herein).

4. Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include an Indemnitor (or any affiliate of an Indemnitor) and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from or in addition to those available to such Indemnitor (or such Affiliate of such Indemnitor), or (B) the use of the attorneys engaged by such Indemnitor (or such affiliate of Indemnitor) would present such attorneys with a conflict of interest, Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

5. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the physical condition or use of any Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Property.

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, and lead-containing materials, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Properties, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the tenants of any Property and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” means Indemnitee, its affiliates, Persons who may hold or acquire or will have held a full or partial interest in Indemnitee’s Interest (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Investment for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, successors and assigns of any and all of the foregoing, and any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business.

The term “Investor” means each purchaser, transferee, assignee or investor in the Class A Member’s Interest.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Indemnitor Affiliate” shall mean any Indemnitor, the Class B Member and/or any other Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Indemnitor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Indemnitor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Indemnitor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Indemnitors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Indemnitors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a loan secured by direct or indirect interests in the Company or any of its Subsidiaries is held by an Indemnitor Affiliate, the related lender will be deemed an Indemnitor Affiliate unless such Indemnitor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such loan that are not Indemnitor Affiliates control the administration of such loan and the enforcement of the rights and remedies of such lender. An Indemnitor Affiliate is a “Disabled Participant” with respect to a loan if it has no right to exercise any voting or other control rights with respect to such loan (other than the right to approve amendments to the material economic terms of such loan).

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at any Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to any environmental matter referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

6. Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Operating Agreement or any of the other Transaction Documents by any Indemnitor or any Person who succeeds any Indemnitor or any Person as owner of any of the Properties. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extension of the Mandatory Redemption Date or any other extension of the time for performance required by the Operating Agreement or any of the other Transaction Documents, (ii) any sale or transfer of all or part of any Property, or any sale or other assignment by any Indemnitor of its direct or indirect ownership interests in the Class B Member or the Company, (iii) except as provided herein, any exculpatory provision in the Operating Agreement or any of the other Transaction Documents, (iv) the accuracy or inaccuracy of the representations and warranties made by the Class B Member, the Company or any Indemnitor under the Operating Agreement or any of the other Transaction Documents (including this Agreement), or (v) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in the Operating Agreement or any of the other Transaction Documents by operation of law, Indemnitee’s voluntary act, or otherwise.

7. Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first declaring a Changeover Event, provided, however, that nothing herein shall inhibit or prevent Indemnitee from declaring a Changeover Event, or exercising any other rights and remedies under the other Transaction Documents. It is not necessary for a Changeover Event to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Operating Agreement or any other Transaction Document to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Operating Agreement or any other Transaction Document; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the Unrecovered Capital or the value of the Properties.

8. Limitations on Liability of Indemnitors.

(a) Notwithstanding anything to the contrary herein or in the other Transaction Documents, in the event of the declaration of a Changeover Event, then Indemnitors shall not have any liability hereunder for any Losses arising from any circumstance, condition, action or event first occurring after the date of the declaration of a Changeover Event and not caused by the acts of either of the Indemnitors or any other Indemnitor Affiliate; provided that (i) Indemnitors shall remain liable hereunder for any Losses to the extent arising from any action or event prior to the date of the declaration of a Changeover Event and (ii) if, following the declaration of a Changeover Event, an arbitration panel appointed pursuant to Section 12.10 of the Operating Agreement determines that such Changeover Event has not occurred pursuant to Section 3.5 of the Operating Agreement, then the Indemnitors shall continue to be fully liable for all of its obligations hereunder and for all Losses (other than any such Losses caused solely by the actions of the Indemnitee taken on behalf of the Company or any of its Subsidiaries following such declaration of a Changeover Event).

9. Survival. The obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate three (3) years after the payment in full (or, if later, after the delivery of the Phase I environmental report described in this sentence), in accordance with the Operating Agreement and the other Transaction Documents, of the Unrecovered Capital solely as to an Property as to which at the time of such payment (or at any time thereafter) Indemnitee has been furnished a Phase I environmental report in form and substance, and from an environmental consultant, reasonably acceptable to Indemnitee, which Phase I environmental report discloses, as of the date of such repayment (or, if later, the date of the delivery thereof), no actual or threatened (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with any Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) Environmental Liens encumbering any Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under any Property that has not been fully remediated as required by applicable Environmental Laws. Notwithstanding the foregoing, at any time prior to the declaration of a Changeover Event, Indemnitors shall be entitled to request the release of any Indemnitor from its obligations hereunder so long as, following such release, the remaining Indemnitor(s) continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold (as each such term is defined in the Guarantees) and, in connection with any release of an Indemnitor pursuant to this Section 9, the Class A Member shall execute and deliver a release of such Indemnitor from all liability hereunder.

10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Increased Rate.

11. Waivers.

(a) Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to attempt to enforce any other remedy before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation until the Redemption Price shall have been paid in full.

(b) EACH INDEMNITOR AND EACH INDEMNIFIED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR AND INDEMNIFIED PARTY.

12. Subrogation. Each Indemnitor hereby agrees that it shall take any and all commercially reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

13. Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or any Property is subject;

(c) to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, that has not been obtained as of the execution hereof, is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15. Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to the presence or potential presence of Hazardous Substances on, from or affecting any Property in violation of applicable Environmental Laws, and (ii) any legal action brought against such party or related to any Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

16. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 16. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Indemnitee:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029

If to
Indemnitors:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

with a copy to:	[ ]
[ ]
[ ]
Attention: [ ]
Facsimile No. [ ]

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 16. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

17. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19. Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except with the prior written consent of Indemnitee. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, and any attempted assignment without such consent shall be null and void.

21. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

22. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Operating Agreement or any of the other Transaction Documents or would otherwise have at law or in equity.

23. Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

24. Governing Law; Jurisdiction; Service of Process.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND

EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SUCH INDEMNITOR AT THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGE IN THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH INDEMNITOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF INDEMNITEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY INDEMNITOR IN ANY OTHER JURISDICTION.

25. Miscellaneous.

(a) Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

26. Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

27. Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

28. California State Specific Provisions.

(a) Environmental Provisions. To the extent California law applies, nothing herein shall be deemed to limit the right of Indemnitee to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any out-of-pocket costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Indemnitee and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Indemnitee, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b) Additional Indemnitor Waivers. To the extent California law applies, in addition to and not in lieu of any other provisions of this Agreement, each Indemnitor represents, warrants and covenants as follows:

(i) The obligations of each Indemnitor under this Agreement shall be performed without demand by Indemnitee and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Indemnitor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Indemnitor’s liability may be larger in amount and more burdensome than that of the Class B Member, the Company or any of the Subsidiaries. Each Indemnitor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that such Indemnitor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(ii) In accordance with Section 2856 of the California Civil Code, each Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Indemnitee even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Indemnitor hereby authorizes and empowers Indemnitee to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Indemnitor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Indemnitor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil

Code or any other right of recourse to or with respect to the Class B Member, the Company or any of the Subsidiaries, any general partner, member or other constituent of the Class B Member, the Company or any of the Subsidiaries, any other person obligated to Indemnitee with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Class B Member, the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to Indemnitee with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Indemnitor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Indemnitor hereby waives any rights to enforce any remedy which Indemnitee may have against the Company or any of its Subsidiaries.

(iii) In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness of the Class B Member, the Company and each Subsidiary now or hereafter owed to any Indemnitor to all the indebtedness of the Class B Member and the Company to Indemnitee and agrees with Indemnitee that until the Redemption Price has been paid in full and all obligations owed to Indemnitee under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to Indemnitee with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Indemnitor shall demand or accept any payment of principal or interest from the Class B Member, the Company or any of the Subsidiaries or claim any offset or other reduction of any Indemnitor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Indemnitor by the Class B Member, the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of Indemnitee and shall forthwith be paid to Indemnitee to be credited and applied to the Unrecovered Capital. Further, no Indemnitor shall have any right of recourse against Indemnitee by reason of any action Indemnitee may take or omit to take under the provisions of this Agreement or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Indemnitor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to Indemnitee under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Agreement, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve Indemnitee’s rights against such Indemnitor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Class B Member, the Company or any of the Subsidiaries of any obligation or indebtedness.

(iv) Without limiting the foregoing, but subject to the same limitations set forth above, each Indemnitor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Indemnitor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Indemnitor may have by reason of protection afforded to the Class B Member, the Company or any of the Subsidiaries with respect to any of the obligations of any Indemnitor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Class B Member, the Company or any of the Subsidiaries. Without limiting the generality of the foregoing, each Indemnitor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Indemnitor had not given this waiver, among other things, would otherwise require Indemnitee to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(v) Likewise, each Indemnitor waives (i) any and all rights and defenses available to such Indemnitor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Indemnitor may have with respect to its obligations as a guarantor by reason of any election of remedies by Indemnitee. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

[ ]

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:
Name:
Title:

[ ]

Name:

[ ]

Name:

[ ]

Name:

[ ]

Name:

[ ]

Name:

EXHIBIT N

GROUND LEASES

GROUND LEASES

Property	Description of Ground Lease
Hampton Inn, Birmingham, AL

That Ground Lease Agreement by and between Hampton Inns, Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville dated September 16, 1986.

Recorded by Memorandum of Lease between Hampton Inns., Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville dated as of April 2, 1987, and recorded in Real Volume 3157, Page 154 in the land records of Jefferson County, Alabama.

Amended on December 17, 1987 by Hampton Inns, Inc. and Fitts J. Smitherman, Rosemary Smitherman, Byrd Companies, Inc., Ormond Sommerville and Martha Sommerville.

Assigned on December 21, 1987 from Hampton Inns, Inc. to Hampton/GHI Associates No.1, a California general partnership.

Amended on July 30, 1997 by Hampton/GHI Associates No.1, a California partnership and Ann S. Sanders, Ormond Sommerville and the Byrd Companies, Inc.

Assigned on August 1, 1997 from Hampton/GHI Associates No.1, a California general partnership, to Equity Inns Partnership, L.P. Assigned November 6, 2000 from Equity Inns Partnership, L.P. to EQI Financing Partnership III, L.P. (which entity merged with and into W2007 Equity Inns Realty, LLC) and guaranteed by Equity Inns, Inc. (which entity merged with and into W2007 Grace Acquisition I, Inc.).

Homewood Suites, Phoenix, AZ

Lease, dated as of January 20, 1987, a memorandum of which was recorded on February 6, 1987 as Document No. 87 076480 in the real estate records of Maricopa County, State of Arizona (the “Official Records”);

as assigned by the instrument recorded as Recording No. 95-0093449 in the Official Records, to Embassy Suites, Inc., a Delaware corporation (Embassy Suites, Inc. changed its name to Harrah’s Operating Company, Inc. by Certificate of Amendment of Restated Certificate of Incorporation dated June 30, 1995);

as assigned by the instrument recorded October 24, 1996 as Recording No. 96-0754084 in the Official Records, to Promus Hotels, Inc., a Delaware corporation;

as assigned by the instrument recorded November 6, 1996 as Recording No. 96-0788013 in the Official Records, to Equity Inns Partnership, L.P., a Tennessee limited partnership;

as assigned by the instrument recorded as Recording No. 99-0618156 in the Official Records, to EQI Financing Partnership II, L.P., a Tennessee limited partnership;

as amended by the Ground Lease Estoppel and Agreement, dated October 25, 2007, between Camelback Properties Trust Number One, as landlord, and EQI Financing Partnership II, LP, a Tennessee limited partnership, as tenant, recorded on                     , 2007 as Document No.                     , in the Official Records.

Hampton Inn, Norfolk, VA

Lease Agreement, dated June 27, 1989 (the “Ground Lease”), by and among S.L. Nusbaum Realty Co., as Landlord, and V.A. Zodda and John R. Lawson, collectively, as Tenant, a memorandum of which, dated November 27, 1989, was recorded December 11, 1989, in the Clerk’s Office, Circuit Court, City of Norfolk, Virginia, in Deed Book 2227, page 21, as amended by those certain letter agreements, dated June 26, 1989, August 22, 1989 and July 5, 1990, and as supplemented by that certain Memorandum of and Supplement to Assignment of Lease and Assumption Agreement, dated March 4, 1997, recorded in Deed Book 2877, page 121, in the aforesaid records.

Tenant’s interests were assigned pursuant to that certain Assignment and Assumption Agreement, dated November 29, 1989, by and between V.A. Zodda and John R. Lawson, as Assignor, and Z&L, Ltd., as Assignee.

Tenant’s interests were assigned pursuant to that certain Assignment of Lease, dated March 5, 1997, by and among Z&L, Ltd., as Assignor, and Equity Inns Partnership, L.P., as Assignee, recorded March 6, 1997 in Deed Book 2877, page 126, in the aforesaid records.

Tenant’s interest were further assigned pursuant to that certain Assignment of Lease, dated November 6, 2000, by and between Equity Inns Partnership, L.P., as Assignor, to EQI Financing Partnership IV, L.P. (“EQI”), as Assignee, recorded November 16, 2000 in Instrument No. 000027119, in the aforesaid records.

EQI merged into W2007 Equity Inns Realty, LLC, the current Tenant under the Lease as of the date of this Agreement.

Residence Inn, Tinton Falls, NJ

Ground Lease Agreement dated March 1, 1986 between Mid-Monmouth Industrial Park, as lessor, and Ted C. Ginsberg and C. Ronald Bleznak, as lessee.

Assignment from Mid-Monmouth Industrial Park to Mid-Monmouth Realty Associates dated June 3, 1986 recorded June 30, 1986 Book 4667/850.

Letter Agreement dated February 18, 1987 between David B. Gifford and agreed to by Mid-Monmouth Realty Associates.

Letter Agreement dated April 21, 1987 by Ronald Bleznak and agreed to by Mid-Monmouth Realty Associates.

Letter dated April 28, 1987 from Mid-Monmouth Realty Associates to C. Ronald Bleznek.

Assignment and Assumption of Lease dated May, 1987, between Ted C. Ginsberg and C. Ronald Bleznak, as assignor, to ARTEAM Tinton Falls Associates, as assignee.

Amendment of Correction dated May 17, 1990, between Mid-Monmouth Realty Associates, successor in interest to Mid-Monmouth Industrial Park, and ARTEAM Tinton Falls Associates.

Assignment and Assumption of Lease dated September 14, 1994, between ARTEAM Tinton Falls Associates, as assignor, and Equity Inns Partnership, L.P., as assignee.

Assignment from Equity Inns Partnership, L.P. to EQI Financing Partnership II, L.P. dated June 16, 1999 and Recorded June 29, 1999 in Book 5836/184.

Ground Lease Estoppel dated October 24, 2007, between Mid-Monmouth Realty Associates and EQI Financing Partnership II, L.P.

Estoppel Certificate dated June 30, 2011, executed by W2007 Equity Inns Realty, LLC.

Letter of Assignment dated April 4, 2012 between Mid-Monmouth Realty Associates, as assignor, and Grand Central Properties, LLC, as assignee.

Courtyard, Dallas, TX

Ground Lease, dated as of February 21, 1989, by and among Industrial Properties Corporation (“IPC”), as Landlord, and Marriott Corporation, Inc. (“Marriott”), as Tenant.

Assignment of Lease and Assumption of Obligations, dated as of February 21, 1989, by and between Marriott, as Assignor, and Marriott International, Inc. (“MII”), as Assignee and recorded September 23, 1994 in Volume 94184, Page 04158, in the Real Property Records of Dallas County, Texas.

First Amendment to Ground Lease, dated as of February 2, 1995 by and between IPC, as Landlord and MII, as Tenant recorded on February 6, 1995 in Volume 95024, Page 00984, in the aforesaid records.

Letter Agreement dated May 25, 1995 from IPC to Brent Andrus, Andrus Enterprises, Inc. and BA Dallas Market Center I Limited Partnership (“BA Dallas”).

Second Amendment to Ground Lease, dated as of May 26, 1995 by and between IPC, as Landlord and BA Dallas, as Tenant, recorded June 2, 1995 in Volume 95107, Page 01584, in the aforesaid records.

Assignment and Assumption of Lease, dated as of May 26, 1995, by and between MII, as Assignor, BA Dallas, as Assignee, and IPC, as Landlord, recorded June 02, 1995 in Volume 95107, Page 01571, in the aforesaid records.

Certificate of Commencement dated June 1, 1995 between BA Dallas and IPC recorded June 7, 1997 in Volume 95110, Page 00078, in the aforesaid records.

Section 1 of that certain Landlord Estoppel Certificate dated August 28, 2007 (the “2007 Estoppel Certificate”), subject to satisfaction by Tenant of the conditions specified therein. Only the terms and conditions of such Section 1 (and not Section 2) of the 2007 Estoppel Certificate modified the terms of the Lease.

Guaranty dated as of August         , 2007 by Equity Inns, Inc., in favor of Landlord.

Assignment and Assumption of Lease Agreement and Special Warranty Deed, dated as of August 29, 2007, between BA Dallas and EQI Market C Dallas Partnership, L.P. (“EQI”) recorded August 31, 2007 in the Official Public Records of Dallas County, Texas as Instrument No. 20070316021.

Residence Inn, Mobile, AL

Lease and Agreement, dated as of August 1, 1963 (the “Original Lease”), by and among Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh, collectively, as Landlord, and Carr Company, Inc., as Tenant, recorded on September 4, 1963 in Real Property 447, Page 927, in the real estate records of Mobile County, State of Alabama.

Tenant’s interests were assigned pursuant to that certain Warranty Deed of Exchange, dated as of November 9, 1994, by and between Delaney Investments, Inc. (successor by merger to Carr Company, Inc.), as Grantor, and McKibbon Brothers, Inc., as Grantee, recorded on November 16, 1994 in Deed Book 4212, Page 1599, in the aforesaid records, as further affected by that certain Estoppel and Non Disturbance Agreement, dated as of October 2, 1997, by and between Weisenburgh Co., Inc. (as successor to Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh), First Union National Bank and McKibbon Brothers, Inc., recorded on October 6, 1997, in Real Property 4511, Page 213, in the aforesaid records.

Sublease between McKibbon Brothers, Inc. and McKibbon Hotel Group of Mobile, Alabama #2, L.P dated 12-1-1994. Assigned to Equity Inns Partnership, L.P. and then to W2007 Equity Inns Realty, LLC.

Tenant’s interests were further assigned pursuant to that certain Assignment and Assumption of Ground Lease and Sublease, dated as of April 24, 2006, by and between McKibbon Brothers, Inc., as Assignor, and Equity Inns Partnership, L.P., as Assignee, recorded on June 19, 2006, in Book 5989, Page 607, in the aforesaid records.

Assignment and Memo of Amendment between Equity Inns Partnership, L.P. and W2007 Equity Inns Realty, LLC dated 10-25-2007 and Rec’d 11-27-2007 in Book 6293/1085.

Ground Lease Estoppel and Agreement, dated December 14, 2007 (the “Amendment” together with the Original Lease, the “Ground Lease”), between Weisenburgh Co., Inc., as Landlord, and W2007 Equity Inns Realty, LLC, as Tenant, recorded on March 11, 2008 in Real Property Book 6345, Page 1155, in the aforesaid records.

Declaration of Termination of Sublease, dated as of April 9, 2014.

Courtyard, Mobile, AL

Lease and Agreement, dated as of August 1, 1963 (the “Original Ground Lease”), by and among Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, Louise V. Weisenburgh, collectively, as Landlord, and Thomas Company, Inc., as Tenant, recorded in Real Property Book 447, Page 913, in the real estate records of Mobile County, State of Alabama.

Tenant’s interests were assigned pursuant to that certain Deed of Exchange, dated as of June 24, 1993, by and between Thomas Company, Inc., as Grantor, and McKibbon Hotel Group of Mobile, Alabama, Ltd., as Grantee, recorded June 25, 1993 in Real Property Book 4061, Page 1861, in the aforesaid records.

Tenant’s interests were further assigned by instrument, dated as of May 31, 1996, by and between McKibbon Hotel Group of Mobile, Alabama, Ltd., as Assignor, and McKibbon Brothers, Inc., recorded in Real Property Book 4378, Page 471, in the aforesaid records.

Tenant’s interests were further assigned by instrument, dated as of April 23, 1997, by and between McKibbon Brothers, Inc., as Assignor, and McKibbon Hotel Group of Mobile, Alabama, LLC, recorded in Real Property Book 4459, Page 1609, in the aforesaid records, as further affected by that certain Estoppel and Non Disturbance Agreement, dated as of April 22, 1997, by and between Weisenburgh Co., Inc. (as successor to Charles E. Weisenburgh, Anne Weisenburgh, Phillip A. Weisenburgh, and Louise V. Weisenburgh), First Union National Bank and McKibbon Hotel Group of Mobile, Alabama, LLC, recorded on April 23, 1997, in Real Property 4459, Page 1701, in the aforesaid records.

Tenant’s interests were further assigned by Assignment and Assumption of Lease, dated December 20, 2004, by and between McKibbon Hotel Group of Mobile, Alabama, LLC, as Assignor, and EQI Mobile, L.P., as Assignee, recorded on May 16, 2007, in Book 6184, Page 1570, in the aforesaid records.

Assignment of Lease and Memorandum of Amendment, dated as of October 25, 2007, by and between EQI Mobile, L.P., as Assignor, and W2007 Equity Inns Realty, LLC, recorded November 26, 2007, in Real Property Book 6293, Page 1109, in the aforesaid records.

Ground Lease Estoppel and Agreement, dated December 14, 2007 (the “Amendment” together with the Original Ground Lease, the “Ground Lease”), between Weisenburgh Co., Inc., as Landlord, and W2007 Equity Inns Realty, LLC, as Tenant, recorded on December 14, 2007 in Real Property Book 6344, Page 880, in the aforesaid records.

Springhill Suites, San Antonio, TX

Ground Lease Agreement dated April 12, 1995 between Adorff, Inc., Lehndorff Capital Resources, Inc., and Wonderland Associates, Noble Associates, and Lehndorff United Properties (USA) as co-tenant lessors (“Original Lessors”) and Southeast Texas Inns, Inc. (“Original Lessee”) as lessee;

First Amendment to Ground Lease Agreement between MRO Southwest, Inc. as Lessor and Original Lessee as lessee dated July 22, 2004;

Consent and Assignment and Assumption of Ground Lease Agreement dated July 22, 2004 between Original Lessee as assignor and Bexar Hotel Ltd. as assignee;

Consent and Assignment and Assumption of Ground Lease Agreement dated July 26 [August 3], 2006 between Bexar Hotel, Ltd. as assignor and Equity Inns Partnership, L.P. as assignee, with Equity Inns, Inc. as guarantor, and SA Crossroads Retail, L.P. consenting as lessor;

Guaranty dated July 26 [August 3] , 2006 executed by Equity Inns, Inc. in favor of SA Crossroads Retail, LP guaranteeing performance by tenant Equity Inns Partnership, L.P.;

Consent and Assignment and Assumption of Ground Lease Agreement dated May 18, 2007 between Equity Inns Partnership, L.P. as assignor, EQI San Antonio Hotel Partnership, L.P. as assignee, Equity Inns, Inc. as guarantor and SA Crossroads Retail, L.P. consenting as landlord;

Assignment of Lease and Memorandum of Agreement dated October 25, 2007 between EQI San Antonio Hotel Partnership, L.P. as assignor and W2007 Equity Inns Realty, L.P. as assignee (LT barcode);

Consent to Ground Lease Mortgage and Pledge dated October 25, 2007 between SA Crossroads Retail, L.P. as lessor, EQI San Antonio Hotel Partnership, L.P. as lessee, Equity Inns, Inc. as guarantor and Grace Acquisition I, Inc. (intended successor by merger to Equity Inns, Inc.), and Goldman Sachs Mortgage Company as lender;

Estoppel Certificate dated October 31, 2012 executed by W2007 Equity Inns Realty, L.P. as tenant for the benefit of Amegy Bank National Association as lender to Crossroads Mall Partners, Ltd.; and

Subordination, Non-Disturbance and Attornment Agreement between W2007 Equity Inns Realty, L.P. as tenant for the benefit of Amegy Bank National Association as lender and Crossroads Mall Partners, Ltd. as lessor.

Hampton Inn, Baltimore, MD

Lease Agreement dated as of March 9, 1988 between Governor Plaza Associates, a Pennsylvania partnership in which Federal Realty Investment Trust is the general partner, and Krisch American Inns, Inc. (“Krisch”).

Addendum to Lease Agreement dated July 19, 1988.

Second Addendum to Lease Agreement dated December 21, 1989 between Landlord and Krisch.

Lease Assignment dated August 12, 1992 among Krisch and First Hotel Investment Corporation (“First Hotel”) (unrecorded).

Lease Assignment dated May 12, 1993 among Krisch, First Hotel and Renthotel, Maryland, LLC, a Maryland limited liability company (“Renthotel”), recorded in Land Records of Anne Arundel County, MD in Liber 6045, Folio 882.

Lease Assignment, Assumption and Modification Agreement dated March 11, 1996 (“1996 Modification”) between Renhotel Maryland, L.L.C., as assignor, Equity Inns Partnership, L.P., as assignee, and City Hotels, S.A. and City Hotels USA, Inc. (together, as guarantors), recorded in Land Records of Anne Arundel County, MD in Liber 7355, Folio 410.

Assignment of Lease dated November 6, 2000 between Equity Inns Partnership, L.P., as assignor, and EQI Financing Partnership IV, L.P., as assignee, recorded November 22, 2000 in Land Records of Anne Arundel County, MD in Liber 10053, Folio 365.

EXHIBIT P

FORM OF WHITEHALL GUARANTEES

Guaranty of Recourse Obligations – Mortgage Loan

Berkadia Loan No. 01-0085683 & 01-0086643

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”) is executed as of December             , 2014, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, having an address at c/o Berkadia Commercial Mortgage LLC, 118 Welsh Road, Horsham, Pennsylvania 19044 (together with its successors and/or assigns, “Lender”).

WITNESSETH:

A. Pursuant to a certain Assumption and Release Agreement dated as of the date hereof (the “Assumption Agreement”), Lender is prepared to consent to the assumption (the “Assumption”) of a loan by ARC Hospitality Portfolio I Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I TFGL Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I BHGL Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I PXGL Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I GBGL Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I NFGL Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I MBGL 950 Owner, LLC, a Delaware limited liability company, ARC Hospitality Portfolio I NTC Owner, LP, a Delaware limited partnership, ARC Hospitality Portfolio I DLGL Owner, LP, a Delaware limited partnership, and ARC Hospitality Portfolio I SAGL Owner, LP, a Delaware limited partnership (collectively, the “Borrowers”), from W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership (collectively, the “Original Borrower”), in the original principal amount of $865,000,000.00, which loan is evidenced by that certain (i) Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-1 Note”), from Original Borrower in the original principal amount of $519,000,000.00 (the “A-1 Loan”), and (ii) Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-2 Note” and together with the A-1 Note, the “Note”), from Original Borrower in the original principal amount of $346,000,000.00 (the “A-2 Loan” and together with the A-1 Loan, the “Loan”), each in favor of German American Capital Corporation, a Maryland corporation (“Original Lender”). The Loan is evidenced by that certain Loan Agreement, dated as of April 11, 2014, as amended by that certain First Amendment to Loan Agreement, dated as of June 18, 2014 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and secured by the Mortgage (as defined in the Loan Agreement) encumbering the Properties. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, as amended by the Assumption Agreement.

Guaranty of Recourse Obligations

B. Original Lender assigned, sold and transferred its interest in the Loan and the Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest in the Loan and Loan Documents.

C. Lender is not willing to consent to the Assumption of the Loan by Borrowers, or otherwise extend credit, to the Borrowers unless Guarantors unconditionally guarantee the payment and performance to Lender of the Guaranteed Obligations (as herein defined).

D. Guarantors are the owners of direct or indirect interests in the Borrowers, and each Guarantor will directly benefit from Lender’s consent to the Assumption of the Loan by Borrowers and the Loan.

NOW, THEREFORE, as an inducement to Lender to consent to the Assumption of the Loan by Borrowers and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Subject to Section 1.10 hereof, each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all of the Obligations.

(c) Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and

2	Guaranty of Recourse Obligations

heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any one or both of the Borrowers or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against any one or both of the Borrowers or others liable on the Loan or the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (iv) join any one or both of the Borrowers or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to Lender by virtue of California Civil Code Sections 2845, 2849, and 2850. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor acknowledges receipt of copies of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to any one or both of the Borrowers, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, any of the Mortgages, the Loan Agreement, the Assumption Agreement or any other Loan

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Document, (iv) the execution and delivery by any one or both of the Borrowers and Lender of any other loan or credit agreement or of execution and delivery by any one or both of the Borrowers of any promissory note or other document arising under the Loan Documents or in connection with any of the Properties, (v) the occurrence of (A) any breach by any one or both of the Borrowers of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by any one or both of the Borrowers, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrowers and Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, for so long as both any portion of the Debt shall be outstanding and a Direct Assumption shall not have been consummated in accordance with the Loan Agreement, does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Borrower or any other party liable to Lender for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect for so long as any portion of the Debt shall be outstanding (or shall have been reinstated).

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Section 1.10 Limitations on Liability of Guarantors.

(a) As used herein, a “Guarantor Affiliate” shall mean any Guarantor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Guarantor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Guarantor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Guarantor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Guarantors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Guarantors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person, provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Guarantor Affiliate to the extent Controlled by a Controlling Mezzanine Lender in the exercise of its Direct Control Remedies or (y) in connection with or by virtue solely of any direct or indirect interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Guarantor Affiliate. Subject to clause (II) in the foregoing proviso, and without limiting the foregoing, if a direct or indirect interest in a Mezzanine Loan is held by a Guarantor Affiliate, the related Mezzanine Lender will be deemed a Guarantor Affiliate unless such Guarantor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such Mezzanine Loan that are not Guarantor Affiliates control the administration of such Mezzanine Loan and the enforcement of the rights and remedies of such Mezzanine Lender. A Guarantor Affiliate is a “Disabled Participant” with respect to a Mezzanine Loan if it has no right to exercise any voting or other control rights with respect to such Mezzanine Loan (other than the right to approve amendments to the material economic terms of such Mezzanine Loan).

(b) Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i) any foreclosure upon a Mezzanine Loan Default by a Mezzanine Lender that is not a Guarantor Affiliate of the direct ownership interests in the Borrowers, the SPC Party or any Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for any Mezzanine Loan to, on behalf of, or for the benefit or account of any Mezzanine Lender that is not a Guarantor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Guarantors nor any other Guarantor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate) shall have Control of, any one or more of the Borrowers (each such Borrower, a “Divested Borrower”), or

(ii) (A) any foreclosure (whether judicially or non judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the benefit or account of Lender or (C) a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the benefit or account of Lender taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Guarantors nor any other Guarantor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”),

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then, in such cases, Guarantors shall not have any liability under the Loan Documents for any Guaranteed Obligations arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Guarantors or any other Guarantor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate); provided that Guarantors shall remain liable hereunder for any Guaranteed Obligations to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

(c) In the event that either a Permitted Direct Assumption or Permitted Indirect Assumption shall occur in accordance with Section 7.1 of the Loan Agreement and Lender receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Lender shall execute and deliver a release of Guarantors from liability for any Guaranteed Obligations arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Guarantors or any Guarantor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Guarantor or any Guarantor Affiliate); provided, however, that Guarantors shall remain liable hereunder for any Guaranteed Obligations arising from any action or event occurring prior to the Assumption Release Date.

(d) In the event that a Mezzanine Loan Default shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not a Guarantor Affiliate and such related Mezzanine Lender, pursuant to the exercise of remedies under the Mezzanine Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Borrowers, SPC Party or Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such ownership interests in the applicable Borrowers, SPC Party or Mezzanine Borrower so pledged as collateral for such Mezzanine Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Guarantor Affiliate to take control of the equity pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender, or such receiver, trustee, liquidator, conservator or other third party appointed by such Mezzanine Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Guarantors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Borrower, any SPC Party or any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Guarantors or any Guarantor Affiliate.

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(e) Subject to the reinstatement of the Guarantors’ obligations hereunder pursuant to Section 6.14 hereof, this Guaranty shall terminate and be of no further force and effect upon the date of the payment in full of the Loan; provided, however, that the Guaranteed Obligations shall survive such termination with respect to any and all such Guaranteed Obligations accruing prior to or arising out of or related to any circumstances, conditions, actions or events occurring or arising prior to the date of such repayment and satisfaction, even to the extent the applicable liability, loss, cost or expense does not occur or the applicable circumstance, condition, action or event is not discovered until after such date.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTORS’ OBLIGATIONS

Subject to Section 1.10 hereof, to the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgages, the Loan Agreement, the Assumption Agreement, the other Loan Documents or any other document, instrument, contract or understanding between any one or both of the Borrowers and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any one or both of the Borrowers or any Guarantor.

Section 2.3 Condition of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any one or both of the Borrowers, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any one or both of the Borrowers or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any sale, lease or transfer of any or all of the assets of any one or both of the Borrowers or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any changes in the direct or indirect shareholders, partners or members, as applicable, of any one or both of the Borrowers or any Guarantor; or any reorganization of any one or both of the Borrowers or any Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgages, the Loan Agreement, the Assumption Agreement, or the other Loan Documents or otherwise creating the

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Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) any one or both of the Borrowers has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Borrower or Borrowers, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgages, the Loan Agreement, the Assumption Agreement, or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any one or both of the Borrowers or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of any one or both of the Borrowers for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including any Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including any Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.10 hereof.

Section 2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

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Section 2.10 Offset. Any existing or future right of offset, claim or defense of any one or both of the Borrowers against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of any one or both of the Borrowers or any Mezzanine Borrower into or with any other Person.

Section 2.12 Preference. Any payment by any one or both of the Borrowers to Lender is held to constitute a preference under the Bankruptcy Code or for any reason Lender is required to refund such payment or pay such amount to such Borrower or Borrowers or to any other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Assumption Agreement and the other Loan Documents in connection therewith, and to continue to extend credit to Borrowers, each Guarantor represents and warrants to Lender as follows:

Section 3.1 Benefit. Each Guarantor is the owner of a direct or indirect interest in one or both of the Borrowers and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

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Section 3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 No Plan Assets. Neither Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of either Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, neither any of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7 ERISA. Neither Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8 Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

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ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of any one or both of the Borrowers to any one or both of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of any Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against any one or both of the Borrowers (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from any Borrower or any other Person obligated to Lender any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any one or both of the Borrowers and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations or, if earlier, upon consummation of a Permitted Direct Assumption in accordance with Section 7.1 of the Loan Agreement, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to Lender, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

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Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of any Borrower securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, so long as both (a) any portion of the Debt shall be outstanding and (b) a Direct Assumption shall not have been consummated in accordance with the Loan Agreement, then no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against any Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of any Borrower held by any Guarantor.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties unless the same have been distributed by Borrower in accordance with the Loan Documents), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with Approved Bank or other, any bank or other financial institution reasonably acceptable to Lender, (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to Lender), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(c) “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP.

Section 5.2 Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full or, if earlier, the occurrence of any of the events described in Section 1.10(b)-(e) that limits or releases Guarantor’s liability from and after any such events, (i) Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000 (the “Liquid Assets Threshold”).

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Section 5.3 Prohibited Transactions. Each Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of such Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Affiliate of Guarantor any of such Guarantor’s assets, or any interest therein.

Section 5.4 Financial Statements. Each Guarantor shall deliver to Lender:

(a) within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that such annual financial statements are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Guarantor;

(b) within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments); and

(c) 20 days after request by Lender, such other financial information with respect to such Guarantor as Lender may reasonably request.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during

13	Guaranty of Recourse Obligations

business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:

U.S. Bank National Association, as Trustee for the Registered Holders of

EQTY 2014-INNS Mortgage Trust, Commercial Mortgage Pass-Through Certificates

c/o Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044

Attention: Client Relations Manager for

                  Loan Nos. 01-0085683 & 01-0086643

Facsimile No.:

with a copy to:	Dilworth Paxson LLP 1500 Market Street, 3500E Philadelphia, PA 19102 Attention: Ajay Raju, Esq. Facsimile No.: (215) 575-7200

If to Guarantors:

Whitehall Street Global Real Estate Limited Partnership 2007 and

Whitehall Parallel Global Real Estate Limited Partnership 2007

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Facsimile No.: (972) 368-3699

American Realty Capital Hospitality Operating Partnership, L.P. and

American Realty Capital Hospitality Trust, Inc.

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, New York 10022

Facsimile No.:

and with a copy to:	Whitehall Street Global Real Estate Limited Partnership 2007 c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attention: Chief Financial Officer Facsimile No.: (212) 357-5505

14	Guaranty of Recourse Obligations

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Anthony J. Colletta, Esq.

Facsimile No. (212) 291-9029

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

15	Guaranty of Recourse Obligations

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

[ARC TO PROVIDE ADDRESS]

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

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Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any one or both of the Borrowers to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.

17	Guaranty of Recourse Obligations

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGES, THE LOAN AGREEMENT, THE ASSUMPTION AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13 Cooperation. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, each Guarantor shall at no cost to any Guarantor, cooperate with Lender in effecting any such Secondary Market Transaction, shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction and shall provide (or cause Borrowers to provide) such information and materials as may be required or necessary pursuant to Article 9 of the Loan Agreement (on and subject to the same terms and conditions of such Article 9).

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by any one or both of the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or Borrowers or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Loan Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than any Borrower), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, Lender for itself

18	Guaranty of Recourse Obligations

and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Loan shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Lender thereunder.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of any Individual Property or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Properties, the Leases and/or the Rents and/or in enforcing its rights hereunder.

Section 6.17 Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18 Certain California State Specific Provisions.

(a) To the extent California law applies, nothing herein shall be deemed to limit the right of Lender to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Lender and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Lender, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity) or any other “environmental provision” (as defined in such Section 736) relating to any of the Properties or any portion thereof or the right of Lender to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of any of the Mortgages as to any parcel of any Individual Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against any one or both of the Borrowers, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Lender’s claim against such Borrower or Borrowers to judgment, and any other rights and remedies permitted by law.

19	Guaranty of Recourse Obligations

(b) To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty, each Guarantor represents, warrants and covenants as follows:

(i) The obligations of each Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if any one or both of the Borrowers had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of any one or both of the Borrowers. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(ii) In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to any Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any general partner, member or other constituent of any Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any other person obligated to Lender with respect to the matters set forth herein, or the assets or property of any of the foregoing (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement) or to any collateral for the Loan until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by any Borrower or others to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against each Borrower, and each Guarantor hereby waives any rights to enforce any remedy which Lender may have against any Borrower and any right to participate in any collateral for the Loan. Each Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Lender’s realization through nonjudicial

20	Guaranty of Recourse Obligations

foreclosure upon any real property constituting security for any Borrower’s obligations under the Loan Documents could terminate any right of Lender to recover a deficiency judgment against one or both of the Borrowers, thereby terminating subrogation rights which such parties otherwise might have against such Borrower or Borrowers. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against such parties. Each Guarantor hereby unconditionally and irrevocably waives any such defense.

(iii) In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of each Borrower now or hereafter owed to any Guarantor to all the indebtedness of the Borrowers to Lender and agrees with Lender that until either (x) a Permitted Direct Assumption has been consummated in accordance with the Loan Agreement) or (y) the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by any Borrower or others to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from any Borrower, claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness and shall not (even following a Permitted Direct Assumption) take any action to obtain any of the collateral for the Loan. If any amount shall nevertheless be paid to a Guarantor by any Borrower or another guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Further, no Guarantor shall have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Note, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by any Borrower of any obligation or indebtedness.

(iv) Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to any Borrower with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging such Borrower’s Obligations. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 580a (which Section, if such Guarantor had not given this waiver, would otherwise limit such Guarantor’s liability after a nonjudicial foreclosure

21	Guaranty of Recourse Obligations

sale to the difference between the obligations of such Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if such Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of any of the Mortgages, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by Lender’s acceptance of a deed in lieu of foreclosure, each Guarantor shall remain bound under this Guaranty (other than as set forth in Section 1.10).

(v) Likewise, each Guarantor waives (i) any and all rights and defenses available to any Guarantor under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses any Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by Lender; and (iii) all rights and defenses that any Guarantor may have because Borrowers’ debt is secured by real property. This means, among other things, that Lender may collect from Guarantors without first foreclosing on any real or personal property collateral pledged by any Borrower, and that if Lender forecloses on any real property collateral pledged by any Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantors even if Lender, by foreclosing on the real property collateral, has destroyed any rights Guarantors may have to collect from such Borrower or Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because Borrowers’ debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

The provisions of this Section 6.18 shall survive any satisfaction and discharge of any one or both of the Borrowers by virtue of any payment, court order or any applicable law, except the final and indefeasible payment in full of the Guaranteed Obligations.

[NO FURTHER TEXT ON THIS PAGE.]

22	Guaranty of Recourse Obligations

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:
AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page	Guaranty of Recourse Obligations

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007, a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited liability partnership

By:	WH Parallel Advisors, L.L.C. 2007, a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

Signature Page 24	Guaranty of Recourse Obligations

Guaranty of Recourse Obligations – Mezzanine Loan

Berkadia Loan No. 01-0085684 & 01-0086644

GUARANTY OF RECOURSE OBLIGATIONS

(MEZZANINE)

This GUARANTY OF RECOURSE OBLIGATIONS (MEZZANINE) (this “Guaranty”) is executed as of December             , 2014, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-MZ MEZZANINE TRUST, COMMERCIAL MEZZANINE PASS-THROUGH CERTIFICATES, having an address at c/o Berkadia Commercial Mortgage LLC, 118 Welsh Road, Horsham, Pennsylvania 19044 (together with its successors and/or assigns, “Lender”).

WITNESSETH:

A. Pursuant to a certain Assumption and Release Agreement (Mezzanine) dated as of the date hereof (the “Assumption Agreement”), Lender is prepared to consent to the assumption (the “Assumption”) of a loan by American Realty Capital Hospitality Portfolio I Mezz, LP, a Delaware limited partnership (“Borrower”) from WNT Mezz I, LLC, a Delaware limited liability company (the “Original Borrower”), in the original principal amount of $111,000,000.00, which loan is evidenced by that certain (i) Mezzanine Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-1 Note”), from Original Borrower in the original principal amount of $66,600,000.00 (the “A-1 Loan”), and (ii) Mezzanine Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-2 Note” and together with the A-1 Note, the “Note”), from Original Borrower in the original principal amount of $44,400,000.00 (the “A-2 Loan” and together with the A-1 Loan, the “Loan”), each in favor of German American Capital Corporation, a Maryland corporation (“Original Lender”). The Loan is evidenced by that certain Mezzanine Loan Agreement, dated as of April 11, 2014 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and secured by that certain Pledge and Security Agreement (Mezzanine), dated as of April 11, 2014, from Original Borrower for the benefit of Original Lender (the “Original Pledge Agreement”), as replaced by that certain Pledge and Security Agreement (Mezzanine) of even date herewith from Borrower for the benefit of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Pledge Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, as amended by the Assumption Agreement.

B. Original Lender assigned, sold and transferred its interest in the Loan and the Loan Documents to Lender and Lender is the current holder of all of Original Lender’s interest in the Loan and Loan Documents.

Guaranty of Recourse Obligations (Mezzanine Loan)

C. Lender is not willing to consent to the Assumption of the Loan by Borrower, or otherwise extend credit, to the Borrower unless Guarantors unconditionally guarantee the payment and performance to Lender of the Guaranteed Obligations (as herein defined).

D. Guarantors are the owners of direct or indirect interests in the Borrower, and each Guarantor will directly benefit from Lender’s consent to the Assumption of the Loan by Borrower and the Loan.

NOW, THEREFORE, as an inducement to Lender to consent to the Assumption of the Loan by Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Subject to Section 1.10 hereof, each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all of the Obligations.

(c) Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

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Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to Lender by virtue of California Civil Code Sections 2845, 2849, and 2850. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor acknowledges receipt of copies of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, any of the Pledge Agreement, the Loan Agreement, the Assumption Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of execution and delivery by Borrower of any promissory note or other document arising under the Loan Documents or in connection with any of the Properties, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken

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or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, for so long as both any portion of the Debt shall be outstanding and a Direct Assumption shall not have been consummated in accordance with the Loan Agreement, does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable to Lender for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect for so long as any portion of the Debt shall be outstanding (or shall have been reinstated).

Section 1.10 Limitations on Liability of Guarantors.

(a) As used herein, a “Guarantor Affiliate” shall mean any Guarantor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Guarantor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Guarantor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Guarantor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Guarantors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Guarantors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person,

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provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Guarantor Affiliate to the extent Controlled by a Controlling Mezzanine Lender in the exercise of its Direct Control Remedies or (y) in connection with or by virtue solely of any direct interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Guarantor Affiliate. Subject to clause (II) in the foregoing proviso, and without limiting the foregoing, if a direct or indirect interest in a Mezzanine Loan is held by a Guarantor Affiliate, the related Mezzanine Lender will be deemed a Guarantor Affiliate unless such Guarantor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such Mezzanine Loan that are not Guarantor Affiliates control the administration of such Mezzanine Loan and the enforcement of the rights and remedies of such Mezzanine Lender. A Guarantor Affiliate is a “Disabled Participant” with respect to a Mezzanine Loan if it has no right to exercise any voting or other control rights with respect to such Mezzanine Loan (other than the right to approve amendments to the material economic terms of such Mezzanine Loan).

(b) Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i) any foreclosure upon a Mezzanine Loan Default by a Mezzanine Lender that is not a Guarantor Affiliate of the direct ownership interests in the Owner, the general partner of Owner or any Mezzanine Borrower or the general partner of Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for any Mezzanine Loan to, on behalf of, or for the benefit or account of any Mezzanine Lender that is not a Guarantor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Guarantors nor any other Guarantor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate) shall have Control of, any one or more of the Owners (each such Owner, a “Divested Borrower”), or

(ii) (A) any foreclosure (whether judicially or non judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the benefit or account of Mortgage Lender or (C) a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the benefit or account of Mortgage Lender taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Guarantors nor any other Guarantor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”), then, in such cases, Guarantors shall not have any liability under the Loan Documents for any Guaranteed Obligations arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Guarantors or any other Guarantor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate); provided that Guarantors shall remain liable hereunder for any Guaranteed Obligations to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

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(c) In the event that either a Permitted Direct Assumption or Permitted Indirect Assumption shall occur in accordance with Section 7.1 of the Loan Agreement and Lender receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Lender shall execute and deliver a release of Guarantors from liability for any Guaranteed Obligations arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Guarantors or any Guarantor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Guarantor or any Guarantor Affiliate); provided, however, that Guarantors shall remain liable hereunder for any Guaranteed Obligations arising from any action or event occurring prior to the Assumption Release Date.

(d) In the event that a Mezzanine Loan Default shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not a Guarantor Affiliate and such related Mezzanine Lender, pursuant to the exercise of remedies under the Mezzanine Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Owner, any general partner of Owner or any Mezzanine Borrower or the general partner of Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such ownership interests in the applicable Owner, any general partner of Owner or any Mezzanine Borrower or the general partner of Mezzanine Borrower so pledged as collateral for such Mezzanine Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Guarantor Affiliate to take control of the equity pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender, or such receiver, trustee, liquidator, conservator or other third party appointed by such Mezzanine Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Guarantors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Owner, any general partner of Owner or any Mezzanine Borrower or the general partner of Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Guarantors or any Guarantor Affiliate.

(e) Subject to the reinstatement of the Guarantors’ obligations hereunder pursuant to Section 6.14 hereof, this Guaranty shall terminate and be of no further force and effect upon the date of the payment in full of the Loan; provided, however, that the Guaranteed Obligations shall survive such termination with respect to any and all such Guaranteed Obligations accruing prior to or arising out of or related to any circumstances, conditions, actions or events occurring or arising prior to the date of such repayment and satisfaction, even to the extent the applicable liability, loss, cost or expense does not occur or the applicable circumstance, condition, action or event is not discovered until after such date.

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ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTORS’ OBLIGATIONS

Subject to Section 1.10 hereof, to the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Pledge Agreement, the Loan Agreement, the Assumption Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

Section 2.3 Condition of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Pledge Agreement, the Loan Agreement, the Assumption Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Pledge Agreement, the Loan Agreement, the Assumption Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

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Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.10 hereof.

Section 2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of any one or both of the Individual Owners or any Mezzanine Borrower into or with any other Person.

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Section 2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Assumption Agreement and to continue to extend credit to Borrower, each Guarantor represents and warrants to Lender as follows:

Section 3.1 Benefit. Each Guarantor is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which

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may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 No Plan Assets. Neither Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of either Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, neither any of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7 ERISA. Neither Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8 Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to any one or both of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against Borrower (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person obligated to Lender any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as

10	Guaranty of Recourse Obligations (Mezzanine Loan)

to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Borrower and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations or, if earlier, upon consummation of a Permitted Direct Assumption in accordance with Section 7.1 of the Loan Agreement, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to Lender, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of Borrower securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, so long as both (a) any portion of the Debt shall be outstanding and (b) a Direct Assumption shall not have been consummated in accordance with the Loan Agreement, then no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by any Guarantor.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

11	Guaranty of Recourse Obligations (Mezzanine Loan)

(b) “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties unless the same have been distributed by Borrower in accordance with the Loan Documents), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with Approved Bank or other, any bank or other financial institution reasonably acceptable to Lender, (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to Lender), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(c) “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP.

Section 5.2 Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full or, if earlier, the occurrence of any of the events described in Section 1.10(b)-(e) that limits or releases Guarantor’s liability from and after any such events, (i) Guarantors shall maintain (x) an aggregate Net Worth of not less than $250,000,000 (the “Net Worth Threshold”) and (y) subject to paragraph (b) below, aggregate Liquid Assets of not less than $20,000,000 (the “Liquid Assets Threshold”).

Section 5.3 Prohibited Transactions. Each Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of such Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Affiliate of Guarantor any of such Guarantor’s assets, or any interest therein.

Section 5.4 Financial Statements. Each Guarantor shall deliver to Lender:

(a) within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that such annual financial statements are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Guarantor;

(b) within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments); and

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(c) 20 days after request by Lender, such other financial information with respect to such Guarantor as Lender may reasonably request.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:

U.S. Bank National Association, as Trustee for the Registered Holders

of EQTY 2014-MZ Mezzanine Trust, Commercial Mezzanine Pass-Through Certificates

c/o Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044

Attention: Client Relations Manager for

                  Loan Nos. 01-0085684 & 01-0086644

Facsimile No.:

with a copy to:	Dilworth Paxson LLP 1500 Market Street, 3500E Philadelphia, PA 19102 Attention: Ajay Raju, Esq. Facsimile No.: (215) 575-7200

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with a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attn: Samuel L. Richardson, Esq. Facsimile No.: (617) 523-1231

If to Guarantors:

Whitehall Street Global Real Estate Limited Partnership 2007 and

Whitehall Parallel Global Real Estate Limited Partnership 2007

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Facsimile No.: (972) 368-3699

American Realty Capital Hospitality Operating Partnership, L.P. and

American Realty Capital Hospitality Trust, Inc.

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, New York 10022

Facsimile No.:

with a copy to:

Whitehall Street Global Real Estate Limited Partnership 2007

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Chief Financial Officer

Facsimile No.: (212) 357-5505

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Anthony J. Colletta, Esq.

Facsimile No. (212) 291-9029

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

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Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

[ARC TO PROVIDE ADDRESS]

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT

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EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

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Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE PLEDGE AGREEMENT, THE LOAN AGREEMENT, THE ASSUMPTION AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

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Section 6.13 Cooperation. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, each Guarantor shall at no cost to any Guarantor, cooperate with Lender in effecting any such Secondary Market Transaction, shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction and shall provide (or cause Borrower to provide) such information and materials as may be required or necessary pursuant to Article 9 of the Loan Agreement (on and subject to the same terms and conditions of such Article 9.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Loan Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than Borrower), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, Lender for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Loan shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Lender thereunder.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “Borrower and any subsequent owner or owners of the Collateral or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Collateral” shall include any portion of the collateral pledged for the Loan and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Collateral and/or in enforcing its rights hereunder.

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Section 6.17 Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18 Certain California State Specific Provisions.

(a) To the extent California law applies, nothing herein shall be deemed to limit the right of Lender to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Lender and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Lender, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity) or any other “environmental provision” (as defined in such Section 736) relating to the Collateral or any portion thereof or the right of Lender to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Pledge Agreement as to any Collateral that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Lender’s claim against Borrower to judgment, and any other rights and remedies permitted by law.

(b) To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty, each Guarantor represents, warrants and covenants as follows:

(i) The obligations of each Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if Borrower had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

19	Guaranty of Recourse Obligations (Mezzanine Loan)

(ii) In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any general partner, member or other constituent of Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any other person obligated to Lender with respect to the matters set forth herein, or the assets or property of any of the foregoing (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement) or to any collateral for the Loan until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against each Borrower, and each Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. Each Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Lender’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Lender to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against such parties. Each Guarantor hereby unconditionally and irrevocably waives any such defense.

(iii) In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to any Guarantor to all the indebtedness of Borrower to Lender and agrees with Lender that until either (x) a Permitted Direct Assumption has been consummated in accordance with the Loan Agreement) or (y) the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness and shall not (even following a Permitted Direct Assumption) take any action to obtain any of the collateral for the Loan. If any amount shall nevertheless be paid to a Guarantor by Borrower or another guarantor prior to

20	Guaranty of Recourse Obligations (Mezzanine Loan)

payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Further, no Guarantor shall have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Note, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(iv) Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower’s Obligations. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if such Guarantor had not given this waiver, would otherwise limit such Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of such Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if such Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Pledge or any mortgage, deed of trust or other security instrument that may now or hereafter be executed by Borrower for the benefit of Lender, each Guarantor shall remain bound under this Guaranty (other than as set forth in Section 1.10).

(v) Likewise, each Guarantor waives (i) any and all rights and defenses available to any Guarantor under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses any Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by Lender; and (iii) all rights and defenses that any Guarantor may have because Borrower’s debt is secured by any real property. This means, among other things, that Lender may collect from Guarantors without first foreclosing on any real or personal property collateral pledged by Borrower or Owner, and that if Lender forecloses on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantors even if Lender, by

21	Guaranty of Recourse Obligations (Mezzanine Loan)

foreclosing on the real property collateral, has destroyed any rights Guarantors may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because Borrower’s debt is secured by any real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

The provisions of this Section 6.18 shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except the final and indefeasible payment in full of the Guaranteed Obligations.

[NO FURTHER TEXT ON THIS PAGE.]

22	Guaranty of Recourse Obligations (Mezzanine Loan)

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page

Guaranty of Recourse Obligations (Mezzanine Loan)

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007, a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited liability partnership

By:	WH Parallel Advisors, L.L.C. 2007, a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

Signature Page

24	Guaranty of Recourse Obligations

Environmental Indemnity – Mortgage Loan

Berkadia Loan No. 01-0085683 & 01-0086643

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of December             , 2014, by ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I TFGL OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I BHGL OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I PXGL OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I GBGL OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NFGL OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I MBGL 1000 OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I MBGL 950 OWNER, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I DLGL OWNER, LP, a Delaware limited partnership, and ARC HOSPITALITY PORTFOLIO I SAGL OWNER, LP, a Delaware limited partnership, each having an office at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (each, a “Borrower”, and together with their respective permitted successors and assigns, collectively, “Borrowers”), AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, each having an office at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, each having an office at c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282 (each, a “Non-Borrower Indemnitor”, and together with their respective permitted successors and assigns, collectively, “Non-Borrower Indemnitors”; and together with Borrowers, “Indemnitors”, and each, an “Indemnitor”), in favor of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, having an office at c/o Berkadia Commercial Mortgage LLC, 118 Welsh Road, Horsham, Pennsylvania 19044 (together with its successors and/or assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

1. Pursuant to a certain Assumption and Release Agreement dated as of the date hereof (the “Assumption Agreement”), Indemnitee is prepared to consent to the assumption (the “Assumption”) of a loan by Borrowers from W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership (collectively, the “Original Borrower”), in the original principal amount of $865,000,000.00, which loan is evidenced by that certain (i) Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and

Environmental Indemnity Agreement

supplements thereto, the “A-1 Note”), from Original Borrower in the original principal amount of $519,000,000.00 (the “A-1 Loan”), and (ii) Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-2 Note” and together with the A-1 Note, the “Note”), from Original Borrower in the original principal amount of $346,000,000.00 (the “A-2 Loan” and together with the A-1 Loan, the “Loan”), each in favor of German American Capital Corporation, a Maryland corporation (“Original Indemnitee”). The Loan is evidenced by that certain Loan Agreement, dated as of April 11, 2014, as amended by that certain First Amendment to Loan Agreement, dated as of June 18, 2014 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and secured by the Mortgage (as defined in the Loan Agreement) encumbering the Properties. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, as amended by the Assumption Agreement.

2. Original Indemnitee assigned, sold and transferred its interest in the Loan and the Loan Documents to Indemnitee and Indemnitee is the current holder of all of Original Indemnitee’s interest in the Loan and Loan Documents.

3. Each Indemnitor acknowledges receipt and approval of copies of the Loan Documents.

4. Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in Borrowers and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee consenting to the Assumption of the Loan by Borrowers.

5. Indemnitee is unwilling to consent to the Assumption unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

6. Indemnitors are entering into this Agreement to induce Indemnitee to consent to the Assumption of the Loan by Borrowers.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1. Environmental Representations and Warranties. Except as otherwise disclosed by those reports listed on Schedule I attached hereto and made a part hereof in respect of the Properties (referred to below collectively as the “Environmental Reports”), copies of which have been provided to Indemnitee and/or Original Indemnitee, to Indemnitor’s knowledge and except as would not have a material adverse effect individually or in the aggregate on the

2	Environmental Indemnity Agreement

business or condition (financial or otherwise) of Borrower or any Individual Borrower, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee and/or Original Indemnitee in writing pursuant to the Environmental Reports; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from any Individual Property which have not been remediated as required under Environmental Laws; (c) there is no threat of any Release of Hazardous Substances migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been remediated as required under Environmental Laws; (e) none of Indemnitors know of, or have received, any written or oral notice or other communication from any Person (including, but not limited to, any Governmental Authority) relating to any Release or Remediation (defined below) of any Hazardous Substance, of possible liability of any Indemnitor pursuant to any Environmental Law, any other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) no Toxic Mold (as defined below) is present in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at any Individual Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations for which any Legal Requirement applicable to such Individual Property would require such removal; and (g) Indemnitors have truthfully and fully provided to Indemnitee and/or Original Indemnitee, in writing, any and all material information relating to conditions in, on, under or from each Individual Property that is actually known to any Indemnitor and that is contained in the files and records of any Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from each Individual Property and/or to the environmental condition of each Individual Property.

2. Environmental Covenants. Each Indemnitor covenants and agrees that (a) all uses and operations on or of each Individual Property, whether by any of the Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property (except in compliance with all applicable Environmental Laws and with permits issued pursuant thereto); (c) there shall be no Hazardous Substances in, on or under any Individual Property, except those that are both (i) in compliance with all applicable Environmental Laws and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee and/or Original Indemnitee in writing; (d) Indemnitors shall keep each Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); provided, that after prior notice to Indemnitee, Indemnitors, at their own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Environmental Liens, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of

3	Environmental Indemnity Agreement

being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall promptly upon final determination thereof pay the amount of any such Environmental Liens, together with all costs, interest and penalties which may be payable in connection therewith, (5) to insure the payment of such Environmental Liens, Indemnitors shall deliver to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the contested amount if such contested amount will be less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of such contested amount if such contested amount will be equal to or greater than one million dollars ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Indemnitee in its reasonable discretion, (6) failure to pay such Environmental Liens will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(d); (e) Indemnitors shall, at their sole cost and expense, fully and in a timely manner cooperate in all activities pursuant to Section 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews upon reasonable advance written request and at reasonable times and places; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Individual Property, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed by Indemnitee to have occurred or to exist at any Individual Property (which request shall briefly describe the basis for Indemnitee’s belief) (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, such assessment or investigation to be in scope and nature appropriate to the suspected event or condition) that would be reasonably expected to have an adverse effect on any Individual Property or on the business or condition (financial or otherwise) of Borrower, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate any required Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from any Individual Property; (ii) comply with any applicable Environmental Law; and/or (iii) comply with any directive from any Governmental Authority having jurisdiction over the applicable Individual Property requiring any action relating to any environmental condition in, on, under, from or migrating toward such Individual Property; provided, that with respect to clauses (g)(ii) and (iii), after notice to Indemnitee, Indemnitors, at their own expense, may suspend, or cause to be suspended, such compliance and contest, or cause to be contested by appropriate legal proceeding, conducted in good faith and with due diligence, the applicability of any Environmental Law, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall promptly upon final determination thereof take all acts then necessary to comply with such Environmental Law, together with the payment of all costs, interest and

4	Environmental Indemnity Agreement

penalties which may be payable in connection therewith, (5) to insure the performance of such legal obligations and the payment of all related costs, Indemnitors shall deliver to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the maximum costs and expenses that are reasonably expected to be incurred in connection with such proceeding, including costs of compliance if Indemnitors are required to do so (collectively, the “Maximum Cost”) if such Maximum Cost is less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of the Maximum Cost if such Maximum Cost is equal to or greater than one million dollars ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the Maximum Cost from a surety acceptable to Indemnitee in its reasonable discretion, (6) failure to comply with such Environmental Laws will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(g); (h) none of the Indemnitors shall do or knowingly allow any tenant or other user of any Individual Property to do any act that is in non-compliance with any applicable Environmental Law, impairs or may impair the value of any Individual Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to any Individual Property; (i) if following the date hereof, it is determined that any Individual Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Indemnitors agree, at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if following the date hereof, it is determined that any Individual Property contains asbestos or asbestos-containing material (“Asbestos”) present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Borrowers shall at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if a Lead Based Paint Report or Asbestos Report is required to be prepared pursuant to clauses (i) or (j) of this Section 2, on or before thirty (30) days following the preparation of such report, Indemnitors shall, at their sole cost and expense, develop and implement an operations and maintenance plan to manage such condition(s) on the applicable Individual Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (1) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, Indemnitors shall

5	Environmental Indemnity Agreement

promptly remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Law, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall promptly notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards any Individual Property in material violation of, or as might be reasonably expected to result in material liability under, any Environmental Law; (B) material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any Individual Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to a material or unlawful Release, or threatened Release, of Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law concerning any Individual Property or the Property, other environmental conditions in connection with any Individual Property or any actual or threatened administrative or judicial proceedings in connection with any environmental matters referred to in this Agreement.

3. Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on any Individual Property, other than conditions expressly disclosed in the Environmental Reports, that does not (a) endanger any tenants or other occupants of such Individual Property or their guests or the general public, or (b) materially and adversely affect the value of such Individual Property, upon reasonable written notice from the Indemnitee, describing in reasonable detail the basis for such belief, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit of such hazard (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing reasonably determined by Indemnitee to be required to assess such condition and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on such Individual Property that endangers any tenant or other occupant of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property, upon reasonable notice to Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of such Individual Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole, but good faith discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing, reasonably determined by the Indemnified Parties to be required to assess the condition. Indemnitors shall cooperate with and provide, upon advance notice to each of them, the Indemnified Parties and any such Person designated by the Indemnified Parties with access to each Individual Property.

6	Environmental Indemnity Agreement

4. Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Individual Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Individual Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Individual Property of any Hazardous Substances at any time located in, under, on or above such Individual Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of such Individual Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [intentionally omitted]; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances in, on, above or under any Individual Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in accepting any Hazardous Substances in, on, above or under any Individual Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, in each case, with respect to environmental matters concerning any Individual Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Individual Property; and (l) any misrepresentation or inaccuracy in any representation or warranty contained in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

7	Environmental Indemnity Agreement

Notwithstanding the provisions of this Agreement to the contrary, the foregoing indemnity shall not apply to Losses caused solely by the gross negligence or willful misconduct of any Indemnified Party.

5. Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include an Indemnitor (or any affiliate of an Indemnitor) and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from or in addition to those available to such Indemnitor (or such Affiliate of such Indemnitor), or (B) the use of the attorneys engaged by such Indemnitor (or such affiliate of Indemnitor) would present such attorneys with a conflict of interest, Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Individual Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition

8	Environmental Indemnity Agreement

of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the physical condition or use of any Individual Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Individual Property.

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, and lead-containing materials, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Properties, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Individual Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business), but shall not include any Person who acquires the Property at any time after the completion of a foreclosure, sale by power of sale, or deed in lieu of foreclosure, and any Person claiming by, through or under such acquirer, in their capacity as such.

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor or any credit rating agency.

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The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Non-Borrower Indemnitor Affiliate” shall mean any Non-Borrower Indemnitor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Non-Borrower Indemnitor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Non-Borrower Indemnitor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Non-Borrower Indemnitor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Non-Borrower Indemnitors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Non-Borrower Indemnitors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person; provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Non-Borrower Indemnitor Affiliate (x) to the extent Controlled by a Controlling Mezzanine Lender in the exercise of its Direct Control Remedies or (y) in connection with or by virtue solely of any direct or indirect interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Non-Borrower Indemnitor Affiliate. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a Mezzanine Loan is held by a Non-Borrower Indemnitor Affiliate, the related Mezzanine Lender will be deemed a Non-Borrower Indemnitor Affiliate unless such Non-Borrower Indemnitor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such Mezzanine Loan that are not Non-Borrower Indemnitor Affiliates control the administration of such Mezzanine Loan and the enforcement of the rights and remedies of such Mezzanine Lender. A Non-Borrower Indemnitor Affiliate is a “Disabled Participant” with respect to a Mezzanine Loan if it has no right to exercise any voting or other control rights with respect to such Mezzanine Loan (other than the right to approve amendments to the material economic terms of such Mezzanine Loan).

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

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The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at any Individual Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to any environmental matter referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Individual Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

7. Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage, the Assumption Agreement or any other Loan Document to or with Indemnitee by one or more of the Borrowers or any Person who succeeds one or more of the Borrowers or any Person as owner of any Individual Property (subject to the express provisions of Section 9 hereof). In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage, the Assumption Agreement or any of the other Loan Documents, (ii) unless a substitute Indemnitor acceptable to Indemnitee in accordance with the Loan Agreement has agreed in writing to be bound by the terms of this Agreement, but subject to Section 9 and Section 10 hereof, any sale or transfer of all or part of any Individual Property, or any sale or other assignment by any Non-Borrower Indemnitor of its direct or indirect ownership interests in any Borrower, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage, the Assumption Agreement or any of the other Loan Documents limiting Indemnitee’s recourse to the Properties or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against any of the Indemnitors, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrowers under the Note, the Loan Agreement, the Mortgage, the Assumption Agreement or any of the other Loan Documents or herein, (v) the release of any of the Indemnitors (including, if applicable, Borrowers) or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents, by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Mortgage, the Assumption Agreement or file any of the UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

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8. Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage, the Assumption Agreement or any other Loan Documents or any of portion of any Individual Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Mortgage or exercising any other rights and remedies thereunder, subject to the terms of the Loan Agreement. This Agreement is not collateral or security for the Obligations of Borrowers pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrowers pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

9. Limitations on Liability of Non-Borrower Indemnitors.

(a) Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i) any foreclosure upon a Mezzanine Loan Default by a Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate of the direct ownership interests in the Borrowers, the SPC Party or any Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for any Mezzanine Loan to, on behalf of or for the account of any Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate) shall have Control of, any one or more of the Borrowers (each such Borrower, a “Divested Borrower”), or

(ii) any foreclosure (whether judicially or non judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the account of Lender or a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the account of Lender taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”),

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then, in such cases, Non-Borrower Indemnitors shall not have any liability under the Loan Documents for any Losses arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate); provided that Non-Borrower Indemnitors shall remain liable hereunder for any Losses to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

(b) In the event that a Permitted Direct Assumption or Permitted Indirect Assumption, shall occur in accordance with Section 7.1 of the Loan Agreement, and Lender receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Lender shall execute and deliver a release of Non-Borrower Indemnitors for any Losses arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Non-Borrower Indemnitor or any Non-Borrower Indemnitor Affiliate); provided, however, that Non-Borrower Indemnitors shall remain liable hereunder for any Losses arising from any action or event occurring prior to the Assumption Release Date.

(c) In the event that a Mezzanine Loan Default shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not a Non-Borrower Indemnitor Affiliate and such related Mezzanine Lender, pursuant to the exercise of remedies under the Mezzanine Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Borrowers, SPC Party or Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such ownership interests in the applicable Borrowers, SPC Party or Mezzanine Borrower so pledged as collateral for such Mezzanine Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Non-Borrower Indemnitor Affiliate to take control of the equity pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender, or such receiver, trustee, liquidator, conservator or other third-party appointed by such Mezzanine Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Non-Borrower Indemnitors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Borrower, the SPC Party or any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate.

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10. Survival. Except as expressly provided to the contrary in Section 9 hereof, the obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate three (3) years after the payment in full (or, if later, after delivery of the Environmental Report described in this sentence), in accordance with the Loan Agreement, of the Debt solely as to an Individual Property as to which at the time of such payment (or at any time thereafter) Indemnitee has been furnished an updated Environmental Report in form and substance, and from an environmental consultant, reasonably acceptable to Indemnitee and acceptable to the Rating Agencies, which updated Environmental Report discloses, as of the date of such repayment (or, if later, the date of the delivery thereof), no actual or threatened (other than as disclosed in the Environmental Report delivered to Indemnitee by Indemnitor in connection with the origination of the Loan) (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with any Individual Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) Environmental Liens encumbering any Individual Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under any Individual Property that has not been fully remediated as required by applicable Environmental Laws.

11. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Default Rate.

12. Waivers.

(a) Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Debt shall have been paid in full.

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(b) EACH INDEMNITOR AND EACH INDEMNIFIED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR AND INDEMNIFIED PARTY.

13. Subrogation. Each Indemnitor hereby agrees that it shall take any and all commercially reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Individual Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

14. Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Individual Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or any Individual Property is subject;

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(c) to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, that has not been obtained as of the execution hereof, is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

15. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16. Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to the presence or potential presence of Hazardous Substances on, from or affecting any Individual Property in violation of applicable Environmental Laws, and (ii) any legal action brought against such party or related to any Individual Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 17 hereof.

17. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 17. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

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If to Indemnitee:

U.S. Bank National Association, as Trustee for the Registered Holders

of EQTY 2014-INNS Mortgage Trust, Commercial Mortgage Pass-Through Certificates

c/o Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044

Attention: Client Relations Manager for

                Loan Nos. 01-0085683 & 01-0086643

Facsimile No.:

with a copy to:	Dilworth Paxson LLP 1500 Market Street, 3500E Philadelphia, PA 19102 Attention: Ajay Raju, Esq. Facsimile No.: (215) 575-7200

If to Borrowers:	c/o American Realty Capital 405 Park Avenue, 15th Floor New York, New York 10022 Facsimile No.:

with a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attn: Samuel L. Richardson, Esq. Facsimile No.: (617) 523-1231

If to Non-Borrower Indemnitors:

Whitehall Street Global Real Estate Limited Partnership 2007 and

Whitehall Parallel Global Real Estate Limited Partnership 2007

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Facsimile No.: (972) 368-3699

American Realty Capital Hospitality Operating Partnership, L.P. and

American Realty Capital Hospitality Trust, Inc.

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, New York 10022

Facsimile No.:

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with a copy to:

Whitehall Street Global Real Estate Limited Partnership 2007

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Chief Financial Officer

Facsimile No.: (212) 357-5505

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Anthony J. Colletta, Esq.

Facsimile No. (212) 291-9029

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 17. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

18. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20. Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

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21. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except in accordance with the Loan Agreement. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, unless otherwise permitted by the Loan Agreement, and any attempted assignment without such consent shall be null and void.

22. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement, the Assumption Agreement or the other Loan Documents or would otherwise have at law or in equity.

24. Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

25. Governing Law; Jurisdiction; Service of Process.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE

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FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, AT INDEMNITEE’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

[ARC TO PROVIDE ADDRESS]

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE

20	Environmental Indemnity Agreement

SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE INDEMNIFIED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITORS IN ANY OTHER JURISDICTION.

26. Miscellaneous.

(a) Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

27. Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

28. Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

29. California State Specific Provisions.

(a) Environmental Provisions. To the extent California law applies, nothing herein shall be deemed to limit the right of Indemnitee to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any out-of-pocket costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Indemnitee and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Indemnitee, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to any Individual Property or any portion thereof or the right of Indemnitee to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Mortgage as to any parcel of any Individual Property that is “environmentally

21	Environmental Indemnity Agreement

impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against any one or both Borrowers, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Indemnitee’s claim against such Borrower or Borrowers to judgment, and any other rights and remedies permitted by law.

(b) Additional Indemnitor Waivers. To the extent California law applies, in addition to and not in lieu of any other provisions of this Agreement, each Indemnitor represents, warrants and covenants as follows:

(i) The obligations of each Indemnitor under this Agreement shall be performed without demand by Indemnitee and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Indemnitor shall be liable even if any one or more of the Borrowers had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Indemnitor’s liability may be larger in amount and more burdensome than that of any one or more of the Borrowers. Each Indemnitor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that such Indemnitor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(ii) In accordance with Section 2856 of the California Civil Code, each Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Indemnitee even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Indemnitor hereby authorizes and empowers Indemnitee to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Indemnitor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Indemnitor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to any Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any general partner, member or other constituent of any Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any other

22	Environmental Indemnity Agreement

person obligated to Indemnitee with respect to matters set forth herein, or the assets or property of any of the foregoing (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement) or to any collateral for the Loan until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Indemnitee under the Loan Documents have been fully performed, and Indemnitee has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by any Borrower or others to Indemnitee with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Indemnitor expressly waives any and all rights of subrogation against each Borrower, and each Indemnitor hereby waives any rights to enforce any remedy which Indemnitee may have against any Borrower and any right to participate in any collateral for the Loan. Each Indemnitor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Indemnitee’s realization through nonjudicial foreclosure upon any real property constituting security for any Borrower’s obligations under the Loan Documents could terminate any right of Indemnitee to recover a deficiency judgment against one or more of the Borrowers, thereby terminating subrogation rights which such parties otherwise might have against such Borrower or Borrowers. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties. Each Indemnitor hereby unconditionally and irrevocably waives any such defense.

(iii) In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness of each Borrower now or hereafter owed to any Indemnitor to all the indebtedness of the Borrowers to Indemnitee and agrees with Indemnitee that until either (x) a Permitted Direct Assumption has been consummated in accordance with the Loan Agreement or (y) the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Indemnitee under the Loan Documents have been fully performed, and Indemnitee has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by any Borrower or others to Indemnitee with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code, no Indemnitor shall demand or accept any payment of principal or interest from any Borrower, claim any offset or other reduction of any Indemnitor’s obligations hereunder because of any such indebtedness and shall not (even following a Permitted Direct Assumption) take any action to obtain any of the collateral for the Loan. If any amount shall nevertheless be paid to an Indemnitor by any Borrower or another guarantor prior to payment in full of the Guaranteed Obligations (as defined in the Guaranty), such amount shall be held in trust for the benefit of Indemnitee and shall forthwith be paid to Indemnitee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Further, no Indemnitor shall have any right of recourse against Indemnitee by reason of any action Indemnitee may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents. Without limiting the generality of the foregoing, each Indemnitor hereby waives, to the fullest extent permitted by law,

23	Environmental Indemnity Agreement

diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Note, this Agreement, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Indemnitee’s rights against such Indemnitor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by any Borrower of any obligation or indebtedness.

(iv) Without limiting the foregoing, but subject to the same limitations set forth above, each Indemnitor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Indemnitor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Indemnitor may have by reason of protection afforded to any Borrower with respect to any of the obligations of any Indemnitor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging such Borrower’s Obligations. Without limiting the generality of the foregoing, each Indemnitor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if such Indemnitor had not given this waiver, would otherwise limit such Indemnitor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of such Indemnitor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if such Indemnitor had not given this waiver, would otherwise limit Indemnitee’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if such Indemnitor had not given this waiver, among other things, would otherwise require Indemnitee to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Mortgage, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by Indemnitee’s acceptance of a deed in lieu of foreclosure, each Indemnitor shall remain bound under this Agreement (other than as set forth in Section 9 or Section 10.

(v) Likewise, each Indemnitor waives (i) any and all rights and defenses available to such Indemnitor under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses such Indemnitor may have with respect to its obligations as a guarantor by reason of any election of remedies by Indemnitee; and (iii) all rights and defenses that such Indemnitor may have because Borrowers’ debt is secured by real property. This means, among other things, that Indemnitee may collect from Indemnitors without first foreclosing on any real or personal property collateral pledged by any Borrower, and that if Indemnitee forecloses on any real property collateral pledged by any Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Indemnitee may collect from Indemnitors even if Indemnitee, by

24	Environmental Indemnity Agreement

foreclosing on the real property collateral, has destroyed any rights Indemnitors may have to collect from such Borrower or Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses any Indemnitor may have because Borrowers’ debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

The provisions of this Section 29(b) shall survive any satisfaction and discharge of any one or more of the Borrowers by virtue of any payment, court order or any applicable law, except the indefeasible payment in full of the Debt.

30. Unsecured Obligations. Indemnitors hereby acknowledge that Lender’s appraisal of the Properties is such that Lender is not willing to accept the consequences of the inclusion of Indemnitors’ indemnity set forth herein among the obligations secured by the Mortgage and the other Loan Documents and that Lender would not enter into the Loan Agreement but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Indemnitors set forth in the Loan Agreement, the Assumption Agreement and/or the Mortgage and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Mortgage or the security interests or other collateral described in the Mortgage or the other Loan Documents, it being the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Mortgage, the Loan Agreement, the Assumption Agreement or the other Loan Documents or the liens or security interests created therein.

[NO FURTHER TEXT ON THIS PAGE]

25	Environmental Indemnity Agreement

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

[ADD NEW BORROWER SIGNATURES]

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page	Environmental Indemnity Agreement

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007, a Delaware limited liability company Its: General Partner

By:
Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Parallel Advisors, L.L.C. 2007, a Delaware limited liability company Its: General Partner

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page	Environmental Indemnity Agreement

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Hospitality Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:
Name:
Title:

Signature Page	Environmental Indemnity Agreement

SCHEDULE I

LIST OF ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No: 28280; Hampton Inn 10 Ulenski Drive, Colonie, New York

2.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 6901 Arvada North East, Albuquerque, New Mexico

3.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1 Buckstone Place, Asheville, North Carolina

4.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 166 North Finley Street, Athens, Georgia

5.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Fairfield Inn & Suites 2450 Paces Ferry Road, Atlanta, Georgia

6.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 6080 Blue Bonnet Boulevard, Baton Rouge, Louisiana

7.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 110 Harper Park Drive, Beckley, West Virginia

8.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Birmingham/Mountain Brook 2731 US Highway 280 South, Mountain Brook, Alabama

9.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place-Bloomington 7800 International Drive, Bloomington, Minnesota

10.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Cincinnati/Blue Ash 11435 Reed Hartman Highway, Blue Ash, Ohio

11.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1455 Yamato Road, Boca Raton, Florida

12.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1401 Lusk Street, Boise, Idaho 83706

13.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Bowling Green-Convention Center 1010 Wilkinson Trace, Bowling Green, Kentucky

14.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn & Suites 1475 West Gateway Boulevard, Boynton Beach, Florida

Schedule I	Environmental Indemnity Agreement

15.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 215 Chestnut Street, Chattanooga, Tennessee

16.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 7013 Shallowford Road, Chattanooga, Tennessee

17.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 40 East Grand Avenue, Chicago, Illinois

18.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3880 North Academy Boulevard, Colorado Springs, Colorado

19.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 7245 Commerce Center Drive, Colorado Springs, Colorado

20.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Columbus Airport 5585 Whitesville Road, Columbus, Georgia

21.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 7490 Vantage Drive, Columbus, Ohio

22.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Pickwick Dam—At Shiloh Falls 90 Old South Road, Counce, Tennessee

23.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; The Hampton Inn 4555 Beltway Drive, Dallas, Texas

24.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Fairfield Inn 2110 Market Center Boulevard, Dallas, Texas

25.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 2150 Market Center Boulevard, Dallas, Texas

26.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 660 West Hillsboro Boulevard, Deerfield Beach, Florida

27.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 3920 Tuller Road, Dublin, Ohio

28.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3040 Eagandale Place, Eagan, Minnesota

29.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Los Angeles 2135 East El Segundo Boulevard, El Segundo, California 90245

Schedule I	Environmental Indemnity Agreement

30.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 370 North Illinois Route 83, Elmhurst, Illinois 60126

31.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1922 Cedar Creek Road, Fayetteville, North Carolina

32.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 2960 Colonial Boulevard, Ft. Myers, Florida

33.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 650 Bakers Bridge Avenue, Franklin, Tennessee

34.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn & Suites 7141 South Springs Drive, Franklin, Tennessee

35.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 3700 SW 42nd Street, Gainesville, Florida

36.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1859 Remount Road, Gastonia, North Carolina

37.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites by Hilton 7855 Wolf River Boulevard, Germantown, Tennessee

38.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 6617 Governor Ritchie Highway, Glen Burnie, Maryland

39.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 4100 Cox Road, Glenn Allen, Virginia

40.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 5550 Grand Avenue, Gurnee, Illinois

41.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Birmingham 2980 John Hawkins Parkway, Hoover, Alabama

42.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 7922 Mosley Road, Houston, Texas 77061

43.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 9104 Keystone Crossing, Indianapolis, Indiana

44.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 14668 Duval Road, Jacksonville, Florida

45.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Kansas City-Airport 11212 North Newark Circle, Kansas City, Missouri

Schedule I	Environmental Indemnity Agreement

46.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 215 Langley Place, Knoxville, Tennessee

47.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 216 Langley Place, Knoxville, Tennessee

48.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place at Las Vegas 4520 Paradise Road, Las Vegas, Nevada 89109

49.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1951 Pleasant Ridge Drive, Lexington, Kentucky

50.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 2688 Pink Pigeon Parkway, Lexington, Kentucky

51.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 863 South Broadway, Lexington, Kentucky

52.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 940 International Drive, Linthicum, Maryland

53.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Louisville Downtown Hotel 100 South Second Street, Louisville, Kentucky

54.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3900 Sheraton Drive, Macon, Georgia

55.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 32420 Stephenson Highway, Madison Heights, Michigan

56.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 1750 Pembrook Drive, Maitland, Florida

57.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 2454 Old Dorsett Road, Maryland Heights, Missouri

58.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Memphis—Poplar 5320 Poplar Avenue, Memphis, Tennessee

59.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Memphis Wolfchase Galleria 7905 Giacosa Place, Memphis, Tennessee

60.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place—Airport 3655 NW 82nd Avenue, Miami, Florida

61.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Holiday Inn Express 11520 SW 88th Street, Miami (Kendall), Florida

Schedule I	Environmental Indemnity Agreement

62.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1000 West I-65 Service Road South, Mobile, Alabama

63.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Mobile 950 West I-65 Service Road South, Mobile, Alabama

64.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1053 Van Voorhis Road, Morgantown, West Virginia

65.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Holiday Inn 250 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina

66.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 4701 Saul White Boulevard, North Charleston, South Carolina

67.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 8501 Hampton Boulevard, Norfolk, Virginia

68.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 20600 Haggerty Road, Northville, Michigan

69.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 4361 West Reno Avenue, Oklahoma City, Oklahoma

70.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Omaha 6990 Dodge Street, Omaha, Nebraska

71.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Embassy Suites 8250 Jamaican Court, Orlando, Florida

72.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Overland Park 10591 Metcalf Frontage Road, Overland Park, K ansas

73.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Overland Park 6801 W. 112th Street, Overland Park, Kansas

74.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 4001 RCA Boulevard, Palm Beach Gardens, Florida

75.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites Peabody 57 Newbury Street, Peabody, Massachusetts

76.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites Peabody 57 Newbury Street, Peabody, Massachusetts

77.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 2001 East Highland Avenue, Phoenix, Arizona

Schedule I	Environmental Indemnity Agreement

78.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1710 NE Multnomah Street, Portland, Oregon

79.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 4225 Route 1, Princeton (S. Brunswick Township), NJ

80.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hilton Garden Inn Round Rock 2310 North IH-35, Round Rock, Texas

81.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 2960 Hoppe Trail, Round Rock, Texas

82.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 3636 NW Loop 410, San Antonio, Texas 78201

83.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 4323 Spectrum One, San Antonio, Texas 78230

84.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn San Diego 12011 Scripps Highland Drive, San Diego, CA 92131

85.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites San Diego 12032 Scripps Highland Drive, San Diego, CA 92131

86.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1040 University Parkway, Sarasota, Florida

87.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard 850 University Parkway, Sarasota, Florida

88.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Marriott Residence Inn 5710 White Bluff Road, Savannah, Georgia

89.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 22 Montage Mountain Road, Scranton, Pennsylvania

90.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites by Hilton-Cincinnati 2670 East Kemper Road, Sharonville, Ohio

91.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 900 Mays Landing Road, Somers Point, New Jersey

92.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1101 East College Avenue, State College, Pennsylvania

93.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1880 Raymond Diehl Road, Tallahassee, Florida

Schedule I	Environmental Indemnity Agreement

94.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 1972 Raymond Diehl Road, Tallahassee, Florida

95.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 13420 N. Telecom Parkway, Tampa, Florida

96.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 4811 West Main Street, Tampa, Florida

97.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 9719 Princess Palm Avenue, Tampa, Florida

98.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 90 Park Road, Tinton Falls, New Jersey

99.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Tucson 6477 East Speedway Boulevard, Tucson, AZ 85710

100.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1094 Chris Drive, West Columbia, South Carolina

101.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 2025 Vista Parkway, West Palm Beach, Florida

102.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 450 Center Drive NW, Walker, Michigan

103.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 500 Center Drive NW, Walker, Michigan

104.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 29690 Detroit Road, Westlake, Ohio

105.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn by Marriott 35 Hurricane Lane, Williston, Vermont

106.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 65 Ella T. Grasso Turnpike, Windsor Locks, Connecticut

Schedule I	Environmental Indemnity Agreement

Environmental Indemnity – Mezzanine Loan

Berkadia Loan No. 01-0085684 & 01-0086644

ENVIRONMENTAL INDEMNITY AGREEMENT

(MEZZANINE)

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (MEZZANINE) (this “Agreement”) is made as of December             , 2014, by ARC HOSPITALITY PORTFOLIO I MEZZ, LP, a Delaware limited partnership, having an office at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (“Borrower”), AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, each having an office at c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership, each having an office at c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282 (each, a “Non-Borrower Indemnitor”, and together with their respective permitted successors and assigns, collectively, “Non-Borrower Indemnitors”; and together with Borrower, “Indemnitors”, and each, an “Indemnitor”), in favor of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-MZ MEZZANINE TRUST, COMMERCIAL MEZZANINE PASS-THROUGH CERTIFICATES, having an office at c/o Berkadia Commercial Mortgage LLC, 118 Welsh Road, Horsham, Pennsylvania 19044 (together with its successors and/or assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

1. Pursuant to a certain Assumption and Release Agreement (Mezzzanine) dated as of the date hereof (the “Assumption Agreement”), Indemnitee is prepared to consent to the assumption (the “Assumption”) of a loan by Borrower from WNT Mezz I, LLC, a Delaware limited liability company (the “Original Borrower”), in the original principal amount of $111,000,000.00, which loan is evidenced by that certain (i) Mezzanine Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-1 Note”), from Original Borrower in the original principal amount of $66,600,000.00 (the “A-1 Loan”), and (ii) Mezzanine Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-2 Note” and together with the A-1 Note, the “Note”), from Original Borrower in the original principal amount of $44,400,000.00 (the “A-2 Loan” and together with the A-1 Loan, the “Loan”), each in favor of German American Capital Corporation, a Maryland corporation (“Original Indemnitee”). The Loan is evidenced by that certain Mezzanine Loan Agreement, dated as of April 11, 2014 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and secured by that certain Pledge and Security Agreement (Mezzanine), dated as of April 11, 2014, from Original Borrower for the benefit of Original Indemnitee (the “Original Pledge Agreement”), as replaced by that certain Pledge and Security Agreement (Mezzanine) of even date herewith

Environmental Indemnity Agreement (Mezzanine Loan)

from Borrower for the benefit of Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Pledge Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, as amended by the Assumption Agreement.

2. Original Indemnitee assigned, sold and transferred its interest in the Loan and the Loan Documents to Indemnitee and Indemnitee is the current holder of all of Original Indemnitee’s interest in the Loan and Loan Documents.

3. Each Indemnitor acknowledges receipt and approval of copies of the Loan Documents.

4. Borrower is the legal and beneficial direct or indirect owner of (A) 100% of the issued and outstanding limited liability company interests in (i) ARC Hospitality Portfolio I Owner, LLC, a Delaware limited liability company, (ii) ARC Hospitality Portfolio I TFGL Owner, LLC, a Delaware limited liability company, (iii) ARC Hospitality Portfolio I BHGL Owner, LLC, a Delaware limited liability company, (iv) ARC Hospitality Portfolio I PXGL Owner, LLC, a Delaware limited liability company, (v) ARC Hospitality Portfolio I GBGL Owner, LLC, a Delaware limited liability company, (vi) ARC Hospitality Portfolio I NFGL Owner, LLC, a Delaware limited liability company, (vii) ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, a Delaware limited liability company, (viii) ARC Hospitality Portfolio I MBGL 950 Owner, LLC, a Delaware limited liability company, (ix) ARC Hospitality Portfolio I NTC Owner, LP, a Delaware limited partnership, (x) ARC Hospitality Portfolio I DLGL Owner, LP, a Delaware limited partnership, and (xi) ARC Hospitality Portfolio I SAGL Owner, LP, a Delaware limited partnership (collectively, the “Mortgage Borrowers” and each a “Mortgage Borrower”), and (B) 100% of the issued and outstanding limited liability company interests in ARC Hospitality Portfolio I NTC Owner GP, LLC, a Delaware limited liability company and the general partner of (i) ARC Hospitality Portfolio I NTC Owner, LP, a Delaware limited partnership, (ii) ARC Hospitality Portfolio I DLGL Owner, LP, a Delaware limited partnership, and (iii) ARC Hospitality Portfolio I SAGL Owner, LP, a Delaware limited partnership (“General Partner”).

5. Each Mortgage Borrower owns certain real property as more specifically set forth on Schedule I attached hereto and incorporated herein by reference (collectively, the “Properties” and each an “Individual Property”).

6. Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Mortgage Borrowers, the General Partner and the Borrower and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee consenting to the assumption of the Mortgage Loan by Mortgage Borrowers.

7. Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in Borrower and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee consenting to the Assumption of the Loan by Borrower.

2	Environmental Indemnity Agreement (Mezzanine Loan)

8. Indemnitee is unwilling to consent to the Assumption unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

9. Indemnitors are entering into this Agreement to induce Indemnitee to consent to the Assumption of the Loan by Borrower.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1. Environmental Representations and Warranties. Except as otherwise disclosed by those reports listed on Schedule II attached hereto and made a part hereof in respect of the Properties (referred to below collectively as the “Environmental Reports”), copies of which have been provided to Indemnitee and/or Original Indemnitee, to Indemnitors’ knowledge and except as would not have a material adverse effect individually or in the aggregate on the business or condition (financial or otherwise) of Borrower or any Mortgage Borrower, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee and/or Original Indemnitee in writing pursuant to the Environmental Reports; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from any Individual Property which have not been remediated as required under Environmental Laws; (c) there is no threat of any Release of Hazardous Substances migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been remediated as required under Environmental Laws; (e) none of the Indemnitors and none of the Mortgage Borrowers knows of, or has received, any written or oral notice or other communication from any Person (including, but not limited to, any Governmental Authority) relating to any Release or Remediation (defined below) of any Hazardous Substance, of possible liability of any Indemnitor pursuant to any Environmental Law, any other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) no Toxic Mold (as defined below) is present in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, and no Indemnitor or Mortgage Borrower is aware of any conditions at any Individual Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations for which any Legal Requirement applicable to such Individual Property would require such removal; and (g) Indemnitors have truthfully and fully provided to Indemnitee and/or Original Indemnitee, in writing, any and all material information relating to conditions in, on, under or from each Individual Property that is actually known to any Indemnitor or Mortgage Borrower and that is contained in the files and records of any Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from each Individual Property and/or to the environmental condition of each Individual Property.

3	Environmental Indemnity Agreement (Mezzanine Loan)

2. Environmental Covenants. Each Indemnitor covenants and agrees that (a) all uses and operations on or of each Individual Property, whether by any of the Indemnitors, any of the Mortgage Borrowers or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property (except in compliance with all applicable Environmental Laws and with permits issued pursuant thereto); (c) there shall be no Hazardous Substances in, on or under any Individual Property, except those that are both (i) in compliance with all applicable Environmental Laws and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee and/or Original Indemnitee in writing; (d) each Indemnitor shall keep, and shall cause each Mortgage Borrower to keep, each Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); provided, that after prior notice to Indemnitee, Indemnitors may contest, or may cause any Mortgage Borrower to contest, at Indemnitors’ or such Mortgage Borrower’s sole cost and expense, by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Environmental Liens, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall, or shall cause the applicable Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Environmental Liens, together with all costs, interest and penalties which may be payable in connection therewith, (5) to insure the payment of such Environmental Liens, Indemnitors shall deliver, or shall cause the applicable Mortgage Borrower to deliver, to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the contested amount if such contested amount will be less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of such contested amount if such contested amount will be equal to or greater than one million dollars ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Indemnitee in its reasonable discretion, provided, however, Indemnitor shall not be required to deliver any security pursuant to this clause (5) if Mortgage Borrower shall have delivered security in respect of the relevant matter to the Mortgage Lender, (6) failure to pay such Environmental Liens will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(d); (e) Indemnitors shall, at their sole cost and expense, fully and in a timely manner cooperate, and shall cause each Mortgage Borrower to fully and in a timely manner cooperate, in all activities pursuant to Section 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews upon reasonable advance written request and at reasonable times and places; (f) Indemnitors shall perform, and

4	Environmental Indemnity Agreement (Mezzanine Loan)

shall cause each Mortgage Borrower to perform, at Indemnitors’ or such Mortgage Borrower’s sole cost and expense, any environmental site assessment or other investigation of environmental conditions in connection with any Individual Property, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed by Indemnitee to have occurred or to exist at any Individual Property (which request shall briefly describe the basis for Indemnitee’s belief) (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, such assessment or investigation to be in scope and nature appropriate to the suspected event or condition) that would be reasonably expected to have an adverse effect on any Individual Property or on the business or condition (financial or otherwise) of Borrower, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall comply, and shall cause each Mortgage Borrower to comply, at Indemnitors’ or such Mortgage Borrower’s sole cost and expense, with all reasonable written requests of Indemnitee to (i) effectuate any required Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from any Individual Property; (ii) comply with any applicable Environmental Law; and/or (iii) comply with any directive from any Governmental Authority having jurisdiction over the applicable Individual Property requiring any action relating to any environmental condition in, on, under, from or migrating toward such Individual Property; provided, that with respect to clauses (g)(ii) and (iii), after notice to Indemnitee, Indemnitors, at their own expense, may suspend, or cause the applicable Mortgage Borrower to suspend (at such Mortgage Borrower’s expense), such compliance and contest, or cause to be contested by appropriate legal proceeding, conducted in good faith and with due diligence, the applicability of any Environmental Law, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall promptly, or shall cause the applicable Mortgage Borrower to promptly, upon final determination thereof take all acts then necessary to comply with such Environmental Law, together with the payment of all costs, interest and penalties which may be payable in connection therewith, (5) to insure the performance of such legal obligations and the payment of all related costs, Indemnitors shall deliver, or shall cause the applicable Mortgage Borrower to deliver, to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the maximum costs and expenses that are reasonably expected to be incurred in connection with such proceeding, including costs of compliance if any Indemnitor or the applicable Mortgage Borrower is required to do so (collectively, the “Maximum Cost”) if such Maximum Cost is less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of the Maximum Cost if such Maximum Cost is equal to or greater than one million dollars ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the Maximum Cost from a surety acceptable to Indemnitee in its reasonable discretion; provided, however, Indemnitor shall not be required to deliver any security pursuant to this clause (5) if Mortgage Borrower shall have delivered security in respect of the relevant matter to the Mortgage Lender, (6) failure to comply with such Environmental Laws will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the

5	Environmental Indemnity Agreement (Mezzanine Loan)

ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(g); (h) Indemnitors shall not knowingly do or allow, or cause any Mortgage Borrower to do or allow, any tenant or other user of any Individual Property to do any act that is in non-compliance with any applicable Environmental Law, impairs or may impair the value of any Individual Property or the Collateral, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to any Individual Property; (i) if following the date hereof, it is determined that any Individual Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Indemnitors agree, at their sole cost and expense and within forty-five (45) days thereafter, to cause (or cause the applicable Mortgage Borrower to cause) to be prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if following the date hereof, it is determined that any Individual Property contains asbestos or asbestos-containing material (“Asbestos”) present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Indemnitors shall at their sole cost and expense, or cause Mortgage Borrower at Mortgage Borrower’s sole cost and expense, and within forty-five (45) days thereafter, cause to be prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if a Lead Based Paint Report or Asbestos Report is required to be prepared pursuant to clauses (i) or (j) of this Section 2, on or before thirty (30) days following the preparation of such report, Indemnitors shall develop and implement, or shall cause the applicable Mortgage Borrower to develop and implement, at Indemnitors’ or such Mortgage Borrower’s sole cost and expense, an operations and maintenance plan to manage such condition(s) on the applicable Individual Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (1) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, Indemnitors shall promptly remediate (or cause to be remediated) the Toxic Mold and perform (or cause to be performed) post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Law, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement or shall cause the applicable Mortgage Borrower to prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall promptly notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on,

6	Environmental Indemnity Agreement (Mezzanine Loan)

under, from or migrating towards any Individual Property in material violation of, or as might be reasonably expected to result in material liability under, any Environmental Law; (B) material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any Individual Property; and/or (E) any written or oral notice or other communication of which any Indemnitor or any Mortgage Borrower becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to a material or unlawful Release, or threatened Release, of Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law concerning any Individual Property or the Property, other environmental conditions in connection with any Individual Property or any actual or threatened administrative or judicial proceedings in connection with any environmental matters referred to in this Agreement.

3. Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on any Individual Property, other than conditions expressly disclosed in the Environmental Reports, that does not (a) endanger any tenants or other occupants of such Individual Property or their guests or the general public, or (b) materially and adversely affect the value of such Individual Property or the Collateral, upon reasonable written notice from the Indemnitee, describing in reasonable detail the basis for such belief, Indemnitors shall, at Indemnitors’ sole cost and expense (or cause Mortgage Borrower at Mortgage Borrower’s cost and expense to), promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit of such hazard (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing reasonably determined by Indemnitee to be required to assess such condition and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on such Individual Property that endangers any tenant or other occupant of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property or the Collateral, upon reasonable notice to Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of such Individual Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole, but good faith, discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing, reasonably determined by the Indemnified Parties to be required to assess the condition. Indemnitors shall cooperate with and cause the applicable Mortgage Borrower to provide, upon advance notice to each of them, the Indemnified Parties and any such Person designated by the Indemnified Parties with access to each Individual Property.

7	Environmental Indemnity Agreement (Mezzanine Loan)

4. Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Individual Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Individual Property; (c) any activity by any of the Indemnitors, any of the Mortgage Borrowers, any Person affiliated with any of the Indemnitors, any of the Mortgage Borrowers and/or any tenant or other user of any Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Individual Property of any Hazardous Substances at any time located in, under, on or above such Individual Property; (d) any activity by any of the Indemnitors, any of the Mortgage Borrowers, any Person affiliated with any of the Indemnitors, any of the Mortgage Borrowers and/or any tenant or other user of any Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any of the Mortgage Borrowers, any Person affiliated with any of the Indemnitors, any of the Mortgage Borrowers and/or any tenant or other user of such Individual Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [intentionally omitted]; (i) any acts of any of the Indemnitors, any of the Mortgage Borrowers, any Person affiliated with any of the Indemnitors, any of the Mortgage Borrowers and/or any tenant or other user of any Individual Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances in, on, above or under any Individual Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any of the Indemnitors, any of the Mortgage Borrowers, any Person affiliated with any of the Indemnitors, any of the Mortgage Borrowers and/or any tenant or other user of any Individual Property in accepting any Hazardous Substances in, on, above or under any Individual Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, in each case, with respect to environmental matters concerning any Individual Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Individual Property; and (l) any misrepresentation or inaccuracy in any representation or warranty contained in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

8	Environmental Indemnity Agreement (Mezzanine Loan)

Notwithstanding the provisions of this Agreement to the contrary, the foregoing indemnity shall not apply to Losses caused solely by the gross negligence or willful misconduct of any Indemnified Party.

5. Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include an Indemnitor (or any affiliate of an Indemnitor) and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from or in addition to those available to such Indemnitor (or such Affiliate of such Indemnitor), or (B) the use of the attorneys engaged by such Indemnitor (or such affiliate of such Indemnitor) would present such attorneys with a conflict of interest, Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state

9	Environmental Indemnity Agreement (Mezzanine Loan)

and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Individual Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the physical condition or use of any Individual Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Individual Property.

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, and lead-containing materials, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Properties, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, the Collateral or any Individual Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business), but shall not include any Person who acquires the Property at any time after the completion of a foreclosure, sale by power of sale, or deed in lieu of foreclosure, and any Person claiming by, through or under such acquirer, in their capacity as such.

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The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor or any credit rating agency.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Non-Borrower Indemnitor Affiliate” shall mean any Non-Borrower Indemnitor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Non-Borrower Indemnitor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Non-Borrower Indemnitor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Non-Borrower Indemnitor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Non-Borrower Indemnitors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Non-Borrower Indemnitors and Clause (a) Persons own, directly or indirectly, fifty-one percent (51%) or more of the direct or indirect voting equity interests in such Person; provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Non-Borrower Indemnitor Affiliate (x) to the extent Controlled by a Controlling Mezzanine Lender in the exercise of its Direct Control Remedies or (y) in connection with or by virtue solely of any direct or indirect interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Non-Borrower Indemnitor Affiliate. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a Mezzanine Loan is held by a Non-Borrower Indemnitor Affiliate, the related Mezzanine Lender will be deemed a Non-Borrower Indemnitor Affiliate unless such Non-Borrower Indemnitor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such Mezzanine Loan that are not Non-Borrower Indemnitor Affiliates control the administration of such Mezzanine Loan and the enforcement of the rights and remedies of such Mezzanine Lender. A Non-Borrower Indemnitor Affiliate is a “Disabled Participant” with respect to a Mezzanine Loan if it has no right to exercise any voting or other control rights with respect to such Mezzanine Loan (other than the right to approve amendments to the material economic terms of such Mezzanine Loan).

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The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at any Individual Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to any environmental matter referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Individual Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

7. Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Pledge Agreement, the Assumption Agreement or any other Loan Document to or with Indemnitee by Borrower or any Person who succeeds Borrower or any Person as owner of the Collateral or any Individual Property (subject to the express provisions of Section 9 hereof). In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Pledge Agreement, the Assumption Agreement or any of the other Loan Documents, (ii) unless a substitute Indemnitor acceptable to Indemnitee in accordance with the Loan Agreement has agreed in writing to be bound by the terms of this Agreement, but subject to Section 9 and Section 10 hereof, any sale or transfer of all or part of the Collateral, or any sale or other assignment by any Non-Borrower Indemnitor of its direct or indirect ownership interests in any Mortgage Borrower, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Pledge Agreement, the Assumption Agreement or any of the other Loan Documents limiting Indemnitee’s recourse to the Properties or the Collateral or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitors, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement, the Pledge Agreement, the Assumption Agreement or any of the other Loan Documents or herein, (v) the release of any of the Indemnitors or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents, by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to file any of the UCC financing statements (or Indemnitee’s improper filing thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

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8. Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Pledge Agreement, the Assumption Agreement or any other Loan Documents or any of the Collateral, through foreclosure sale or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Pledge Agreement or exercising any other rights and remedies thereunder, subject to the terms of the Loan Agreement. This Agreement is not collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Pledge Agreement or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Collateral.

9. Limitations on Liability of Non-Borrower Indemnitors.

(a) Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i) any foreclosure upon a Mezzanine Loan Default by a Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate of the direct ownership interests in the applicable Mortgage Borrower, Borrower or general partner of any Mortgage Borrower or Mezzanine Borrower or general partner of any Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for any Mezzanine Loan to, on behalf of or for the account of any Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate) shall have Control of, any one or more of the Mortgage Borrowers (each such Mortgage Borrower, a “Divested Borrower”), or

13	Environmental Indemnity Agreement (Mezzanine Loan)

(ii) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the account of Mortgage Lender or a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the account of Mortgage Lender taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”), then, in such cases, Non-Borrower Indemnitors shall not have any liability under the Loan Documents for any Losses arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate); provided that Non-Borrower Indemnitors shall remain liable hereunder for any Losses to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

(b) In the event that a Permitted Direct Assumption or Permitted Indirect Assumption, shall occur in accordance with Section 7.1 of the Loan Agreement, and Lender receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Lender shall execute and deliver a release of Non-Borrower Indemnitors for any Losses arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Non-Borrower Indemnitor or any Non-Borrower Indemnitor Affiliate); provided, however, that Non-Borrower Indemnitors shall remain liable hereunder for any Losses arising from any action or event occurring prior to the Assumption Release Date.

(c) In the event that a Mezzanine Loan Default shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not a Non-Borrower Indemnitor Affiliate and such related Mezzanine Lender, pursuant to the exercise of remedies under the Mezzanine Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Mortgage Borrower, Borrower or general partner of any Mortgage Borrower, or Mezzanine Borrower or general partner of any Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such ownership interests in the applicable Borrowers, SPC Party or Mezzanine Borrower so pledged as collateral for such

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Mezzanine Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Non-Borrower Indemnitor Affiliate to take control of the equity pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender, or such receiver, trustee, liquidator, conservator or other third-party appointed by such Mezzanine Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Non-Borrower Indemnitors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Mortgage Borrower, Borrower or any general partner of any Mortgage Borrower or Mezzanine Borrower or general partner of any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate.

10. Survival. Except as expressly provided to the contrary in Section 9 hereof, the obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, foreclosure on the Collateral or other exercise of Indemnitee’s rights or remedies under the Pledge Agreement, any other Loan Document or the UCC. Notwithstanding the foregoing, the indemnification obligations of Indemnitors hereunder shall terminate three (3) years after the payment in full (or, if later, after delivery of the Environmental Report described in this sentence), in accordance with the Loan Agreement, by any Indemnitor of the Debt solely as to an Individual Property as to which at the time of such payment (or at any time thereafter) Indemnitee has been furnished an updated Environmental Report in form and substance, and from an environmental consultant, reasonably acceptable to Indemnitee and acceptable to the Rating Agencies, which updated Environmental Report discloses, as of the date of such repayment (or, if later, the date of the delivery thereof), no actual or threatened (other than as disclosed in the Environmental Report delivered to Indemnitee by Indemnitors in connection with the origination of the Loan) (A) noncompliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with any Individual Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) Environmental Liens encumbering any Individual Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under any Individual Property that has not been fully remediated as required by applicable Environmental Laws.

11. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Default Rate.

12. Waivers.

(a) Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to

15	Environmental Indemnity Agreement (Mezzanine Loan)

indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Debt shall have been paid in full.

(b) EACH INDEMNITOR AND EACH INDEMNIFIED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR AND INDEMNIFIED PARTY.

13. Subrogation. Each Indemnitor hereby agrees that it shall take any and all commercially reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Individual Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

14. Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

16	Environmental Indemnity Agreement (Mezzanine Loan)

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor, the Collateral or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Individual Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor, the Collateral or any Individual Property is subject;

(c) to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, that has not been obtained as of the execution hereof, is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

15. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16. Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to the presence or potential presence of Hazardous Substances on, from or affecting any Individual Property in violation of applicable Environmental Laws, and (ii) any legal action brought against such party or related to any Individual Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 17 hereof.

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17. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 17. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Indemnitee:

U.S. Bank National Association, as Trustee for the Registered Holders

of EQTY 2014-MZ Mezzanine Trust, Commercial Mezzanine Pass-Through Certificates

c/o Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044

Attention: Client Relations Manager for

Loan Nos. 01-0085684 & 01-0086644

Facsimile No.:

with a copy to:	Dilworth Paxson LLP 1500 Market Street, 3500E Philadelphia, PA 19102 Attention: Ajay Raju, Esq. Facsimile No.: (215) 575-7200

If to Borrowers:	ARC Hospitality Portfolio I Mezz, LP c/o American Realty Capital 405 Park Avenue, 15th Floor New York, New York 10022 Facsimile No.:

with a copy to:	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attn: Samuel L. Richardson, Esq. Facsimile No.: (617) 523-1231

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If to Non-Borrower Indemnitors:

Whitehall Street Global Real Estate Limited Partnership 2007 and

Whitehall Parallel Global Real Estate Limited Partnership 2007

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Facsimile No.: (972) 368-3699

American Realty Capital Hospitality Operating Partnership, L.P. and

American Realty Capital Hospitality Trust, Inc.

c/o American Realty Capital

405 Park Avenue, 15th Floor

New York, New York 10022

Facsimile No.:

with a copy to:

Whitehall Street Global Real Estate Limited Partnership 2007

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Chief Financial Officer

Facsimile No.: (212) 357-5505

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Anthony J. Colletta, Esq.

Facsimile No. (212) 291-9029

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 17. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

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18. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20. Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except in accordance with the Loan Agreement. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, unless otherwise permitted by the Loan Agreement, and any attempted assignment without such consent shall be null and void.

22. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Pledge Agreement, the Loan Agreement, the Assumption Agreement or the other Loan Documents or would otherwise have at law or in equity.

20	Environmental Indemnity Agreement (Mezzanine Loan)

24. Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

25. Governing Law; Jurisdiction; Service of Process.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, AT INDEMNITEE’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

[ARC TO PROVIDE ADDRESS]

21	Environmental Indemnity Agreement (Mezzanine Loan)

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE INDEMNIFIED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITORS IN ANY OTHER JURISDICTION.

26. Miscellaneous.

(a) Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

22	Environmental Indemnity Agreement (Mezzanine Loan)

27. Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

28. Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

29. California State Specific Provisions.

(a) Environmental Provisions. To the extent California law applies, nothing herein shall be deemed to limit the right of Indemnitee to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any out-of-pocket costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Indemnitee and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Indemnitee, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in such Section 736) relating to the Collateral or any portion thereof or the right of Indemnitee to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Pledge Agreement as to any of the Collateral that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of Indemnitee’s claim against Borrower to judgment, and any other rights and remedies permitted by law.

(b) Additional Indemnitor Waivers. To the extent California law applies, in addition to and not in lieu of any other provisions of this Agreement, each Indemnitor represents, warrants and covenants as follows:

(i) The obligations of each Indemnitor under this Agreement shall be performed without demand by Indemnitee and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Indemnitor shall be liable even if Borrower had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Each Indemnitor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Indemnitor’s liability may be larger in amount and more burdensome than that of Borrower. Each Indemnitor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that such Indemnitor’s obligations shall not be affected by any circumstances, whether or not referred to in this Agreement which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Indemnitor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

23	Environmental Indemnity Agreement (Mezzanine Loan)

(ii) In accordance with Section 2856 of the California Civil Code, each Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Indemnitee even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Indemnitor hereby authorizes and empowers Indemnitee to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Indemnitor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Indemnitor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any general partner, member or other constituent of Borrower (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement), any other person obligated to Indemnitee with respect to matters set forth herein, or the assets or property of any of the foregoing (unless a Permitted Direct Assumption shall have occurred in accordance with the Loan Agreement) or to any collateral for the Loan until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Indemnitee under the Loan Documents have been fully performed, and Indemnitee has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Indemnitee with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Indemnitor expressly waives any and all rights of subrogation against Borrower, and each Indemnitor hereby waives any rights to enforce any remedy which Indemnitee may have against Borrower and any right to participate in any collateral for the Loan. Each Indemnitor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Indemnitee’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Indemnitee to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which such parties otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Agreement against such parties. Each Indemnitor hereby unconditionally and irrevocably waives any such defense.

24	Environmental Indemnity Agreement (Mezzanine Loan)

(iii) In addition to and without in any way limiting the foregoing, each Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to any Indemnitor to all the indebtedness of Borrower to Indemnitee and agrees with Indemnitee that until either (x) a Permitted Direct Assumption has been consummated in accordance with the Loan Agreement or (y) the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Indemnitee under the Loan Documents have been fully performed, and Indemnitee has released, transferred or disposed of all its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Indemnitee with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code, no Indemnitor shall demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of any Indemnitor’s obligations hereunder because of any such indebtedness and shall not (even following a Permitted Direct Assumption) take any action to obtain any of the collateral for the Loan. If any amount shall nevertheless be paid to an Indemnitor by Borrower or another guarantor prior to payment in full of the Guaranteed Obligations (as defined in the Guaranty), such amount shall be held in trust for the benefit of Indemnitee and shall forthwith be paid to Indemnitee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Further, no Indemnitor shall have any right of recourse against Indemnitee by reason of any action Indemnitee may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents. Without limiting the generality of the foregoing, each Indemnitor hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Note, this Agreement, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Indemnitee’s rights against such Indemnitor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(iv) Without limiting the foregoing, but subject to the same limitations set forth above, each Indemnitor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Indemnitor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Indemnitor may have by reason of protection afforded to Borrower with respect to any of the obligations of any Indemnitor under this Agreement by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower’s Obligations. Without limiting the generality of the foregoing, each Indemnitor hereby expressly waives any and all benefits under (i) California Code

25	Environmental Indemnity Agreement (Mezzanine Loan)

of Civil Procedure Section 580a (which Section, if such Indemnitor had not given this waiver, would otherwise limit such Indemnitor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of such Indemnitor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if such Indemnitor had not given this waiver, would otherwise limit Indemnitee’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if such Indemnitor had not given this waiver, among other things, would otherwise require Indemnitee to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Pledge Agreement or any mortgage, deed of trust or other security instrument that may now or hereafter be executed by Borrower for the benefit of Lender, each Indemnitor shall remain bound under this Agreement (other than as set forth in Section 9 or Section 10).

(v) Likewise, each Indemnitor waives (i) any and all rights and defenses available to such Indemnitor under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses such Indemnitor may have with respect to its obligations as a guarantor by reason of any election of remedies by Indemnitee; and (iii) all rights and defenses that such Indemnitor may have because Borrower’s debt is secured by any real property. This means, among other things, that Indemnitee may collect from Indemnitors without first foreclosing on any real or personal property collateral pledged by Borrower or any Mortgage Borrower, and that if Indemnitee forecloses on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Indemnitee may collect from Indemnitors even if Indemnitee, by foreclosing on the real property collateral, has destroyed any rights Indemnitors may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Indemnitor may have because Borrower’s debt is secured by any real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

The provisions of this Section 29(b) shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except the indefeasible payment in full of the Debt.

30. Unsecured Obligations. Indemnitors hereby acknowledge that Lender’s appraisal of the Collateral is such that Lender is not willing to accept the consequences of the inclusion of Indemnitors’ indemnity set forth herein among the obligations secured by the Pledge Agreement and the other Loan Documents and that Lender would not enter into the Loan Agreement but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby

26	Environmental Indemnity Agreement (Mezzanine Loan)

acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Indemnitors set forth in the Loan Agreement, the Assumption Agreement and/or the Pledge Agreement and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Pledge Agreement or the security interests or other collateral described in the Pledge Agreement or the other Loan Documents, it being the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Pledge Agreement, the Loan Agreement, the Assumption Agreement or the other Loan Documents or the liens or security interests created therein.

[NO FURTHER TEXT ON THIS PAGE]

27	Environmental Indemnity Agreement (Mezzanine Loan)

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

ARC HOSPITALITY PORTFOLIO I MEZZ, LP, a Delaware limited partnership

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page	Environmental Indemnity Agreement (Mezzanine Loan)

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007,
a Delaware limited partnership

By:	WH Advisors, L.L.C. 2007,
a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Parallel Advisors, L.L.C. 2007,
a Delaware limited liability company
Its: General Partner

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page	Environmental Indemnity Agreement (Mezzanine Loan)

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Hospitality Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:
Name:
Title:

Signature Page	Environmental Indemnity Agreement (Mezzanine Loan)

SCHEDULE I

PROPERTY LIST

[TO BE ATTACHED]

Environmental Indemnity Agreement (Mezzanine Loan)

SCHEDULE II

LIST OF ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No: 28280; Hampton Inn 10 Ulenski Drive, Colonie, New York

2.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 6901 Arvada North East, Albuquerque, New Mexico

3.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1 Buckstone Place, Asheville, North Carolina

4.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 166 North Finley Street, Athens, Georgia

5.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Fairfield Inn & Suites 2450 Paces Ferry Road, Atlanta, Georgia

6.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 6080 Blue Bonnet Boulevard, Baton Rouge, Louisiana

7.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 110 Harper Park Drive, Beckley, West Virginia

8.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Birmingham/Mountain Brook 2731 US Highway 280 South, Mountain Brook, Alabama

9.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place-Bloomington 7800 International Drive, Bloomington, Minnesota

10.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Cincinnati/Blue Ash 11435 Reed Hartman Highway, Blue Ash, Ohio

11.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1455 Yamato Road, Boca Raton, Florida

12.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1401 Lusk Street, Boise, Idaho 83706

13.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Bowling Green-Convention Center 1010 Wilkinson Trace, Bowling Green, Kentucky

14.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn & Suites 1475 West Gateway Boulevard, Boynton Beach, Florida

Environmental Indemnity Agreement (Mezzanine Loan)

15.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 215 Chestnut Street, Chattanooga, Tennessee

16.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 7013 Shallowford Road, Chattanooga, Tennessee

17.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 40 East Grand Avenue, Chicago, Illinois

18.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3880 North Academy Boulevard, Colorado Springs, Colorado

19.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 7245 Commerce Center Drive, Colorado Springs, Colorado

20.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Columbus Airport 5585 Whitesville Road, Columbus, Georgia

21.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 7490 Vantage Drive, Columbus, Ohio

22.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Pickwick Dam—At Shiloh Falls 90 Old South Road, Counce, Tennessee

23.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; The Hampton Inn 4555 Beltway Drive, Dallas, Texas

24.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Fairfield Inn 2110 Market Center Boulevard, Dallas, Texas

25.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 2150 Market Center Boulevard, Dallas, Texas

26.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 660 West Hillsboro Boulevard, Deerfield Beach, Florida

27.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 3920 Tuller Road, Dublin, Ohio

28.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3040 Eagandale Place, Eagan, Minnesota

29.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Los Angeles 2135 East El Segundo Boulevard, El Segundo, California 90245

Environmental Indemnity Agreement (Mezzanine Loan)

30.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 370 North Illinois Route 83, Elmhurst, Illinois 60126

31.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1922 Cedar Creek Road, Fayetteville, North Carolina

32.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 2960 Colonial Boulevard, Ft. Myers, Florida

33.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 650 Bakers Bridge Avenue, Franklin, Tennessee

34.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn & Suites 7141 South Springs Drive, Franklin, Tennessee

35.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 3700 SW 42nd Street, Gainesville, Florida

36.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1859 Remount Road, Gastonia, North Carolina

37.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites by Hilton 7855 Wolf River Boulevard, Germantown, Tennessee

38.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 6617 Governor Ritchie Highway, Glen Burnie, Maryland

39.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 4100 Cox Road, Glenn Allen, Virginia

40.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 5550 Grand Avenue, Gurnee, Illinois

41.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Birmingham 2980 John Hawkins Parkway, Hoover, Alabama

42.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 7922 Mosley Road, Houston, Texas 77061

43.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 9104 Keystone Crossing, Indianapolis, Indiana

44.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 14668 Duval Road, Jacksonville, Florida

45.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Kansas City-Airport 11212 North Newark Circle, Kansas City, Missouri

Environmental Indemnity Agreement (Mezzanine Loan)

46.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 215 Langley Place, Knoxville, Tennessee

47.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 216 Langley Place, Knoxville, Tennessee

48.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place at Las Vegas 4520 Paradise Road, Las Vegas, Nevada 89109

49.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1951 Pleasant Ridge Drive, Lexington, Kentucky

50.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 2688 Pink Pigeon Parkway, Lexington, Kentucky

51.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 863 South Broadway, Lexington, Kentucky

52.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 940 International Drive, Linthicum, Maryland

53.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Louisville Downtown Hotel 100 South Second Street, Louisville, Kentucky

54.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 3900 Sheraton Drive, Macon, Georgia

55.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 32420 Stephenson Highway, Madison Heights, Michigan

56.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 1750 Pembrook Drive, Maitland, Florida

57.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 2454 Old Dorsett Road, Maryland Heights, Missouri

58.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Memphis—Poplar 5320 Poplar Avenue, Memphis, Tennessee

59.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Memphis Wolfchase Galleria 7905 Giacosa Place, Memphis, Tennessee

60.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place—Airport 3655 NW 82nd Avenue, Miami, Florida

61.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Holiday Inn Express 11520 SW 88th Street, Miami (Kendall), Florida

Environmental Indemnity Agreement (Mezzanine Loan)

62.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard by Marriott 1000 West I-65 Service Road South, Mobile, Alabama

63.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Mobile 950 West I-65 Service Road South, Mobile, Alabama

64.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1053 Van Voorhis Road, Morgantown, West Virginia

65.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Holiday Inn 250 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina

66.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 4701 Saul White Boulevard, North Charleston, South Carolina

67.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 8501 Hampton Boulevard, Norfolk, Virginia

68.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 20600 Haggerty Road, Northville, Michigan

69.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 4361 West Reno Avenue, Oklahoma City, Oklahoma

70.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Omaha 6990 Dodge Street, Omaha, Nebraska

71.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Embassy Suites 8250 Jamaican Court, Orlando, Florida

72.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn Overland Park 10591 Metcalf Frontage Road, Overland Park, K ansas

73.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place Overland Park 6801 W. 112th Street, Overland Park, Kansas

74.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 4001 RCA Boulevard, Palm Beach Gardens, Florida

75.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites Peabody 57 Newbury Street, Peabody, Massachusetts

76.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites Peabody 57 Newbury Street, Peabody, Massachusetts

77.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 2001 East Highland Avenue, Phoenix, Arizona

Environmental Indemnity Agreement (Mezzanine Loan)

78.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1710 NE Multnomah Street, Portland, Oregon

79.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 4225 Route 1, Princeton (S. Brunswick Township), NJ

80.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hilton Garden Inn Round Rock 2310 North IH-35, Round Rock, Texas

81.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 2960 Hoppe Trail, Round Rock, Texas

82.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 3636 NW Loop 410, San Antonio, Texas 78201

83.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 4323 Spectrum One, San Antonio, Texas 78230

84.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn San Diego 12011 Scripps Highland Drive, San Diego, CA 92131

85.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites San Diego 12032 Scripps Highland Drive, San Diego, CA 92131

86.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1040 University Parkway, Sarasota, Florida

87.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard 850 University Parkway, Sarasota, Florida

88.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Marriott Residence Inn 5710 White Bluff Road, Savannah, Georgia

89.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 22 Montage Mountain Road, Scranton, Pennsylvania

90.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites by Hilton-Cincinnati 2670 East Kemper Road, Sharonville, Ohio

91.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 900 Mays Landing Road, Somers Point, New Jersey

92.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1101 East College Avenue, State College, Pennsylvania

93.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 1880 Raymond Diehl Road, Tallahassee, Florida

Environmental Indemnity Agreement (Mezzanine Loan)

94.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Courtyard Marriott 1972 Raymond Diehl Road, Tallahassee, Florida

95.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 13420 N. Telecom Parkway, Tampa, Florida

96.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hyatt Place 4811 West Main Street, Tampa, Florida

97.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 9719 Princess Palm Avenue, Tampa, Florida

98.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn 90 Park Road, Tinton Falls, New Jersey

99.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn Tucson 6477 East Speedway Boulevard, Tucson, AZ 85710

100.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 1094 Chris Drive, West Columbia, South Carolina

101.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 2025 Vista Parkway, West Palm Beach, Florida

102.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; SpringHill Suites 450 Center Drive NW, Walker, Michigan

103.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 500 Center Drive NW, Walker, Michigan

104.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Hampton Inn 29690 Detroit Road, Westlake, Ohio

105.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Residence Inn by Marriott 35 Hurricane Lane, Williston, Vermont

106.	Phase I Environmental Site Assessment dated March 14, 2014; Vertex Project No. 28280; Homewood Suites 65 Ella T. Grasso Turnpike, Windsor Locks, Connecticut

Environmental Indemnity Agreement (Mezzanine Loan)